Pantheon Global Code of Ethics

Last Updated May 2021

1.         About the Code of Ethics

           A.         Overview

This Global Code of Ethics (“Code”) describes important policies concerning the personal conduct responsibilities of Pantheon Associates (as defined in the “Certification” section below) of the Pantheon Group1 (“Pantheon”) that are intended to address certain ethical, legal and regulatory requirements. Associates are required to read and become knowledgeable about the Code and adhere to both the principles and specifics of these policies, as well as all applicable laws, regulations and rules. Failure to do so may have adverse consequences as discussed below under “Consequences for Violating the Code.” The continued success of Pantheon depends upon its relationships with its clients, investors and portfolio fund managers and its excellent reputation as an organization with integrity and ethical conduct in all of its dealings. Pantheon is committed to maintaining its tradition of ethical conduct and, to this end, Pantheon requires high ethical behavior as well as strict adherence to applicable legal and regulatory requirements from its Associates.

In addition to the Code, Pantheon Associates must also abide by the respective Compliance Manual, where applicable, to such Associate. The Code, along with the relevant Compliance Manual, does not, however, represent the totality of Compliance

1 Pantheon Group refers to Pantheon Holdings Limited, Pantheon Ventures, Inc., Pantheon Capital (Asia) Limited, Pantheon Ventures (UK) LLP, Pantheon Ventures (US) LP, Pantheon Ventures (HK) LLP, Pantheon Ventures (Ireland) DAC and each of their respective subsidiaries and subsidiary undertakings, from time to time, including any successor or assign of any of the foregoing entities for so long as such successor or assign is directly or indirectly a subsidiary or subsidiary undertaking of a holding company or parent undertaking of any of the foregoing entities or is controlled by any person or persons which control(s) any of the foregoing entities. Its principal operating entities are based in the US (San Francisco and New York), UK (London), Hong Kong, Ireland, Guernsey, Japan and S. Korea. Pantheon Ventures Inc. and Pantheon Ventures (US) LP are, inter alia, registered as investment advisors with the U.S. Securities and Exchange Commission (“SEC”). Pantheon Securities, LLC is an SEC registered Broker Dealer and FINRA member located in the U.S. Pantheon Ventures (UK) LLP is authorised and regulated by the Financial Conduct Authority (FCA) in the United Kingdom. Pantheon Ventures (HK) LLP is regulated by the Securities and Futures Commission in Hong Kong (SFC). Pantheon Ventures (Asia) Limited, registered as a Type II Financial Instruments Business and Investment Advisory and Agency Business Operator under the registration entry “Director General of the Kanto Local Finance Bureau (Financial Instruments Business Operator) No. 3138” under the Financial Instruments and Exchange Act of Japan (the “FIEA”) and a regular member of the Type II Financial Instruments Firms Association of Japan and Japan Investment Advisers Association, to “Professional Investors” (tokuteitoshika) as defined in Article 2, paragraph 31 of the FIEA. Pantheon Ventures (Guernsey) Ltd and a number of other Pantheon entities incorporated in Guernsey are regulated by the Guernsey Financial Services Commission (GFSC). Pantheon Ventures (Ireland) DAC is regulated by the Central Bank of Ireland (CBI). The registrations and memberships described above in no way imply that the SEC, FINRA, SIPC, FCA, GFSC, CBI or the SFC have endorsed any of the referenced entities, their products or services, or this code.

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responsibilities. Associates may be required to comply with other policies and procedures generally or more specifically as relates to their particular role or responsibilities.

Some U.S.-based Pantheon Associates are also Registered Representatives (“RRs”) of Pantheon Securities, LLC (“PSL”). Accordingly, these Associates are also subject to the PSL Written Supervisory Procedures and Compliance Manual (“WSPs”), as well as applicable federal and state securities laws and regulations and Financial Industry Regulatory Authority (“FINRA”) rules.

Where this Code requires Associates (and thus RRs of PSL) to contact, report to, receive approval from, or otherwise engage with Pantheon’s Senior Management, Legal and Compliance Team, Risk Team, Information Security Officer/IT, or any other applicable Pantheon officer, group or committee, in connection with their business- or non-business-related activities, the RRs must also, to the extent applicable to the securities business of PSL, contact, report to, receive approval from, or otherwise engage with PSL’s Chief Executive Officer, Chief Compliance Officer, or other respective supervising principals, as applicable. This obligation may be satisfied to the extent PSL or an appropriate PSL principal (i) is involved with and participates in the applicable Pantheon group or committee, (ii) serves in the role of the applicable Pantheon position to which Associates must report pursuant to this Code, or (iii) otherwise has access to such information and/or the information systems that record and maintain records of such contact, reports, approvals, or engagements.

This Code is implemented and supervised by the Compliance Team. Any questions regarding this Code and any uncertainties or problems relating to compliance must be directed to the Compliance Team whose responsibility it is to ensure that this Code (and the policies referenced herein) are kept up-to-date.

B. Certification

This Code (and the policies referenced herein) must be followed by all “access persons”, namely those persons who have access to information regarding investment decisions, transactions and portfolio holdings. Unless the Compliance Team otherwise agrees, “access persons” would include all officers, partners and employees of Pantheon, as well as any interns, consultants or self-employed contractors (together “Associates”). The Compliance Team may designate additional persons as “access persons” (Associates) or exclude persons as “non-access persons”, should it be deemed appropriate, in relation to all or part of this Code.

All Pantheon Associates (except contractors employed for a period not to exceed 90 days, subject to the discretion of the applicable Head of Compliance/Chief Compliance Officer (“CCO”)) are required to certify, via the Pantheon internal reporting system, no later than 10 days after their start date and annually thereafter that they (1) received a copy of the Code and (2) agree to comply with its terms.

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The individuals described above are also required annually to certify information concerning their personal security accounts, personal securities transactions and other information as described in this Code of Ethics. All certifications and reporting required under the Code shall be made via the Pantheon internal reporting system.

2.	Conflicts of Interest

Pantheon has an affirmative duty of care, loyalty, honesty, good faith and fair dealing to act in the best interests of our clients/investors. Compliance with this duty requires that we avoid conflicts of interest to the best of our ability. Should any conflict or potential conflict arise with respect to any client/investor, all material facts and details must be promptly disclosed to your manager and the Compliance Team. Under no circumstances should your interests or the interests of Pantheon be placed above the interests of our clients/investors.

It is important to note that potential conflicts of interest often arise in the ordinary course of business. Pantheon’s policies are focused on the identification and management of these potential conflicts in order to minimize the risk of prejudicing our clients and investors.

Conflicts that are not appropriately managed may harm clients/investors. Even the appearance of a potential conflict that has not been appropriately managed may damage Pantheon’s reputation.

Although it may not be possible to foresee every potential conflict of interest that may arise, you should be sensitive to actual or potential conflicts and bring them to the attention of your supervisor and seek the advice of the Compliance Team when confronted with any conflict of interest issues.

For further information, please refer to Pantheon’s Conflicts of Interest Policy which is available on the Legal & Compliance sub-site of the Pantheon intranet.

3.	Confidentiality

Confidentiality is another fundamental duty we owe to our clients / investors, as well as to our fellow Associates. You must protect and maintain the confidentiality of sensitive, proprietary, non-public and/or personal information which may come into your possession regarding Pantheon, its Associates, clients/investors, fund managers, co-investors, service providers, vendors and any other persons or entities with whom we transact. You must not disclose such information to any persons or entities outside of Pantheon without prior authorization from Pantheon or unless mandated by law or regulation.

Global Code of Ethics

If you become aware that the security of any confidential, sensitive, proprietary, non-public or personal information may have been compromised, lost or stolen, you must promptly report the matter to the Compliance Team and Information Security Officer.

Please refer to Annex A for additional details on Pantheon’s Confidentiality and Privacy policy. Pantheon also maintains standalone Information Security, Cybersecurity, Data Protection, Portfolio Holdings and Privacy policies, all available on the Pantheon Intranet. The Confidentiality and Privacy Policy is also complemented by the Insider Trading and Market Abuse / Conduct and Information Barrier Policy, both of which are Annexes to this Code.

4.	Communications with Media

Pantheon also aims to maintain its continued good reputation and ensure positive relations with the Media. Pantheon has appointed a Global Head of Marketing and Communications who has primary responsibility for all communications with the Media, and, in conjunction with Compliance, for setting Pantheon’s Communications with Media Policy. In accordance with Pantheon’s Media Policy, all communications are restricted to those individuals authorized to speak with the Media.

Please refer to the Legal and Compliance sub-site on Pantheon’s intranet for Pantheon’s Communications with Media Policy.

5.	Insider Trading & Market Conduct/Abuse

From time-to-time, Associates may come into possession of material, non-public information (“MNPI”) about publicly traded securities and certain financial instruments admitted to trading, or for which a request has been made, on a regulated market or a Multilateral Trading Facility2; or to financial instruments traded on an Organised Trading Facility or to any financial instrument not so covered but whose price or value depends upon, or has an effect on, the price or value of such instruments – including, but not limited to, credit default swaps and contracts for difference. For purposes of this Code, information is considered “non-public” until it has been disseminated broadly to investors in the marketplace. You may obtain non-public information as a result of your conversations with clients, fund managers and other counterparties who are, or are affiliated with, public companies. Generally, information would be considered “material” if such information would, if made generally available, be reasonably likely to have a significant effect on the price of the relevant security or be an important consideration for an investor in making his or her investment decision in relation to such security.

2 An MTF is a multilateral system, operated by an investment firm or a market operator, which brings together multiple third-party buying and selling interests in financial instruments – in the system and in accordance with non-discretionary rules – in a way that results in a contract

Global Code of Ethics

Pantheon has adopted an Insider Trading Market & Conduct/Abuse Policy, set out at Annex B. The purpose of this policy is to provide Associates with the necessary information and guidance to ensure that they do not engage in any activities that could constitute insider trading or other forms of market abuse. This policy outlines what constitutes insider trading/market abuse, the associated penalties and how any suspected instances of insider trading/market abuse should be disclosed to Compliance for investigation. It remains the responsibility of Senior Management to ensure that individual Associates are aware of their responsibilities relating to market abuse. This is of particular relevance to Associates given Pantheon Ventures (UK) LLP’s status as investment manager of Pantheon International, PLC, a company quoted on the London Stock Exchange, and Pantheon Ventures (US) LP’s status as investment adviser to funds offering periodic redemptions/limited liquidity.

6.	Personal Trading

In order to ensure that you trade in your personal investment accounts lawfully and in a manner that avoids actual or potential conflicts between your interests and the interests of Pantheon and our clients (as noted above), you must report certain securities transactions and holdings to the Compliance Team through the Pantheon internal reporting system.

The information below summarizes some of the more significant requirements that apply to the personal trading activity of you, your family members and other financial dependents:

•	You must disclose certain investment accounts;
•

You must submit initial, periodic and annual holdings reports and trade confirmations within the period set forth in Annex C, via electronic data feeds with your broker to Pantheon’s internal reporting system;

•	You must obtain prior approval for certain securities transactions;
•	You may not trade securities that are included on Pantheon’s Restricted List;
•	You are prohibited from purchasing a security you have sold in the previous 60 days, or selling a security you have purchased in the previous 60 days;
•	to the best of your knowledge, the trade does not conflict with any current investment activity of any Pantheon client or fund

•	You must obtain prior approval before entering into any private securities transaction, such as a limited partnership or private placement.

Please see Annex C for additional details on Pantheon’s Personal Trading Policy.

7.	Outside Business Activities

Global Code of Ethics

In order to avoid possible conflicts of interest, Pantheon Associates may not engage in certain Outside Business Activities (“OBAs”) without the prior approval of their manager, the Compliance Team, and, if applicable, Senior Management, the Partnership Board or the Board of Directors in respect of PV (Ireland). For RRs of PSL, their Supervisory Principal, if different from their manager, must also approve. This includes, but is not limited to, employment with, or acceptance of compensation for services (including commission, profit participation, etc.) from any person other than Pantheon, and serving in certain investment advisory or fiduciary capacities and positions with charitable, civic, religious, educational or fraternal organizations. OBAs must be disclosed via the Pantheon internal reporting system.

Please see Annex D for additional details on Pantheon’s Outside Business Activities Policy.

8.	Training and Education

The Compliance Team will provide you with training and education regarding the Code of Ethics on a periodic basis. Associates should make every effort to attend any training sessions and/or read any applicable training materials provided by the Compliance Team, and when required promptly confirm completion via the required method (email, sign in sheet, Pantheon internal reporting system, etc.). Please refer to your jurisdiction’s applicable Compliance Manual for further details on Training and Education.

9.	Recordkeeping

Pantheon and its Associates are required to prepare and maintain certain books and records related to Pantheon’s business. Please see Annex E for additional details and a list of the books and records to be maintained by Pantheon.

10.	Reporting of Violations and Breaches

Pantheon’s policy on Reporting of Violations and Breaches covers breaches of law, regulation and Pantheon regulatory policy (including this Code and the related policies and guidelines referenced in it).

All potential violations and breaches must be reported promptly upon their discovery to the Compliance Team. Violations and breaches may be reported to directly to the applicable jurisdictional Chief Compliance Officer (“CCO”) or their designee or via the Pantheon internal reporting system. The Compliance Team maintains a Compliance Violations and Breaches Register in which all reported incidents, if deemed to be an actual violation (or minor violation) or breach by the applicable CCO or their designee will be recorded. Compliance may also become aware of compliance-related violations

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and breaches through other means and will review and log them accordingly. Where necessary, it is the responsibility of the Compliance Team to report details of the violation and breach to senior management and, if required, to the appropriate regulator.

11.	Whistleblowing

Pantheon’s whistleblowing procedures are designed to encourage individuals to disclose dangerous, potentially unethical, or illegal activities through appropriate channels and without fear of reprisal or retaliation. This will give Pantheon the opportunity to investigate any concerns before they become more serious problems that might damage Pantheon’s reputation through negative publicity, regulatory investigation, and fines.

Pantheon’s associates can anonymously report items under the whistleblowing procedures via the Pantheon internal reporting system.

Associates are encouraged to report any concerns that they may have about Pantheon’s business and/or supply chains being used for modern slavery through the existing whistleblowing procedures. Please see here http://www.pantheon.com/wp-content/uploads/2020/06/Pantheon-Modern-Slavery-Statement-May-2020_Final.pdf for Pantheon’s Annual Statement on Modern Slavery and Human Trafficking.

Please see Annex M for additional details on Pantheon’s policy on Whistleblowing.

12.	Information Barrier

With respect to Affiliated Managers Group (“AMG”), there exists an information barrier with Pantheon for Pantheon’s offices, information, and systems.

AMG officers and employees may enter Pantheon’s offices only if accompanied at all times by a Pantheon officer or employee and such Pantheon officer or employee shall be required to ensure that the AMG officer or employee does not inadvertently access Pantheon’s IT system or any hard copy files during that time.

To facilitate this arrangement, under no circumstances should any Pantheon officers or employees discuss with, or otherwise disclose to, any AMG officers or employees any material non-public (insider) or price-sensitive information in relation to Pantheon International, PLC or any other entity named on Pantheon’s restricted list.

Please see Annex G for additional details on Pantheon’s Information Barrier policy.

13.	Anti-Money Laundering, Counter-Terrorist Financing & Predicate Offenses

Global Code of Ethics

Pantheon has adopted a global Anti-Money Laundering & Counter-Terrorist Financing (“AML/CTF”) policy that applies to all Associates. This AML/CTF Policy also applies to Pantheon clients/investors in Pantheon Funds and also to portfolio investments by clients of Pantheon/Pantheon Funds. The policy covers counter-terrorist financing and predicate offenses that may form the basis of AML/CTF offenses such as the evasion of tax. Additionally, the policy also covers Sanctions checks. Associates will be given appropriate training to make sure they understand how the law applies to them and to explain their roles and obligations in respect to AML.

Please see Annex H for additional details on Pantheon’s AML/CTF policy.

14.	Gifts and Entertainment

It is Pantheon’s policy to earn business based on the quality of our products and services and to select and manage our fund managers and other service providers on the same basis. Accordingly, you should not provide or solicit gifts, entertainment or other items of value for the purpose of unduly influencing the recipient’s judgment or in return for any business, service or confidential information.

Please see Annex I for more details on Pantheon’s Gifts and Entertainment Policy, including reporting requirements for specific clients.

15.	Anti-Bribery & Anti-Corruption (“ABC”)

Pantheon is committed to adhering to the highest standards of conduct, compliance with the law and regulatory requirements and best practice. To that end, Pantheon has adopted its Anti-Bribery & Anti-Corruption (“ABC”) policy to ensure compliance with anti-bribery and corruption laws and to demonstrate its commitment to preventing bribery and establishing a zero-tolerance approach to bribery in all parts of the organization’s operations. Bribery and corruption are expressly prohibited.

Please see Annex J for additional details on Pantheon’s ABC policy.

16.	Fraud Prevention

Pantheon is required to establish and maintain systems and controls to protect against fraud or attempted fraud or irregularities in the firm’s accounting or other records. Associates have individual responsibility to behave ethically and with honesty and integrity and to report any fraud or attempted fraud. If an Associate suspects that activities constituting fraud are being undertaken, these suspicions must be immediately reported directly to the Legal and Compliance Team for investigation. All such reports will be treated in the strictest confidence.

Global Code of Ethics

The attempt to defraud is treated as seriously as accomplished fraud. Any Associate suspected of carrying out fraud or attempted fraud will be subject to internal Pantheon disciplinary procedures as well as possible criminal prosecution. If convicted, an Associate is liable to imprisonment or a fine, or both. In addition, regulators may take action against the Associate, including potentially barring the Associate from working in the financial services sector again as matters of fraud call to question an Associate’s fitness, propriety, and probity.

Please see Annex K for Pantheon’s Fraud Prevention Policy.

17.	Pay to Play

Pantheon respects the rights of Pantheon Associates to lawfully participate in the political process and make personal contributions to candidates of their choice for U.S. federal, state or local office. When a Pantheon Associate chooses to participate in the political process, he or she must do so at all times as an individual, not as a representative of Pantheon. As a matter of Pantheon policy, no Pantheon Associate may make, or cause Pantheon to make, a contribution to an elected official or candidate for elective office of a U.S. local, state, or political subdivision thereof (hereafter a “Government Entity”) for the purpose of obtaining or retaining business for Pantheon.

Under U.S. federal, state and local laws, referred to as “pay to play” laws, political contributions by Pantheon Associates could impact Pantheon’s ability to continue to do business or obtain new business with certain Government Entities. Pay to play laws are generally intended to prevent government officials from selecting investment advisers on the basis of their political contributions. Failure to comply with these laws may prohibit Pantheon from receiving compensation for managing money for Government Entity clients for up to two years following a disqualifying contribution. To address the requirements of the Rule, all Pantheon Associates are considered “Covered Associates” under the Rule.

If you have any questions about a political contribution that you would like to make, or a political activity you are considering, please contact the Legal and Compliance Team. Please see Annex L for additional details on Pantheon’s Pay to Play Policy.

18.	Administration of the Code

A.	Exceptions to the Code

Exceptions to the Code may be granted only in extremely limited circumstances. You must submit a written request for an exception to your applicable Head of Compliance/Chief Compliance Officer describing the nature of the exception and the reason it is being sought.

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B.	Restriction on Use of the Code

The Code of Ethics is intended for the use of Associates in connection with their job-related duties. However, copies (or excerpts) of the Code may be requested by clients/investors or prospects or other outside persons or entities on occasion. You may provide copies of the Code (excluding the Annexes) in read-only format to external persons provided that you notify the Compliance Team in advance thereof. Additionally, separate permission is specifically required if you intend to include the detailed policy Annexes along with the Code.

C.	Amendments to the Code

Compliance may provide you with amendments to the Code from time-to-time, in addition to the Annual Certification. You are responsible for reading and certifying (on the Pantheon internal reporting system) that you will comply with the terms of these amendments.

19.	Consequences for Violations

Violations of the requirements set forth in the Code, jurisdictional Compliance Manuals, WSPs or other policies and procedures, may result in the imposition of sanctions on the Associate(s) as deemed appropriate under the circumstances. These sanctions may include, but are not limited to, the following:

•	Remedial Training
•	Verbal or written warning or reprimand;
•	Enhanced Supervision;
•	Probation;
•	Suspension of privileges;
•	Restitution;
•	Disclosure to the Regulator;
•	Fines as permitted by law; and
•	Termination of employment for cause.

Further, violations and breaches to the Code and other related Pantheon policies may be reported to the applicable Pantheon body responsible for discretionary bonus payments and which may therefore impact an Associate’s compensation.

In addition to internal sanctions, Pantheon may refer any violation to civil, criminal, or regulatory authorities as appropriate or required by law. Regulators may take enforcement action against Pantheon and/or the relevant Associate.

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ANNEX A

Pantheon Confidentiality and Privacy Policy

Last Updated July 2020

Applicability

This policy applies to all Pantheon Associates.

Confidentiality

Confidentiality is a fundamental duty we owe to our clients and managers of portfolio investments, as well as to Pantheon and our fellow Associates. Pantheon requires that all Associates protect and maintain the confidentiality of sensitive, proprietary, non-public and / or personal information which may come into their possession regarding Pantheon, its Associates, clients, fund managers, co-investors, service providers, vendors and any other persons or entities with whom we transact. This includes internal Pantheon corporate and other proprietary information as well as other commercially sensitive information received in the ordinary course of business. These requirements are obligatory and arise largely from the following sources:

•	Sound business practice;
•	Duty as agent for the client or investor;
•

Specific confidentiality undertakings given to portfolio fund managers or vendors in connection with investment activity, e.g. obligations appearing in non-disclosure agreements (“NDAs”) or portfolio fund limited partnership agreements;

•	Specific confidentiality agreements with clients, investors and other third parties into which Pantheon may enter into from time to time;
•	Specific agreements executed between Associates and Pantheon;
•	Legal and regulatory requirements, including Market Abuse / Insider Trading regulations and Privacy / Data Protection regulations.

Confidential Information includes, but is not limited to, information about Pantheon’s;

•	Business strategies and development plans;
•	Product design and / or distribution plans, and the identity and nature of arrangements with potential business partners;
•	Confidential client / investor information such as tax identification numbers, bank and securities account numbers, holdings, strategies, fee rates;
•	Information relating to Pantheon funds or separate account programs, including portfolio investments of such Pantheon funds or separate account programs;
•	Performance data and track records;
•	Financial data relating to Pantheon including both results and projections; and
•	Legal posture, strategies or proceedings.

Confidential Information also includes but is not limited to personal data of Associates and that of investors, clients, and suppliers. This includes information relating to a living individual who can be identified from that data (or from that data and other information in our possession), for example, a name, address or date of birth or personally identifiable

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financial information such as an individual investor’s or client’s account balance, and the mere fact that the individual is or has been an investor or client of Pantheon.

Unless the information communicated to Pantheon Associates is clearly in the public domain, all confidential information at Pantheon shall be treated as such. Any unauthorized access to such information could result in fraud or other abuses of such information. The following restrictions apply to Associates regarding Confidential Information, except as permitted by this Policy:

•

Associates may not discuss Confidential Information with persons outside Pantheon (including, but not limited to, the public, clients, suppliers, friends and family – including spouse, significant others, children and parents). This Policy must be strictly adhered to and Associates must disregard that they believe that spouses, partners, family members, etc. are a “trusted contact”. Confidential information may not be shared with anyone outside of Pantheon.

•	Associates should not read or work on Confidential Information in public places (including on the train / tube, business centers in hotels) unless codes are in place to disguise identities;
•

Associates should not hold discussions which may touch on Confidential Information in public (including taxis). Associates must be careful of eavesdroppers when discussing confidential issues in an open or non-secure environment;

•

Code names should be used for any projects involving public companies (including e-mails); restrictions should be placed on file and folder access, and discussions about projects should so far as is practicable, not take place outside closed door meetings rooms or the offices of Associates working on the deal in question. Attendance at such meetings should be limited to the deal team;

•

As a general rule, the dissemination of such information internally within Pantheon should be restricted only to those who have a “need to know” in order to facilitate a particular task or strategic project;

•

Pantheon-related documents may not be sent to personal email accounts as this conduct could subject Pantheon to regulatory recordkeeping requirements and access to such an account or computer may be required by a Regulator. Written communications regarding Pantheon’s business must be conducted on Pantheon’s systems and networks utilizing Pantheon issued devices. All written communications sent and received on Pantheon’s systems and networks will be retained by Pantheon as per applicable recordkeeping rules and may be reviewed by the Compliance team and/or other approved Pantheon personnel.

•

Pantheon Associates who are registered representatives of Pantheon Securities, LLC (“Pantheon Securities”) are prohibited from using their personal emails / text messages for business purposes without exception;

•

Any Associate with access to personal information about other members of staff, or other individuals must at all times keep such information confidential, using it only for authorized purposes as required by the duties of such Associate. Associates must comply with applicable laws, rules and regulations concerning privacy / data protection by taking adequate precautions to protect any personal data relating to

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living individuals, whether suppliers, other members of staff or investors or clients, against accidental or unauthorized disclosure, loss or modification and by not using any personal data unless such use is lawful.

Associates who may have questions as to what constitutes Confidential Information, or to whom such information may be disclosed inside or outside Pantheon, should contact Pantheon’s Legal and Compliance Team.

Disclosure of confidential information by an Associate is permitted, if it is made:

•

in the ordinary course of the functions and duties of such Associate and such disclosure is consistent with any specific policies and procedures adopted with respect to such information and / or function, including the Information Security Policy, and any other guidance published by the Legal and Compliance Team and or the Risk Team from time to time; or

•

to satisfy a judicial, governmental, legal or regulatory requirement (for example in the context of regulatory filings or of announcements required to be made to the market by Pantheon International, PLC as discussed further in the Insider Trading & Market Conduct/Abuse Policy), after consulting with the Legal and Compliance Team; or

•	otherwise with the explicit permission of the Legal and Compliance Team or the Risk Committee, as applicable.

Privacy and Personal Data

Pantheon may have additional obligations with respect to non-public personal information or personal data of Associates, investors and clients, including obligations to implement safeguards for the protection of nonpublic personal information of clients and investors provided to Pantheon and to implement reasonable measures to protect against the unauthorized access to or use of such information in connection with its disposal. The Pantheon Client Privacy Notice (“Privacy Notice”) (available on the Pantheon Intranet and Website, and incorporated herein) describes the personal information that we may collect from persons seeking to invest in such funds and the ways in which such information may be used. When sending application forms or subscription forms to a prospective individual investor considering a subscription for an investment in a fund managed by Pantheon, Associates must include a copy of this Privacy Notice.

For further information, please see the EU Data Protection Policy for Pantheon Ventures (UK) LLP and Pantheon Ventures (Ireland) DAC, the Pantheon US Compliance Manual of Pantheon Ventures (US) LP and Pantheon Ventures Inc., and the Pantheon Securities Compliance Manual and Written Supervisory Procedures (“WSPs”).

Retention and Disposal of Documentation

Pantheon Associates are encouraged to adopt a clean desk policy. This is to:

•	Reduce the threat of a security breach;
•	Ensure compliance with privacy / data protection requirements;
•	Reduce the chance of identity theft; and

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•	Demonstrate that Pantheon is taking corporate responsibility for information in its care.

Associates should make sure that when they leave their desk unattended, Confidential Information is not left on the desk so that it is visible and computers are either switched off or locked. Any Confidential Information should always be stored in a secure lockable location.

When Confidential Information needs to be disposed of, Associates should use the confidential waste bins located around the office(s) (taking into account the record retention requirements associated with the documents). If you receive any internal/external request(s) to return, delete, or destroy any documents/data/information you must not respond to such a request as you are required to promptly report the request to the Chief Compliance Officer and the Head of HR to ensure appropriate action is taken, if required by applicable privacy law(s)/requirement(s).

For further information, please see the Pantheon Books and Records/Record Retention Policy available on the intranet.

Compromised Confidential Information

Confidential Information may be lost, stolen, breached or otherwise compromised. All possible instances of compromised Confidential Information must be promptly reported to the Chief Compliance Officer and Chief Information Security Officer who will:

•	determine if local laws or regulatory requirements may have been breached;
•	consider and, if thought fit, or required by law, coordinate any reporting and / or notification requirements;
•	consider, and if thought fit, implement any security enhancements; and address any related issues.

Other business groups may be involved as necessary to address issues with clients, vendors, etc.

Confidential Information may become compromised when laptop computers, blackberry telephones, iPhones, flash drives, other electronic devices, briefcases, or suitcases, etc. are lost, stolen or otherwise compromised, including by means unauthorized access to Pantheon’s information technology systems. In the event an Associate is aware that Confidential Information stored electronically may be compromised, the Legal / Compliance Team and the Chief Information Security Officer / IT must be notified immediately. IT may be contacted by email at servicedesk@pantheon.com and the Chief Information Security Officer may be contacted by email at cybersec@pantheon.com

In the event of an apparent leak of Confidential Information from within Pantheon, a leak review may be carried out by the Legal / Compliance Team. The factors which may trigger such a leak review could include, but are not limited to:

•	Information appearing in the media which is likely to be known to only Pantheon;
•	Discovery of a leak via the compliance monitoring program or via periodic email surveillance conducted by the Pantheon Compliance team.

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•	Suspicious personal account dealing patterns emerge;
•	A significant change in the share price for any projects involving public companies;
•	Staff issues, such as where staff may have recently left or joined the organization or the deal team;
•	Whistleblowing or a tip-off from a member of staff; or
•	A specific request from the Regulators or other law enforcement authorities.

The scope of such a leak review would depend on the circumstances and severity of the event. Such a review may include, but is not limited to:

•	The identification of all Pantheon Associates who could have had access to the sensitive information, whether electronically or physically;
•	A review of whether the Pantheon policies and procedures were adequate and correctly followed;
•	A review of records including staff email records, relevant electronic files and folders with the support of Pantheon IT with access and downloading of such files; and
•	Interviews with relevant Associates.

Issues identified in such reviews will be notified to the Senior Management of Pantheon, who may take further steps, including the actions outlined in Pantheon’s Global Code of Ethics on consequences of violating the Global Code of Ethics. With regard to a leak/ potential policy violation occurring , the Pantheon Compliance team will conduct enhanced /heightened surveillance of the Pantheon Associate(s) involved in a leak/violation of policy. The outcomes of such reviews/leaks/violations may also form the basis to update Pantheon policies and procedures if gaps or deficiencies are identified.

Insider Trading and Market Abuse / Conduct, Information Security, Cyber Security, Data Protection, Information Barrier, and Portfolio Holdings.

This policy is intended to compliment other Pantheon global and local policies, including but not limited to, policies concerning Insider Trading and Market Abuse / Conduct, Information Security, Cybersecurity, Data Protection, Information Barrier Policy, and Portfolio Holdings Policy that contain standards for maintaining administrative, technical and physical safeguards to ensure the security and confidentiality of confidential information, including nonpublic personal financial information, to protect against any anticipated threats or hazards to the security of such information and protect against unauthorized access to or use of such information. These are all available on the Pantheon intranet and collectively address applicable legal and regulatory requirements concerning confidentiality and privacy.

Risk Assessment and Annual Review

The Pantheon Chief Information Security Officer or designee is responsible for assessing existing risks to non-public personal financial information, developing ways to manage and control such risks, monitoring third-party vendor arrangements to ensure information security, testing and revising these policies/processes in light of relevant changes in technology and threats to individual investor information. Based upon the information

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gathered by performing the risk assessments, and as changes in laws or regulations require, the Chief Information Security officer or designee will consult with the Chief Compliance Officer and will assess the need for, and arrange for, training of Pantheon Associates, and will provide policy and procedure updates as may be necessary to ensure that the Program is properly implemented.

The Pantheon Chief Information Security Officer or designee will review this policy periodically in order to determine whether its collection, use, and protection of nonpublic personal financial information are in compliance with this policy.

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ANNEX B

Insider Trading & Market Conduct/Abuse

Last Updated July 2020

A.	Overview

From time-to-time, Associates may come into possession of material, non-public information

(“MNPI”) about publicly traded securities and certain financial instruments admitted to trading, or for which a request has been made, on a stock market (e.g. NYSE, NASDAQ. LSE etc.) regulated market (LIFFE, LME, Euronext etc.) or other self-regulated trading venues1; or to any financial instrument not so covered but whose price or value depends upon, or has an effect on, the price or value of such instruments – including, but not limited to, credit default swaps and contracts for difference. For the purposes of this Code, information is considered “non-public” until it has been disseminated broadly to investors in the marketplace. You may obtain non-public information as a result of your work at Pantheon, your conversations with clients, fund managers and other counterparties who are, or are affiliated with, public companies. Generally, information would be considered “material” if such information would, if made generally available, be reasonably likely to have a significant effect on the price of the relevant security or be an important consideration for an investor in making his or her investment decision in relation to such security.

The purpose of this policy is to provide Associates with the necessary information and guidance to ensure that they do not engage in any activities that could constitute insider trading or other forms of market abuse including the creation or passing on of rumours. This section outlines what constitutes insider trading/market abuse, the associated penalties and how any suspected instances of insider trading/market abuse should be disclosed to the Compliance Team for investigation. It remains the responsibility of Senior Management to ensure that individual Associates are aware of their responsibilities relating to market abuse. This is of particular relevance to Associates given Pantheon Ventures (UK) LLP’s status as investment manager of Pantheon International PLC, a company quoted on the London Stock Exchange and Pantheon Ventures (US) LP’s status as investment adviser to Pantheon Select Private Equity Fund & AMG Pantheon Private Equity Fund, LLC.

B.	Insider Dealing

Insider Dealing involves dealing (or an attempt at dealing), by an insider, in a financial instrument2, on the basis of non-publicly available inside information in relation to that

1 Including a Multilateral Trading Facility (MTF) and an Organised Trading Facility (OTF) An MTF is a multilateral system, operated by an investment firm or a market operator, which brings together multiple third-party buying and selling interests in financial instruments – in the system and in accordance with non-discretionary rules – in a way that results in a contract. An OTF is a multilateral system, which is not a regulated market or MTF, and in in which multiple third party buying and selling interests in bonds, structured finance product, emissions allowances or derivatives are able to interact in the system in a way which results in a contract.

2 Financial instruments are defined    as:

(1) Transferable securities;

(2) Money-market instruments;

(3) Units in collective investment undertakings;

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investment. United States, United Kingdom, Ireland, Japan and Hong Kong securities laws and regulations make it illegal:

●	To trade on MNPI about public companies or other qualifying or financial instruments, or to provide such information to others who may trade in reliance on such information (i.e., insider trading);

●

To take advantage of clients or Pantheon by purchasing or selling ahead of client or Pantheon’s orders to take advantage of the possible impact on the market of those orders (i.e., front running or pre-positioning); and

●	In the context of a takeover, or potential offer, to enter into a transaction on the basis of inside information concerning the proposed bid.

You are prohibited from trading, either personally or on behalf of others on the basis of, or while in possession of MNPI, or communicating MNPI to others in violation of the law and this policy. The consequences of engaging in insider trading or front running are severe and include sanction or dismissal by Pantheon, as well as civil and criminal penalties (Please see below, Section J. Consequences of Violations, for further details). If you are not sure whether

(4) Options, futures, swaps, forward rate agreements and any other derivative contracts relating to securities, currencies, interest rates or yields, emission allowances or other derivatives instruments, financial indices or financial measures which may be settled physically or in cash;

(5) Options, futures, swaps, forwards and any other derivative contracts relating to commodities that must be settled in cash or may be settled in cash at the option of one of the parties other than by reason of default or other termination event;

(6) Options, futures, swaps, and any other derivative contract relating to commodities that can be physically settled provided that they are traded on a regulated market, a MTF, or an OTF, except for wholesale energy products traded on an OTF that must be physically settled;

(7) Options, futures, swaps, forwards and any other derivative contracts relating to commodities, that can be physically settled not otherwise mentioned in point 6 of this Section and not being for commercial purposes, which have the characteristics of other derivative financial instruments;

(8) Derivative instruments for the transfer of credit risk;

(9) Financial contracts for differences;

(10) Options, futures, swaps, forward rate agreements and any other derivative contracts relating to climatic variables, freight rates or inflation rates or other official economic statistics that must be settled in cash or may be settled in cash at the option of one of the parties other than by reason of default or other termination event, as well as any other derivative contracts relating to assets, rights, obligations, indices and measures not otherwise mentioned in this Section, which have the characteristics of other derivative financial instruments, having regard to whether, inter alia, they are traded on a regulated market, OTF, or an MTF;

(11) Emission allowances

A specified investment is one that has been specified as such in the Financial Services and Markets Act 2000 (Regulated Activities) Order 2001. The different types of specified investments include: deposits; electronic money; contracts of insurance; shares; instruments creating or acknowledging indebtedness; alternative finance investment bonds; government and public securities; instruments giving entitlements to investments (such as shares, debentures and gilts); certificates representing certain securities (such as shares, debentures and gilts); certificates representing certain securities such as shares, debentures and gilts; units in a collective investment scheme; rights under a pension scheme; greenhouse gas emissions allowances; options; futures; contracts for differences; Lloyd’s syndicate capacity and membership; funeral plan contracts; rights under regulated mortgage contracts; rights under regulated home reversion; rights under regulated home purchase plans; rights under regulated sale and rent back agreements; specified benchmarks; credit agreements; consumer hire agreements; and rights to, or interests in, investments.

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a securities transaction would violate the law or the Pantheon policy because of non-public information in your possession, you should assume that the trade is not permitted until you obtain proper advice to the contrary from the Compliance Team.

C.	Other Forms of Market Abuse

In addition, some jurisdictions impose civil and / or criminal sanctions on other forms of behaviour which, while not necessarily amounting to “insider dealing”, are nevertheless considered reprehensible conduct and are accordingly prohibited by all Pantheon Associates. These include the following:

●	Insider dealing - an insider deals or attempts to deal in financial instruments on the basis of inside information relating to the investment in question;

●	Unlawful disclosure – an insider discloses inside information to another person otherwise than in the proper course of the exercise of his employment, profession or duties;

●

Manipulating transactions – trading, or placing orders to trade, that gives a false or misleading impression of the supply of, or demand for, one or more investments, raising the price of the investment to an abnormal or artificial level;

●	Manipulating devices - behaviour which consists of effecting transactions or orders to trade which employ fictitious devices or any other form of deception or contrivance;

●

Dissemination – behaviour which consists of the dissemination of information that conveys a false or misleading impression about an investment or the issuer of an investment where the person doing this knows the information to be false or misleading;

●

Misleading behaviour and distortion - which gives a false or misleading impression of either the supply of, or demand for an investment; or behaviour that otherwise distorts the market in an investment.

Some of the conduct described above could also constitute the creation or passing on of a rumour which is addressed further below.

D.	Market Rumours

Market rumour cases generally involve two aspects of market abuse. The first involves disseminating false or misleading information. The second involves creating a misleading impression or market distortion. For the purpose of this policy, a rumour is defined as a false or misleading statement or a statement without a reasonable basis (for example because the information is from an unverified source such as an internet bulletin board). A statement will not be considered a “rumour” if it is clearly an expression of an individual’s or firm’s opinion or view but such statement remains subject to other rules concerning market abuse.

Pantheon Associates shall not originate or create or circulate or pass on in any manner a rumour concerning any security that he / she knows or has reasonable grounds for believing is false or misleading and that is likely to influence the market price of such security.

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Pantheon Associates shall not trade on any rumour without first considering the source of the rumour and whether it could constitute market abuse to trade on the rumour. In addition, Associates should also confirm whether the information is in the public domain and therefore available for general view and thus trading would not constitute an offence under applicable insider dealing laws.

E.	Restricted List

In order to mitigate against the risk of inadvertent breach of the above requirements, Pantheon maintains a “Restricted List” of companies on which Pantheon may hold MNPI. In the course of your work at Pantheon, you are responsible for notifying the Compliance Team of any company that should be placed on Pantheon’s Restricted List immediately and in any event within one business day of becoming aware that the company must be added to the Restricted List. Information to be provided includes:

●	The name of the issuer(s) including the ticker, the exchange the company is traded on, and the appropriate ISIN / CUSIP / SEDOL codes;

●	The nature of the information;

●	The date the information was obtained; and

●	The names of all Associates who have knowledge of the information.

In addition to the initial reporting of a company to be placed on the Restricted List to the Compliance Team, you shall also be responsible for:

●	Maintaining confidentiality of such information;

●	Notifying the Compliance Team of any instances in which confidential information may have been inadvertently passed to someone within Pantheon or otherwise; and

●	Contacting the Compliance Team to delete a company or issuer from the Restricted List.

In order to maintain proper oversight of, and adherence to, the Restricted List, Compliance must provide monthly reminders to the Investment Teams regarding their ongoing obligations noted above with regard to the Restricted List. Each Investment Team Head is required to conduct a quarterly review of the Restricted List for securities added under his / her respective product line and must confirm the accuracy of the Restricted list.

F.	Implications for Personal Trading

In order to mitigate against the risk of inadvertent breach of the above requirements, Pantheon has adopted a Personal Trading Policy (please see Annex C for further details of Pantheon’s Personal Trading Policy). As part of the process for seeking approval for personal trades, Associates are required to confirm that they hold no MNPI concerning the relevant security. No permission will be granted for trades in securities on the Restricted List, or those that could give rise to a conflict of interest, regardless of if the individual holds MNPI or not.

G.	Listing Rules

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This section is relevant in relation to Pantheon International PLC (“PIP”), for whom Pantheon Ventures (UK) LLP acts as investment manager, and to whom the UK Listing Authority’s Listing Rules apply. The purpose of the Listing Principles is to ensure that listed companies pay due regard to the fundamental role they play in maintaining market confidence and ensuring fair and orderly markets. Pantheon Associates are required to abide by the provisions of the Takeover Code and the UK Listing Rules wherever relevant. Legal advisors will be consulted whenever Pantheon participates in public to private transactions and flotations to ensure that obligations are met3.

Given PIP’s status as a publicly listed vehicle and Pantheon’s role as PIP’s manager, Associates must take particular care when conducting personal transactions in PIP. Associates must consult with the Pantheon PIP team before externally disclosing any material or giving presentations about PIP and its performance. All personal transactions are prohibited when PIP is in a “Closed Period.” Details of Open and Close Periods (i.e., when public announcements about PIP performance and PIP results) are maintained on the Pantheon intranet by the PIP team. If in doubt about when personal trades in PIP are allowable, you must consult the Compliance team before placing a trade.

H.	Escalation to Pantheon Compliance and Notifications to Regulators

If an Associate:

●

has a ‘reasonable suspicion’ that an order / transaction in any financial instrument whether placed or executed on or outside a trading venue could constitute (either actual or attempted) insider dealing or market manipulation; or

●	learns of a rumour that he / she knows or has reasonable grounds for believing was originated or circulated for the purpose of improperly influencing the market price of a security,

he / she must notify Pantheon Compliance immediately. The Head of Compliance may be required to report such instances to applicable regulatory authorities.

I.	Market Soundings

A market sounding is defined as a communication of information, prior to the announcement of a transaction, in order to gauge the interest of potential investors in a possible transaction and the conditions relating to it such as its potential size or pricing, to one or more potential investors. A market sounding may take place orally in connection with a meeting, via an audio or video call, in writing or by means of electronic communications.

The requirements of the regulation governing market soundings apply to acts in the EU (and in other countries) only if those acts concern financial instruments admitted to / traded on any EU trading venue. In practice, this means that any market soundings in connection with Pantheon business should only occur in relation to Pantheon’s publicly listed vehicle, Pantheon International PLC.

3 Failure to comply would be treated as a breach of FCA Principle 5 (Market Conduct)

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The Market Abuse Regulation is prescriptive, and requires firms to establish, implement and maintain internal procedures to ensure that information received from a market sounding is communicated within firms on a “need to know” basis, and through pre-determined reporting lines only. Helen Steers is the designated person to receive market soundings in connection with any business on behalf of Pantheon International Plc. Pantheon also have a procedure in place to ensure that all of the obligations which apply regarding the receipt / communication of market soundings are adhered to.

Staff must never make a market sounding without pre-clearance from Pantheon Compliance.

Staff must never act as the recipient of a market sounding without pre-clearance from Pantheon Compliance.

J.	Consequences for Violations

Failure to abide by this Policy can result in disciplinary action/sanctions. Such sanctions may include, but are not limited to, the following:

●	Remedial Training

●	Verbal or written warning or reprimand;

●	Enhanced Supervision;

●	Probation;

●	Suspension/revocation of personal trading privileges;

●	Restitution/including donating profits to charity;

●	Fines as permitted by law and/or civil and criminal penalties; and

●	Termination of employment for cause.

Further, violations and breaches to the Policy may be reported to the applicable Pantheon body responsible for discretionary bonus payments and which may therefore impact an Associate’s compensation.

In addition to internal sanctions, Pantheon may refer any violation of this Policy to civil, criminal, or regulatory authorities as appropriate or required by law. Regulators may take enforcement action against Pantheon and/or the relevant Associate.

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ANNEX C

Pantheon Personal Trading Policy

Last Updated May 2021

1.	Overview

The Personal Trading Policy (“Policy”) is designed to ensure that Associates are trading in their personal investment accounts in compliance with applicable securities laws and regulations and in a manner that avoids actual, potential, and/or perceived conflicts between their own interests and the interests of Pantheon and/or its clients. Accordingly, Associates are prohibited from making purchases (or short sales) in Covered Securities, with certain exceptions described below. Furthermore, Associates must report certain accounts, holdings and transactions through the Pantheon internal reporting system as described in further detail below.

2.	Reporting Your Accounts

A.	What and When Accounts Must Be Reported

No later than 10 calendar days after commencing employment with Pantheon or otherwise becoming subject to the Global Code of Ethics, you must report all of your Reportable Accounts via the Pantheon internal reporting system. There are no exceptions to this requirement. “Reportable Accounts” include any securities investment account (1) over which you direct or have the ability to direct the account’s investments and / or (2) in which you or any of the following individuals (collectively, “Covered Persons”) has a Beneficial

Ownership interest:

●	your spouse, domestic partner or minor children;

●	any other financial dependent living in your household; or

●	any other individual where you have discretion over their investment accounts.

You must also report any new Reportable Account promptly and prior to placing a trade in that account.

Reportable Accounts include brokerage accounts, share spread betting accounts, CFD accounts, retirement accounts which permit brokerage holdings or trading, stocks and shares Individual Savings (ISA) or Systematic Investment Plan (SIP) accounts, employee stock compensation plans, self-invested personal pension plans (“SIPPs”), and transfer agent accounts (other than mutual fund transfer agent accounts). Reportable Accounts also include Managed Accounts (defined below) and those accounts from which a Covered Person benefits indirectly, such as a family trust or family partnership, and accounts in which a Covered Person has a joint ownership interest, such as a joint brokerage account.

The information required to be reported regarding a Reportable Account includes the following:

●	The name of the broker, dealer or bank with whom the Covered Person established the account;

●	The date the account was established; and

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●	The account owner (self, spouse, dependent child, etc.)

The following are exempt and not considered Reportable Accounts and therefore do not need to be reported:

●	529 plans or similar college savings plans or cash and savings ISA;

●

SIP and Child Trust accounts if the account only has the capability to hold open end mutual funds or other funds where you do not have the ability to control, influence, select or direct its underlying investments; • open end mutual funds purchased directly from the fund manager and held in accounts which do not have the ability to hold any other type of securities*.

●

In the US, Associates’ Fidelity 401(k) plans do not need to be reported as they have the ability to hold only open-end mutual funds. Similar 401(k) plans from prior employers also do not need to be reported. However, those that can hold other investments beyond open-end mutual funds should be reported.

●	any other account which is limited solely to transactions in unit investment trusts (“UITs”), redeemable securities of registered investment companies, and variable contracts.

●	any other account which is solely limited to transactions in “non-securities” as defined by the SEC (i.e. certain types of crypto currencies).

*See the “Reporting Your Holdings and Transactions” section for reporting requirements for AMG-affiliated mutual funds.

Please contact the Compliance Team if you hold any securities in physical certificate form or if you are not sure if a particular account is required to be reported.

Pantheon Securities, LLC (“Pantheon Securities”) Registered Representatives (“RRs”)

In addition to those requirements set forth above, an RR of Pantheon Securities who initiates or maintains a personal securities account with a third-party broker/dealer must give written notice to that broker/dealer that he/she is registered with Pantheon Securities prior to opening the account or placing an initial order for the purchase or sale of securities through the other broker/dealer. Typically, this notice is provided to the broker/dealer as part of the account application. If the account was established with the other broker/dealer prior to the association of the RR with Pantheon Securities, then the RR shall notify both Pantheon Securities (via the US Compliance team) and the other broker/dealer in writing promptly after becoming associated with Pantheon Securities.

B.	Electronic Data Feed

Subject to any applicable temporary grace period(s), as communicated by Pantheon Compliance, Associates are required to have all Reportable Accounts (other than Managed Accounts, see section 3.(C) below for more detail) via a firm/broker that provides electronic data feed capabilities that are compatible with the Pantheon internal reporting system.

Pantheon currently receives direct electronic data feeds from the following broker-dealers:

●	TD Ameritrade Inc.

●	Fidelity Investments

●	Charles Schwab - Investments

●	E*TRADE

●	Chase – Investments

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●	Edward Jones

●	Hargreaves Lansdown

●	Pershing

●	UBS

●	US Trust

●	Morgan Stanley - ClientServ

●	Merrill Lynch – MyMerrill Investments

●	Wells Fargo Advisors

●	Vanguard – Investments

●	Citi Private Wealth

●	Interactive Brokers

Additional “aggregate” electronic feeds are available via the Pantheon internal reporting system where the associate connects the account(s) him/herself through the system. Please contact the Compliance team to inquire if your broker has an available aggregate electronic feed and for assistance in making the account connection.

3.	Reporting Your Holdings and Transactions

Associates are required to declare initial holdings upon joining Pantheon and thereafter annual holding statements (as discussed in more detail in section (A) below). Associates are also required to upload confirmations of individual trades shortly after each such trade together with periodic brokerage account statements (as discussed in more detail in section (B) below). In both cases, Associates may satisfy these requirements by ensuring that the Compliance Team received holding statements, trade confirmations and brokerage statements for their Reportable Accounts directly from their broker via an electronic data feed or link as discussed above. However, it is the responsibility of Associates to ensure their electronic feed is properly connected to Pantheon’s internal reporting system and for any securities that are not covered by any such electronic data feed (for example because of any applicable grace period for implementation of the electronic data feed or because there are securities not held within a reportable account such as private securities or stocks held directly), Associates must continue to comply with the following requirements. There are limited exceptions as discussed in section (C) below.

A.	Initial and Annual Holdings Reports

Except as provided below, you must submit via the Pantheon internal reporting system no later than 10 calendar days after commencing employment with Pantheon or otherwise becoming subject to the Code of Ethics, an initial holdings report which includes all of the holdings in your Reportable Accounts (via electronic data feed, as covered above) and any other securities that would require pre-clearance prior to trading under Section 4 below, including those not covered by an electronic data feed (e.g., private securities, stocks held directly). Additionally, you must report via the Pantheon internal reporting system your holdings in AMG-Affiliated Mutual Funds. (A list of AMG-Affiliated Mutual Funds is posted on the Pantheon intranet and may be distributed to you periodically). You may not make any personal trades until an initial holdings report has been submitted. You must also submit / certify to an annual holdings report via the Pantheon internal reporting system.

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Initial and annual holdings reports must include, at a minimum, the following information as applicable, current as of a date not more than 45 calendar days prior to the date of the report:

●	The name and type of security, the ticker symbol or CUSIP number, number of shares or units, and principal amount of the security;

●	The name of any broker, dealer or bank with which the Covered Person maintains the Reportable Account; and

B.	Account Statements

Globally, Associates are required to upload monthly or quarterly account statements inclusive of the account’s activity (as applicable) to the Pantheon internal reporting system within 30 calendar days following the end of each quarter. For those on a temporary grace period until an electronic feed is connected, statements must be uploaded under the “Accounts” section on the “Personal Trading” tab of the Pantheon internal reporting system. You will not be permitted to actively trade while you are in a grace period until the connection of an electronic feed is complete.

C.	Exceptions to Holdings and Transaction Reporting Requirements

(1)	Managed Accounts

You are not required to submit initial or annual holdings reports, or trade confirmations with respect to securities held in a Managed Account if you have certified to the Compliance Team via the Pantheon internal reporting system that your account is a Managed Account. A

“Managed Account” is one from which you could benefit, but over which you have no investment discretion or influence over the investments in the account, such as a professionally advised account about which you will not be consulted or have any input on specific transactions placed by the investment manager prior to execution.

Periodically, the investment manager of a Managed Account may be asked to affirm that you have not exercised influence or investment discretion over the Managed Account. In order for an account to continue to be treated as a Managed Account, the investment manager must provide the requested affirmation, as requested.

You must immediately advise the Compliance Team if you terminate the Managed Account agreement. Upon termination of the Managed Account agreement, you must also immediately begin reporting transactions and holdings in such accounts as outlined in Sections 3A and 3B above.

(2)	Automatic Investment Plans

An “Automatic Investment Plan” means a program in which regular periodic purchases or sales are made automatically in or from investment accounts in accordance with a predetermined schedule and allocation.

Automatic Investment Plans are permitted in Exempt Securities, but are prohibited in Covered Securities, unless otherwise agreed with Compliance.

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4.	Trading in Covered Securities

A.	Prohibition on Establishing New Positions in Covered Securities

Associates are prohibited from making purchases (or short sales) in Covered Securities.

Purchases via managed accounts, dividend reinvestments, and spousal employee stock purchase plans (with prior Compliance consent) and other exempt securities identified below, are exempt from this prohibition.

Anything not listed as an Exempt Security is considered a Covered Security and is subject to this prohibition.

B.	Pre-Clearance of Transactions of Existing Positions in Covered Securities -

Associates must obtain prior approval/pre-clearance via the Pantheon internal reporting system for sales (or buys to close short sales) in all covered securities. The exceptions to this requirement is trading in Exempt Securities or as otherwise set forth below under Exceptions to Pre-Clearance Requirement (section C).

In most cases, trading requests will be processed on an automated basis through Pantheon’s internal compliance system. However, transactions in certain securities will be subject to additional manual review by Compliance and / or the business teams before responding to such request.

Pre-cleared trades are valid in the Pantheon internal reporting system for a period of three business days unless any delay in trading would breach a closed period. In the case of a previously approved trade possibly breaching a closed period, you may request an exception to the closed period restriction in order to complete the trade. You may not proceed with the trade during the closed period without approval from the Compliance Team.

If a pre-cleared trade is not executed within three business days of approval, you must resubmit the pre-clearance request in the Pantheon internal reporting system at the end of that three business day period and receive new approval prior to executing the trade unless the trade relates to a rights issue / corporate action. This control continues until the transaction is executed.

Also, if the terms of the order are changed, or if the order is withdrawn or cancelled and subsequently re-entered at a later time, you must submit another pre-clearance request in the Pantheon internal reporting system for the new order.

When requesting pre-clearance of a trade, you must make the following certifications:

●

You do not have material, non-public information (MNPI) regarding the security, defined as information, if it was made generally available, that would be reasonably likely to have a significant effect on the price of the relevant security or be an important consideration for an investor in making his or her investment decision in relation to such security;

●	To the best of your knowledge, the trade does not conflict with any current investment activity of any Pantheon client or fund

●	To the best of your knowledge, the company is not a manager of private funds, such as PE Funds, Infra Funds, or Credit Funds

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To the best of your knowledge, the company is not presently a direct or indirect portfolio company of Pantheon managed funds or clients. If you are aware that it is a portfolio company of Pantheon, you will be required to hold until the Pantheon funds or clients divest their positions

●	You are not aware that the security is on the Pantheon Restricted List.

C.	Exceptions to Pre-Clearance Requirement

(1)	Managed Accounts

Although you are required to report Managed Accounts as described above, you are not required to obtain pre-clearance of transactions in Managed Accounts, provided that the following conditions are met:

●

You provide certification when reporting the Managed Account through the Pantheon internal reporting system, that transactions in the account are, in fact, effected by your investment adviser (and not you, the Pantheon associate) with the investment adviser having full discretionary investment authority;

●	In the event that you participate in any individual decision regarding purchases or sales in the account, such transactions must be pre-cleared;

●	You will be required to attest annually to the account’s continued managed status; and

●	Pantheon reserves the right to contact your investment manager to verify the managed status of the account.

(2)	Exempt Securities

You are not prohibited from purchasing, nor are you required to obtain pre-clearance for transactions in “Exempt Securities”. Except as noted below Exempt Securities include:

●	open or closed-end funds;

●	AMG-Affiliated Mutual Funds

●	ETFs (including options on ETFs);

●	UITs;

●

other funds (including investment trusts) where you do not have the ability to control, influence, select or direct its underlying investments; securities issued by a government, state or municipality (including treasury bonds and municipals bonds); bank certificates of deposit; money market funds; commercial papers; and

●	variable annuities and variable insurance contracts.

Please note that cryptocurrencies/virtual currencies that are defined as securities by the SEC are

NOT exempt securities and are “Covered Securities” under this policy. Cryptocurrencies/virtual currencies that are defined as non-securities by the SEC are exempt as noted in section 2. If you

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have any question as to whether a particular cryptocurrency is a security or non-security please contact the Compliance Team.

Exempt Securities do not include the AMG Pantheon Fund or Pantheon International PLC (PIP). Purchases (and sales) are permitted, but must be precleared.

Exempt Securities also do not include other funds, collective investment schemes or investment trusts whose primary strategy is investing in private equity, infrastructure, private securities or other alternative assets. Sales of legacy positions in these securities must also be precleared.

As noted above, anything not listed as an exempt security is considered a Covered Security.

Options Transactions in Exempt Securities:

●	Expiration of a put or call must be 60 or more calendar days from date the position was opened;

●	You may not close an option position unless it has been held for 60 or more calendar days;

●	Following the exercise of an option (other than at expiration), you may not open a new position with the same underlying security for 60 calendar days after the exercise;

●	You may roll an option position at or within 5 calendar days of expiration (e.g., buy or sell an option on the same underlying security);

●	You may not use an option to create a transaction that would otherwise violate the terms of this Policy.

Also, any sale of securities acquired upon exercising a long call option or the expiration of a long in-the-money option will be in violation of these provisions, unless it is pre-cleared or otherwise subject to an exception to the pre-clearance requirement.

5.	Other Prohibited or Restricted Investments

A.	Initial Public Offerings

Purchasing Initial Public Offerings (“IPOs”) are prohibited, in line with the prohibition noted above for Covered Securities. If a private security owned by a Pantheon associates participates in an IPO, and the associate would like to sell that security in the public markets, that sale would be subject to the same preclearance requirements noted above.

B.	Sales for PIP or the AMG Pantheon Fund

If you make a purchase in PIP or the AMG Pantheon Fund, you are required to hold it for one year.

C.	Private Securities Transactions

You are prohibited from acquiring any security issued in a private security transaction, such as a limited offering or private placement1, without prior approval from the Compliance Team.

Pre-clearance requests for private securities transactions require the following information:

1 This can include private equity, hedge fund or other types of alternative investments in which you may invest via a subscription document. If you have any questions as to whether something constitutes a private placement please contact the Compliance Team for clarification.

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●	Company to which the associate is seeking to invest.

●	Type of company, including strategy, information & background

o Supporting documentation

●	Amount of investment.

●	Confirmation that you are not being offered the opportunity due to your employment at or association with Pantheon.

●	Confirmation that the opportunity is of no interest to Pantheon clients as of the time of the trade and not reasonably expected to be of any interest to Pantheon clients in the next 5 years.

●

Assessment whether the opportunity involves an actual or potential service provider to Pantheon / Pantheon Funds. In scenarios where an employee requests to make an investment in a potential service provider, full disclosure of the investment is required and that interested parties must immediately recuse themselves from the decision making/due diligence process if Pantheon were to consider conducting business with that service provider.

●

Confirmation (via email or directly in the Pantheon internal reporting system) from a disinterested, senior investment professional that the potential private investment does not conflict with Pantheon investment activities including (i) confirmation that the Associate is not being offered the opportunity due to employment at or association with Pantheon; (ii) confirmation that the opportunity is of no interest to Pantheon clients as of the time of the trade and is not reasonably expected to be of any interest to Pantheon clients in the near/distant future (next 5 years); and (iii) assessment whether the opportunity involves an actual or potential service provider to Pantheon / Pantheon Funds.

The Compliance Team may contact your supervisor, other members of Investment Teams or the International Investment Committee to discuss the proposed transaction prior to approving it. Approval may be granted after a review of the facts and circumstances, including, but not limited to the information provided above.

The approval will then be logged in the Pantheon internal reporting system. If approved, after the transaction is complete, you are required to upload the final subscription agreement or other equivalent documents in the Pantheon internal reporting system, along with adding the private security directly to your holdings report.

D.	Derivatives

You may trade in certain financial derivatives, such as options and futures, financial spread betting or contracts for difference which are based on generally recognized indexes, currencies or commodities). More complex derivatives may be restricted by the Compliance Team. You should contact the Compliance Team prior to purchasing financial derivatives, other than futures and options on recognized indexes, and should be prepared to discuss the characteristics of the derivative product and the underlying securities or financial products on which the derivative is based in order to provide assurance that the financial derivatives will not provide an opportunity for unlawful trading.

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6.	Corporate Actions

Corporate actions are subject to the restrictions in this policy and extend to making any formal or informal offer to buy or sell, taking up rights on a rights issue, exercising conversion or subscription rights and exercising an option. The restrictions also extend to buying or selling an investment under any offer, including a takeover or tender offer, which is made to the public or all (or substantially all) the holders of the investment concerned.

Pre-clearance must be obtained for corporate actions whereby consent/discretion is normally required from the account holder. This includes, but is not limited to, the following:

●	Taking up/selling of rights issues

●	Exercising of subscription rights

●	Exercising of conversion rights

●	Acceptance of a tender/takeover offer

Corporate Actions whereby consent/discretion is not normally required are exempt for the pre-clearance requirement, however post-trade notification must be made via account statements/trade confirmations in line with section 3.B. of this policy. This includes, but is not limited to, the following:

●	Acquisitions/disposals as a result of a merger or spin-off

●	Automatic reinvestment of dividends (N.B. initial pre-approval should be obtained)

●	Stock splits

7.	Other Exceptions

Under very limited circumstances, an exception to the provisions of this Policy not otherwise described above may be granted by the Head of Compliance/Chief Compliance Officer or designee in your region on a case-by-case basis if it is determined that the proposed conduct involves no opportunity for abuse and does not conflict with Pantheon fund or client interests. Requests for such exceptions must be made in writing to the Head of Compliance/Chief Compliance Officer and describe the nature of the exception and the reason it is being requested.

8.	Training

Pantheon Compliance will conduct training regarding this Policy as part of the new hire/onboarding process. Pantheon Compliance may also periodically require Associates to undergo training regarding this Policy and may make authorization to make any future trades conditional on successful completion of such training.

9.	Policy Violations

Failure to abide by this Policy can result in disciplinary action/sanctions. Such sanctions may include, but are not limited to, the following:

●	Remedial Training

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●	Verbal or written warning or reprimand;

●	Enhanced Supervision;

●	Probation;

●	Suspension/revocation of personal trading privileges;

●	Restitution/including donating profits to charity;

●	Fines as permitted by law; and

●	Termination of employment for cause.

Further, violations and breaches of the Policy may be reported to the applicable Pantheon body responsible for discretionary bonus payments and which may therefore impact other factors such as an Associate’s compensation.

In addition to internal sanctions, Pantheon may refer any breach of this Policy to civil, criminal, or regulatory authorities as appropriate or required by regulation or law. Regulators may take enforcement action against Pantheon and/or the relevant Associate.

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ANNEX D

Pantheon Outside Business Activities Policy

Last Updated July 2020

Each Pantheon Associate is required to be engaged in the practices and concerns of Pantheon, and to devote substantially all of his or her normal working time thereto and, to the best of his or her ability, engage himself or herself in such activities in a manner which will further the business and interests of Pantheon.

In order to avoid possible conflicts of interest, you must not engage in any of the following (a) – (c), together “Outside Business Activities” or “OBAs”, unless you have obtained prior approval from:

(i)	your supervisor;
(ii)	Compliance; and, if applicable,
(iii)	for Operating Partners and Principal Members (i.e. holders of equity in the business), the Partnership Board1.

(a)	take on/conduct any outside affiliation/activities for which you receive compensation;
(b)	serve in an investment advisory capacity, or serve in a fiduciary capacity (whether or not you receive compensation);
(c)	otherwise be directly or indirectly materially engaged, concerned or interested in any business activity, trade or occupation other than your responsibilities for the Pantheon Group

Examples of OBAs include, but are not limited to, the following:

●	Accepting directorships, governorships or trusteeships;

●	Serving as an employee, independent contractor, sole proprietor, officer, director or partner of any other person or business organization (this includes Advisory Board seats);

●	Full or part-time employment by another organization;

●	Receiving compensation, or having the reasonable expectation of compensation, from another organization or individual;

●	Engaging in personal or family business opportunities;

●	Acting as a fiduciary for an organization or an individual; and

●	Serving in an advisory capacity for any organization including charities, schools, colleges and universities.

1 Pantheon does not expect to decline permission for any Operating Partner or Principal Member’s request to be involved in business endeavours on a non-professional basis if: (i) such activities cannot reasonably be expected to be inconsistent or in conflict with such Operating Partner or Principal Member Owner’s duties and responsibilities to the Pantheon Group; (ii) such activities do not (individually or in the aggregate) interfere with the performance of such individual’s duties and responsibilities to / for the Pantheon Group, and (iii) provided that such individual has provided to the Partnership Board appropriate information with respect thereto so that the Partnership Board can ensure that such activities are not inconsistent with or conflict with (or create the appearance of a conflict with) the business of the Pantheon Group and are otherwise in conformance with the policies and procedures of the Pantheon Group.

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Prior approval is required to serve in an advisory or fiduciary capacity for a charitable, civic, religious, educational or fraternal organization whether such role is compensated, whether by fixed or variable remuneration, commissions or profit sharing. Examples of such activities requiring prior approval include, but are not limited to, serving on a board or as treasurer, or assisting in the management of an endowment or building fund, or investment committee.

Volunteering without compensation and in a non-advisory/non-fiduciary capacity in a charitable, civic, religious, educational, or fraternal organization does not need to be reported or disclosed provided that such activities must not (individually or in the aggregate with other OBAs) interfere with the performance of such individual’s duties and responsibilities to/for Pantheon. They must not conflict with (or create the appearance of a conflict with) the business of Pantheon and are otherwise in conformance with Pantheon’s policies and procedures. Examples of such activities include coaching a children’s soccer/football team, leading the choir in a church, or assisting in a homeless shelter.

With regard to any OBAs:

●

Such activities must not (individually or in the aggregate) interfere with the performance of such individual’s duties and responsibilities to/for Pantheon and must be in conformity with the other policies and procedures of Pantheon.

●

You must avoid any outside affiliation, including outside employment or professional or personal service that competes with Pantheon’s business or conflicts (or create the appearance of a conflict) with the interests of Pantheon or its clients/investors.

●

Personal fiduciary appointments such as administrator, executor or trustee must be reported and approved. This includes fiduciary appointments for family members or other close personal relationships (which may include commercial ventures).

●

Assuming an advisory role in conjunction with an investment in a private placement or other investment requires prior approval. Additionally, the investment must be reported as set out in the Personal Trading Policy (Annex C of the Global Code of Ethics).

●

You may not use Pantheon resources, including computers, software, proprietary information, letterhead stationery and other property in connection with any outside employment or other outside affiliation.

●

Political activities are subject to Pantheon’s Pay to Play Policy. Please refer to that Policy (Annex L of the Global Code of Ethics) for information regarding political activities, and support of political candidates, political parties and related organizations.

In addition to this policy, under the Pantheon LLP Deed, an Operating Partner or Principal Member must report any non-Pantheon business activity, trade or occupation to Compliance and obtain the requisite Committee approval prior to engaging in such activity.

In order for an OBA to be approved, you must obtain your supervisor’s approval, disclose the proposed OBA to Compliance via the Pantheon internal reporting system and, for Operating Partners and Principal Members (i.e. holders of equity in the business), disclose the proposed OBA to the Partnership Board and obtain its approval. The disclosure must include details of the nature of the OBA and a discussion of any possible conflict of interest or appearance of conflict of interest with Pantheon or its clients/investors and how any potential or actual

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conflicts will be addressed. For all instances involving Operating Partners and Principal Members, the request for approval will go to the Compliance Team and the Partnership Board for approval.

It is your responsibility to ensure that your OBAs are reported in the Pantheon internal reporting system and the information on the Pantheon internal reporting system is promptly updated to reflect when you are no longer engaged in a previously reported OBA.

Pantheon Securities, LLC (“Pantheon Securities”) Registered Representatives (“RRs”)

Pantheon US associates who are RRs of Pantheon Securities must report and seek approval for all proposed OBAs from Compliance and their Series 24 Supervisory Principal (not necessarily the same person as their non-broker dealer supervisor).

Pantheon Securities also must evaluate the proposed activity to determine whether the activity is properly characterized as an outside business activity or whether it should be treated as involving private securities transactions subject to FINRA requirements. Pantheon Securities will keep a record of its compliance with these obligations with respect to each written notice received and will preserve this record for the period of time and accessibility specified in the SEC recordkeeping rules, which is satisfied by the disclosure of the OBA in the Pantheon internal reporting system. If approved, depending on the nature of the OBA, it may also be disclosed on the RR’s FINRA U-4 registration. OBAs that are exclusively charitable, civic, religious, fraternal and recognized tax exempt, AND do not include any investment-related activities, do not require U4 disclosure. The following information is required for all other OBAs that do require disclosure on the RR’s U4:

●	your position, title, or relationship with the other business
●	the start date of the relationship
●	the approximate number of hours per month you devote to the other business
●	the number of hours you devote to the other business during securities trading hours
●	a brief description of your duties relating to the other business

Please contact the Compliance Team with any questions and RRs of Pantheon Securities should refer to the Written Supervisory Procedures for more specific requirements.

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ANNEX E

Pantheon Books and Records/Record Retention Policy

Last updated July 2020

Pantheon shall maintain all records required to be maintained by it by applicable law, in the manner and for the period specified by such law, including without limitation satisfying the most stringent jurisdictions mentioned above. Copies of the record keeping regulations are available upon request from the Legal and Compliance Team.

Record Retention

Pantheon shall preserve all records relating to its business, including, but may not be limited to, employee, corporate, financial, client, investment and compliance information in accordance with this Policy. Each category of data referenced in the Books & Records Chart below shall be preserved for a period of time that is at least equal to the applicable period of time as is set forth opposite such category of data. All other information shall be preserved for at least seven years after the closing of the account/end of the relationship.

Periodic examinations of all files, records and reports to assure that records are maintained as described in this Policy will be conducted by Compliance via the Pantheon Global Monitoring and Testing Program.

A record is defined as any document used by Pantheon in the course of carrying out investment business and any document used to demonstrate the necessary management and control of Pantheon activities in accordance with regulatory requirements. Regulatory rules state that a firm must arrange for orderly records to be kept of its business and internal organisation, including all services and transactions undertaken by it, which must be sufficient to enable the regulatory body or any other relevant competent authority to monitor the firm’s compliance with the requirements under the regulatory system, and in particular to ascertain that the firm has complied with all obligations with respect to clients. Pantheon must therefore ensure that the following requirements are met to ensure compliance with regulatory rules:

●	All records must be held either in hard copy (on-site or offsite storage) or in electronic format.

●

All records relating to the conduct of Pantheon’s business must be held in an easily accessible place (and specifically for the first two years on-site) from which the records can be retrieved within at most 48 hours of submitting a retrieval request.

●	All records must be capable of being reproduced in the English language on paper.

●	All applicable departments/teams must maintain a list of all the types of record they retain

●	Details of any records sent for archiving must be maintained.

●

Without the consent of the Regulatory body in writing, no record or file shall be amended or destroyed should it be relevant to any matter which is the subject of a regulatory inspection, investigation or any other regulatory proceedings.

Please see the chart below as a further guide to assist with understanding your obligations under this policy.

Books & Records Chart

Category of Data	Retention Period
Regulatory Compliance Records Compliance Manuals, Policies and Procedures, complaints handling, annual review documentation, and Code of Ethics	Maintain the current manual, policy, or code in effect within the past 7 years
Violations of the Code of Ethics A record of any violation of the Code of Ethics, and of any action taken as a result of the violation.	7 years after end of fiscal year in which violation occurs
Access Person Reports A copy of each report made by an Access Person, including employee acknowledgements, disclosures, breaches, and approvals.	7 years after end of fiscal year in which report made

Record of People Required to Make Access Person Reports and Those Responsible for Reviewing the Reports

A record of all persons, currently or within the past seven years, who are or were required to make Access Person reports, or who are or were responsible for reviewing these reports.

7 years

Report on the Code of Ethics

Reports presented to the senior management that describe issues arising under the code of ethics and certify that procedures have been adopted to prevent access persons from violating the code.

7 years after end of fiscal year in which report made

Pre-Approval of Investments in IPOs and Limited Offerings by Access Persons

A record of any decision and the reasons supporting the decision, to approve the acquisition by investment personnel of securities in an IPO or limited offering.

7 years after end of fiscal year in which approval granted
Records relating to Investors / Clients, including anti-money laundering (“AML”) documentation (This should include copies of evidence or information used to verify identity (these should be retained in the customers’ files attached to the verification of identity forms) but excluding personal data of investors / clients)	7 Years from the end of the relationship or if later the date on which the last transaction was completed or the last entry to the record was made
Investor / Client tax documents (but excluding personal data of investors / clients)	7 Years from the end of the relationship

Personal data of Investors / Clients, e.g. relating to AML documentation or tax documents

7 years from the date on which the relevant business relationship, for which purpose such personal data was provided, has ended (or if later the date on which the last transaction was completed or the last entry to the record was made).

Investment Records

Investment Recommendations and Investment Committee approvals (e.g. (i) how investment advisers are selected; and (ii) how the determination of asset allocations are made); investment-related correspondence sent or received; Internal working papers, financial modelling, and due diligence for investments.

7 years after end of fiscal year in which of the record is made
Recording of Electronic Communications Recordings of all telephone conversations and electronic communications that result in or may result in the execution of Treasury transactions.	7 years.

Senior Manager and certified persons documentation including fitness & propriety assessments and statements of responsibility

Documentation in support of fitness & propriety assessments, job descriptions, background checks, statements of responsibility and the filing of such documentation with the regulator.

7 years

Pay to Play Records

A record of (i) the names, titles and business and residential address of all Pantheon Associates, (ii) all Government entities to which Pantheon provides / has provided investment advisory services or which were investors, (iii) all direct / indirect contributions made by Pantheon / Pantheon Associates to a Government official or a political party, and (iv) the name and business address of each person or entity to which Pantheon provides / agrees to provide payment to solicit a Government entity for investment advisory services on its behalf.

7 years

Deletion of Personal Data of Clients / Investors

With respect to personal data of clients and investors (including in the case of AML due diligence if the applicable law, regulation and circumstances allow for deletion), following the expiry of the retention period set forth above, Pantheon will delete (or otherwise erase, de-identify or pseudonymise or equivalent) any such personal data except as required or permitted by applicable law or regulation, for example where, (i) the data subject has consented or (ii) Pantheon reasonably believe that the records containing the personal data need to be retained for the purpose of legal, regulatory or court proceedings (for example in the context of money laundering, where a report of suspicious activity has been submitted to the law enforcement agencies, or where it is known that a client or transaction is under investigation, the relevant records should not be destroyed without the agreement of the authorities even though the seven-year limit may have been reached).

Personal Data of Pantheon Associates

Policies relating to the collecting, storing, processing and deletion of personal data of Associates shall be maintained separately by the Human Resources department.

Recording of Telephone and Electronic Communications

With respect to telephone and electronic communications, Pantheon will take all reasonable steps to record relevant telephone conversations and electronic communications relating to the conclusion of transactions in investments that are financial instruments. Records shall include the recording of telephone conversations or electronic communications relating to, at least, transactions concluded when dealing on own account and the provision of client order services that relate to the reception, transmission and execution of client orders. Such telephone conversations and electronic communications shall also include those that are intended to result in transactions, even if those conversations or communications do not result in the conclusion of such transactions or in the provision of client order services.

Orders placed by clients through other channels must be made in a durable medium such as mails, faxes, emails or documentation of client orders made at meetings. In particular, the content of relevant face-to-face conversations with a client may be recorded by using written minutes or notes. Such orders shall be considered equivalent to orders received by telephone.

Records of all inbound and outbound telephone communications, emails and face-to-face conversations/meetings relating to the conclusion of transactions in investments that are financial instruments are recorded. As such, the Treasury Team must utilise a Pantheon Ring Central-enabled mobile device, desktop phone or Ring Central software program to make telephone calls relating to all transactions.

Pantheon shall take all reasonable steps to prevent any member of the Treasury Team from making, sending or receiving relevant telephone conversations and electronic communications on privately-owned equipment which it is unable to record or copy.

Periodic reviews of electronic communications, including telephone conversations, related to transactions in investments that are financial instruments, will be conducted by Compliance via the Pantheon Global Monitoring and Testing Program.

Additional Requirements for Pantheon Securities

Pantheon Securities’ specific books and records obligations and related recordkeeping practices are described in its Written Supervisory Procedures and Compliance Manual (“WSPs”) located on the Legal and Compliance section of the Pantheon Intranet.

ANNEX F

Pantheon Reporting of Violations and Breaches

Last Updated July 2020

1. Applicability

This policy applies to all Pantheon Associates.

2. Overview

Pantheon is committed to conducting its business with honesty and integrity and we expect all Associates to maintain high standards. Any wrongdoing should be reported as soon as possible.

As there are potential overlaps covering reporting of violations, the reporting of breaches, and whistleblowing Pantheon has adopted a comprehensive policy that covers all of these aspects.

3. Reporting of Violations and Breaches

Any act or omission that results in a potential or actual breach of law, rule, or regulation and any violations of Pantheon’s internal Compliance or related policies must be reported promptly upon their discovery to the Compliance Team.

Violations and breaches, may be reported to Compliance in the following ways:

•	Directly to the applicable jurisdictional Chief Compliance Officer (“CCO”) or their designee via email, phone or in person.

•	Via the Pantheon internal reporting system.

Compliance may also discover violations or breaches via other means, including, but not limited to, testing carried out as part of Compliance Monitoring Program, review of alerts generated on the Pantheon internal reporting system, or electronic message review.

Additionally, all instances of lost, stolen, breached or compromised Confidential Information (including personal data) should be reported in accordance with the procedures outlined in the Pantheon Confidentiality and Privacy Policy (available on the Legal and Compliance section of the intranet).

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The Compliance Team maintains a Compliance Violations and Breaches Register in which all reported incidents, if deemed to be an actual violation (or minor violation), or breach by the applicable CCO or their designee, will be recorded. Where necessary, it is the responsibility of the Compliance Team to escalate details of violations and breaches to senior management and/or to the appropriate regulator, if required.

If the CCO determines that an impacted client requires notification as a result of a violation or breach the Risk Committee and senior management will be notified. The CCO will then instruct relevant Associates to contact the client/investor and provide the necessary details.

If a violation or breach financially disadvantages a fund or investor, the CCO will inform senior management and the Risk Committee, and will liaise with the team that reported the violation or breach to ensure that any necessary reimbursements are made promptly. If a violation or breach financially advantages a fund or investor, the CCO will consult with senior management in order to determine an appropriate resolution.

Following resolution of a violation or breach, the CCO will sign off, signifying that the violation or breach has been resolved and with the support of their designee ensure that all details are included on the Pantheon Compliance Violations and Breaches Register, as appropriate.

Pantheon Securities, LLC (“Pantheon Securities”) Registered Representative’s (“RRs”) obligations with regard to reporting violations:

The CCO must determine whether substantiated breaches or violations must be reported to FINRA pursuant under FINRA rules or to other regulatory organizations pursuant to applicable rules and regulations. The CCO is responsible for Compliance preparing and filing any required reports.

The Chief Executive Officer (“CEO”) of Pantheon Securities will be informed of all reported violations on a regular basis, and all substantiated violations will be reported to the CEO as promptly as practicable. After receiving a report of a violation, the CEO, or Supervisory Principal of Pantheon Securities designated by the CEO of the Firm or CCO, shall investigate the facts and circumstances of the reported violation pursuant to the Pantheon Securities Compliance Manual and Written Supervisory Procedures (“WSPs”) located on the Legal and Compliance section of the Pantheon Intranet. All Pantheon Securities RRs should refer to the WSPs for specific reporting obligations.

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ANNEX G

INFORMATION BARRIER POLICY

WITH RESPECT TO AFFILIATED MANAGER GROUP (“AMG”)

Updated June 2020

1. Physical access to Pantheon’s offices

Subject to the terms of paragraphs 4 and 5 below, under no circumstances are any officers or employees of Affiliated Managers Group, Inc. (“AMG”) to have independent access to any Pantheon office space. For these reasons, all security passes issued to AMG officers and employees will not open any Pantheon office doors.

AMG officers and employees may enter Pantheon’s offices only if accompanied at all times by a Pantheon officer or employee, and such Pantheon officer or employee shall be required to ensure that the AMG officer or employee does not purposefully or inadvertently access Pantheon’s IT system or any hard copy files during that time. In the event of a regulatory inquiry or examination, the Pantheon Legal and Compliance Team may coordinate with Pantheon’s IT team and AMG’s broker/dealer, AMG Distributors, Inc. Compliance Team to coordinate potential, temporary access to the system or files under the supervision of Pantheon’s Head of Compliance.

2. Access to Pantheon’s IT system

Subject to the terms of paragraphs 4 and 5 below, under no circumstances are any AMG officers or employees to have access to Pantheon’s IT system/network, including the Pantheon intranet or any Pantheon databases or directories.

3. Non-disclosure of Pantheon information

To facilitate the Information Barrier arrangement and subject to the terms of paragraphs 4 and 5 below, under no circumstances should any Pantheon officers or employees discuss with or otherwise disclose to any AMG officers or employees any non-public or price sensitive information in relation to Pantheon International, PLC (“PIP”) or any other listed entity named on Pantheon’s restricted list (“Restricted List”), including but not limited to:

•	Transaction information;

•	Valuations;

•	Re-structuring;

•	Performance; and

•	Pantheon compiled data

Notwithstanding the information above, Registered Representatives (“RRs”) of Pantheon Securities, LLC (“Pantheon Securities”), in accordance with the Pantheon Securities Written Supervisory Procedures and Compliance Manual (“WSPs”), will share from time to time information relating to its activities, including without limitations information about certain third party managers being considered for distribution of the underlying fund interest and Pantheon shall cooperate and provide the requisite information in connection with its obligations as the investment adviser to any AMG 1940 Act funds.

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4. Bringing AMG employees over to Pantheon side of the Information Barrier

Pantheon Securities, a limited purpose broker dealer, has a selling agreement with AMG’s broker/dealer, AMG Distributors, Inc., for the AMG Pantheon Fund (the “Fund”), for which Pantheon Ventures (US) LP is the investment adviser. In certain situations, in connection with activities of Pantheon Securities’, RRs associated with the AMG Pantheon Fund, and only with the prior consent of the Pantheon Legal and Compliance Team, certain AMG officers or employees may be “brought over” to the Pantheon side of the Information Barrier, either indefinitely or for a fixed period of time. In such case, for the duration of their time on the Pantheon side of the Barrier, the AMG officer or employee may be permitted physical access to Pantheon’s offices and/or will be given access to Pantheon’s IT system. Such AMG officer or employee will become an “access person” and will be required to sign an acknowledgement letter, by which they will:

(i)	acknowledge the terms of this Information Barrier Policy;
(ii)

agree to comply with the non-disclosure obligations set out at paragraph 3 above regarding discussions with or disclosures to any AMG officers or employees not on the Pantheon side of the Information Barrier; and

(iii)	if required, agree to comply with Pantheon’s personal dealing and insider dealing rules as set out in Pantheon’s Compliance Manuals and Global Code of Ethics.

5 Designation of AMG Associates as “non-access persons”

In certain situations and only with the prior consent of Pantheon’s Head of Compliance, certain AMG officers and employees may be designated as “non-access persons” who shall be excluded from completing the requirements to becoming an “access person” in paragraph 4 above prior to being brought over to Pantheon’s side of the Information Barrier, either indefinitely or for a fixed period of time.

Pantheon’s Head of Compliance has consented to the following individuals designated as “non-access persons”:

●	Jay Horgen (PB Member, non-voting)
●	Nate Dalton (PB Observer)
●	Richard Murray-Bruce (PB Observer)
●	Cheerag Patel (PB Observer)

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ANNEX H

Anti- Money Laundering & Counter Terrorist Financing Policy

Last Updated January 2021

Introduction and purpose

Money Laundering is a global issue that affects all jurisdictions to varying degrees. Failure to prevent Money Laundering allows criminals to benefit from their illicitly gained funds and may have serious consequences on Pantheon’s activity and performance such as damaging its reputation and integrity, initiating criminal proceedings and punitive fines. Pantheon will support Associates towards establishing the appropriate knowledge, competencies, awareness and understanding of anti-money laundering regulations and financial sanctions.

Non-compliance of this policy may trigger disciplinary actions. The purpose of this policy is to ensure that Pantheon complies with all applicable legal and regulatory anti-money laundering and counter-terrorist financing (“AML/CTF”) and sanctions requirements that we are subject to including those of Hong Kong, the U.S.1, Guernsey, Luxembourg, Ireland, the Cayman Islands and the UK and other EU-wide AML/CTF obligations.

Allegations of money laundering or violations of sanctions regimes are serious matters. All Associates must therefore pay due regard to this Policy.

Background

What is Money Laundering?

Money Laundering is the process by which criminals attempt to conceal the true origin and ownership of the proceeds of their criminal activities. It allows them to maintain control over those assets and provide a legitimate cover for the real source of income.

Though the methods by which property is laundered can be highly complex, the objectives are always very simple. Property is laundered because the illegitimacy of its source needs to be disguised. The laundering process occupies the gap in space and time between the point at which criminals benefit from crime and the stage at which they benefit from it with impunity, safe in the knowledge that there will be a reduced likelihood that the property can be attributed or linked to signify criminality.

There is no single method of laundering money. When trying to understand the processes involved, the three-stage approach provides a useful starting block. These stages are:

●	Placement: The process by which funds from a criminal activity enter the financial system.

1 Specific requirements for Pantheon Securities, LLC, a US limited purpose broker dealer registered with the US

Securities and Exchange Commission and the Financial Industry Regulatory Authority are located in Appendix

3.

•

Layering: The process by which funds are camouflaged and distanced from their original source and point of entry into the system, e.g. by transfers between accounts, transfers to and from different jurisdictions, or through use of different instruments and currencies.

•	Integration: Where laundered money re-enters the financial system appearing to be legitimate.

Money Laundering is based on criminal activity. A money laundering predicate offense is the underlying criminal activity that generates proceeds, which when laundered, results in the offence of money laundering. Over the years, the international community has developed the view that predicate offences for money laundering should go well beyond drug trafficking. In particular, in recent years many countries have focused on defining tax evasion as a predicate offence leading to money laundering (including the United Kingdom’s Criminal Finances Act). Failing to report knowledge or suspicions relating to such an activity is an offence committed by a firm.

Accordingly, it may often be appropriate for Pantheon to know rather more about the customer2 than its identity: it will, for example, often need to be aware of the nature of the customer’s business or activities in order to assess the extent to which his transactions and activity undertaken with or through the firm is consistent with that business – including confirm that payment instructions do not give rise to suspicion of contravention of predicate offences such as tax evasion.

What is important for Associates is to have good knowledge of their business area as well as their clients. That way any unusual activity can be identified. The three-stage process is helpful from a theoretical perspective; however, Pantheon Associates should not become overly pre-occupied with the application of it. The reality is that an Associate would only see a small part of the laundering operation. Of greater importance is a high level of knowledge

2 “Customer” includes any Investing Entities who are either subscribing on behalf of third parties or are funds of funds. Such customers may be categorised by certain jurisdictions as proxies under applicable local regulation. In such cases, Pantheon should know the power of representation of the person acting on behalf of the customer and verify his/her identity through evidencing documents of which they shall keep copies. Typical examples of these arrangements are:

-legal representatives of beneficial owners who are unfit natural persons;

- natural or legal persons authorised to act on behalf of beneficial owners pursuant to a mandate;

-persons authorised to represent beneficial owners which are legal persons or legal arrangements in the relations with Pantheon.

For Luxembourg related funds, the term customer includes a counterparty to an investment transaction and target assets. Pantheon makes sure that this policy is applied as required when making investment decisions on behalf of investment funds it manages. Pantheon conducts AML/CFT and KYC checks on each target investment and related counterparty before making its investment decisions.

Typical examples of target asset/counterparty due diligence include:

-	AML/CFT due diligence on the target fund and its manager;
-	AML/CFT due diligence on brokers and dealers;
-	AML/CFT due diligence on co-investment opportunities.

about our clients and their expectations, coupled with an active mind that can identify the unusual.

Terrorist Property vs Criminal Property

While there can be considerable similarities between the movement of terrorist property and the laundering of criminal property, there are two major differences between terrorist property and criminal property more generally. Firstly, often only small amounts are required to commit an individual act of terrorism, thus increasing the difficulty of tracking the terrorist property. Secondly, terrorists can be funded from legitimately obtained income, including charitable donations, and it is extremely difficult to identify at which stage the legitimate funds become terrorist property.

Other Financial Crime

Money laundering and terrorist financing risks are closely related to the risks of other financial crime, such as fraud, market abuse and anti-bribery and corruption. Fraud, market abuse and anti-bribery and corruption, as separate offences, are not dealt with in this policy. The policy does, however, apply to dealing with any proceeds of crime that arise from these activities. All staff should therefore be wholly cognisant of Pantheon Global Code of Ethics Annex B - Insider Trading and Market Conduct and Abuse Policy, Annex J - Anti-Bribery and Anti-Corruption Policy and Annex K - Fraud Prevention Policy.

Money Laundering Offences

There are three broad groups of offences related to money laundering that Pantheon Ventures needs to avoid committing. These are:

1.	knowingly assisting in concealing, or entering into arrangements for the acquisition, use, and/or possession of, criminal property;

2.

failing to report knowledge, suspicion, or where there are reasonable grounds for knowing or suspecting, that another person is engaged in money laundering (See Reporting of Suspicious Transactions); and

3.	tipping off or prejudicing an investigation.

For Luxembourg funds, Associates shall, in particular, take into consideration the definition of money laundering as provided for in the Luxembourg criminal code (the “Lux Criminal Code”) which contains an exhaustive list of acts constituting money laundering under Luxembourg law.

Such acts inter alia relate to the:

●      concealing or transferring criminal proceeds – attempts to convert or disguise the proceeds of crime into something appearing legitimate, or transferring money to avoid detection or confiscation, are criminal offences;

●      acquiring, possessing or using criminal proceeds – if it is known that money is directly or indirectly the proceeds of a crime, it is an offence to receive, possess or use that money. Money has a wide definition, which includes property;

●      assisting others to launder money – it is a criminal offence to help others to launder money. Assisting can be any kind of assistance, active or passive.

As further defined in the Lux Criminal Code, terrorism financing consists, from a Luxembourg law perspective, in making funds or other assets available to terrorist groups or individual terrorists to support them, even indirectly, in carrying out terrorist activities.

Information Sharing

All Pantheon Associates are subject to the Pantheon Confidentiality and Privacy Policy and applicable data protection policy.

This requires that all Associates protect and maintain the confidentiality of sensitive, proprietary, non-public and / or personal information that they have about    Pantheon and its related parties (referring to its Associates, clients, fund managers, co-investors, service providers, vendors and any other persons or entities) with whom we engage.

To strengthen Pantheon’s due diligence review process information related to the well-functioning of AML/CTF platform, systems and controls within Pantheon between the different entities of Pantheon Group may be shared. Such information is critical to carry on Money Laundering controls such as due diligence documentation. The Pantheon Client Privacy Notice3 is maintained on our public website and provides a full picture on how the data collected by Pantheon enables us to meet our legal and regulatory obligations.

Guiding principles

Pantheon is committed to taking appropriate measures to mitigate the chances of it being used for purposes of money laundering or the financing of terrorism. To that effect:

•

Pantheon has adopted policies and procedures to identify, assess, monitor and manage money laundering risk (which includes crime, bribery, corruption and terrorism). Pantheon’s policies and procedures are comprehensive and proportionate to the nature, scale and complexity of its activities.

Pantheon will take the measures necessary to ‘know its customers’ appropriately, both at the point at which the business relationship is established and on an ongoing basis thereafter. No new client or investor will be accepted by Pantheon until their identity has been satisfactorily verified in accordance with the procedures set forth in this policy. This should include situations where Pantheon decides not to enter into a business relationship contemplated by the investor and/or make an investment where, despite these measures, Pantheon has a doubt as to the real identity of the Beneficial Owner, and,

3 https://www.pantheon.com/client-privacy-notice/

where it cannot remove this doubt Pantheon must refuse to onboard the investor or satisfy itself that applicable laws permit the implementation of reduced measures when onboarding an investor is such circumstances. If Pantheon decides against onboarding an investor for AML related reasons, the AML related reasons for such decision shall be documented and retained in accordance with the arrangements described in section “Record Keeping” herein.

•

Beneficial Owner means any natural person who ultimately owns or controls the customer or any natural person on whose behalf a transaction or activity is carried out. The notion of beneficial owner shall at least include:

(a) in the case of corporate entities:

(i) any natural person who ultimately owns or controls a legal entity through direct or indirect ownership of a sufficient percentage of the shares or voting rights or an ownership interest in that entity, including through bearer shareholdings or “control by other means”, other than a company listed on a regulated market that is subject to disclosure requirements consistent with the European Union law or subject to equivalent international standards that ensure adequate transparency of information relating to ownership.

A shareholding of 25 per cent of the shares plus one share or an ownership interest of more than 25 per cent in the customer’s share capital, held by a natural person, shall be an indication of direct ownership by that natural person. A shareholding of 25 per cent of the shares plus one share or an ownership interest of more than 25 per cent in the customer’s share capital, held by a legal entity, which is controlled by one natural person, or by several companies, which are controlled by the same natural person, shall be an indication of indirect ownership by that natural person. Pantheon Associates should also be cognisant of situations where a natural person may be acting in concert or jointly (through family ties or a contractual agreement) such that their holdings must be aggregated. This can result in an aggregated holding of 25%. This would require the identification and verification of the individuals acting in concert or jointly. In the event a customer is investing in an entity subject to the money laundering and anti-money laundering laws and regulations of the Cayman Islands, a Beneficial owner includes natural persons who ultimately own or control, whether through direct or indirect ownership or control, 10 per cent or more of the shares or voting rights in a legal entity.

(ii) if, after having exhausted all possible means and provided there are no grounds for suspicion, none of the persons referred to in point (i) are identified, or if there is any doubt that the person(s) identified are the beneficial owners(s), any natural person who holds the function of senior managing official may be regarded as a beneficial owner. However, this must be approved by Pantheon for the fund in question. Pantheon must be satisfied that there has been the exhaustion of all possible means and that there are no grounds for suspicion;

(b) in the case of fiduciary arrangements and trusts:

(i) the settlor;

(ii) any fiduciary agent or trustee;

(iii) the protector, if any;

(iv) the beneficiaries or, where the persons benefiting from the legal arrangement or legal entity have not yet been designated, the category (i.e. class) of natural persons in whose main interest the legal arrangement or legal entity is set up or operates;

(v) any other natural person exercising ultimate control over the fiduciary arrangement or trust by means of direct or indirect ownership or by other means including through a chain of ownership or control.

(c) in the case of legal entities such as foundations, and legal arrangements similar to trusts, any natural person holding equivalent or similar positions to those referred to in item (b) above.

•

Associates will be given appropriate training to make sure they understand how the law applies to them and to explain their roles and obligations in respect of anti-money laundering. In particular, members of the investment teams are required to observe the requirements set forth in the Anti-Money Laundering Due Diligence Questionnaires with respect to all portfolio investments, and members of the Client Service team are required to observe all requirements in the AML Schedule to the Confidential Investor Questionnaire (“CIQ”). These forms are available on the Intranet or on request from the Legal and Compliance Team.

•	The importance of making reports of any suspicious activity is communicated to all relevant staff.

Application of Guiding Principles

In order to fulfil the standards set by the Guiding Principles, Pantheon:

•

conducts appropriate training for its employees in relation to money laundering and undertakes AML/CTF training for staff, contractors and consultants as well as to the board of managers of each of the general partners of the Luxembourg Funds managed by Pantheon;

•

provides information to its governing body as well as to the governing body of the funds under management in the case of the Luxembourg funds) on the operation and effectiveness of the firm’s AML/CTF systems and controls;

•	documents its risk management policies and risk profile in relation to Money Laundering, including documentation on its application of those policies;

•

differentiates between Client Due Diligence (“CDD”) requirements for high, medium and low risk relationships. We conduct appropriate risk based CDD checks accordingly[4], including enhanced due diligence for Politically Exposed Persons (“PEPs”), their families and known close associates and other high-risk relationships. The general categorisation is a guide for the risk assessment of customer relationships. The assessment could be impacted by suspicion raised or the weighing of the considerations in APPENDIX 1: Investor Relationships – Risk indicators & APPENDIX 2: Clients and Investors– Higher Risk indicators by the AML reviewer;

o

Presumed low risk relationships will typically be relationships with entities regulated by a reputable regulator which is based in an assessed low risk jurisdiction for anti-money laundering. As well as no adverse findings after assessing the considerations in APPENDIX 1: Investor Relationships – Risk indicators & APPENDIX 2: Clients and Investors– Higher Risk indicators by the AML reviewer

o	Assessed low risk relationships will typically be
•

relationships with entities that are not regulated by a reputable regulator but is based in an assessed low risk jurisdiction for anti-money laundering. As well as no adverse findings after assessing the considerations in APPENDIX 1: Investor Relationships – Risk indicators & APPENDIX 2: Clients and Investors– Higher Risk indicators by the AML reviewer or

•

entities that are regulated by a reputable regulator but is not based in an assessed low risk jurisdiction for anti-money laundering. As well as no adverse findings after assessing the considerations in APPENDIX 1: Investor Relationships – Risk indicators & APPENDIX 2: Clients and Investors– Higher Risk indicators by the AML reviewer

o	Medium risk relationships will typically be relationships with entities that
•

are not regulated by a reputable regulator and are not based in an assessed low risk jurisdiction for anti-money laundering. As well as the prevalence of no adverse findings after assessing the considerations in APPENDIX 1: Investor Relationships – Risk indicators & APPENDIX 2: Clients and Investors– Higher Risk indicators by the AML reviewer

•

Relationships which may meet the categorisation of a presumed low risk entity or assessed low risk entity described above but there are significantly adverse findings which have been recently resolved by the entity or findings requiring greater monitoring after assessing the considerations in APPENDIX 1: Investor Relationships – Risk indicators & APPENDIX 2: Clients and Investors– Higher Risk indicators by the AML reviewer

4 Pantheon UK and Pantheon Ireland do not rely on third parties to carry on its customers due diligence.

o	High risk relationships will typically be relationships with entities that are exposed to the following:
◾	listed by the Financial Action Task Force (FAFT) as being NCCTs (the list of NCCTs can be found at www.fatf-gafi.org);
◾	involved with individuals or are an entity listed on the Office of Foreign Assets Control (“OFAC”) as Specially Designated Nationals (“SDNs”) and Blocked Persons;
◾	the United Nations as listed in the UN Suppression of Terrorism List;
◾	the European Union “EU” list of high-risk third countries
◾

client or investor, or beneficial owner, is established, registered, resident in or operating from (or, in the case of an individual, is a citizen of) a non-cooperative high risk country – for the purposes of tax designated by the EU list of non-cooperative jurisdictions for tax purposes – Annex I (https://ec.europa.eu/taxation_customs/tax-common-eu-list_en )

◾

Significantly adverse findings after assessing the considerations in APPENDIX 1: Investor Relationships – Risk indicators & APPENDIX 2: Clients and Investors– Higher Risk indicators by the AML reviewer

•

is in a good position to and does establish and understand the purpose and nature of our relationships with our investors and clients, given the highly relationship-driven nature of private equity investing;

•

seeks to ascertain the source of wealth and funds of its investors and clients and the nature of activities and business of the investors. Pantheon UK LLP does not maintain relationships with correspondent bank[5] accounts. Shell banks6, certain offshore financial institutions and banks from non-equivalent and non-FATF countries and territories are at particular risk to legitimate correspondent banking relationships. In particular, Pantheon does not do business with shell banks and dealings with shell banks are strictly prohibited. Non-shell banks that are based in non-equivalent and non-FATF countries and territories or are offshore financial institutions are subject to enhanced due diligence;

•	seeks to identify laundering of an aggravated tax fraud or tax evasion taking into account notably the indicators provided for in Appendix 4: Common and Special Tax Fraud and Evasion Indicators;

5 Correspondent banks are defined as “provision of banking services by one bank (the “correspondent bank”) to another bank (the “respondent bank”)” In case of cross-border correspondent banking relationship and similar relationship Pantheon would be required to gather information on:

(i) the country of establishment of the correspondent as well as the applicable legal and regulatory framework;

(ii) the supervisory authority and regime applicable to it;

(iii) the ownership and control structure of the correspondent and

(iv) gather information required by applicable law, such as Art 28(2) of CSSF Regulation N° 12-02, to conduct testing

6 A shell bank is a credit institution or a financial institution or an institution engaged in equivalent activities, incorporated or authorized in a jurisdiction in which it has no physical presence, involving meaningful mind and management and which is unaffiliated or unassociated with a regulated financial group

•

has adopted reasonable measures to ensure that procedures have been put in place for identification of new customers who may not be able for valid reasons to provide certain documentation to verify the identity of ultimate beneficial owners of customers otherwise produced by other clients in respect of their identity;

•

typically/historically, regularly meets with most of its investors/clients at their usual place of business and/or at Pantheon or during Pantheon Annual Investor Meetings. Ordinarily, Pantheon conducts business on a face-to-face basis, with investor/client relationships often being established well before investment into a fund is secured. In recent times, such meetings have also been occurring virtually. Where Pantheon cannot conduct business on a face-to-face basis and may not be able to rely on certain safeguards such as electronic signatures, Pantheon can emphasize measures to verify potential investors identities.

Most of Pantheon’s investors are based in and maintain banking relationships in jurisdictions that are highly regulated for AML/CTF purposes. Funds for subscriptions to Pantheon Funds, calls and distributions thereunder etc. are usually wired directly from said investor bank accounts to the accounts of the funds administrators.

PEPs

A PEP is “an individual who is or has been entrusted with a prominent public function” and includes “family members or persons known to be close associates of such persons”.

These functions include:

-	Heads of state and government, ministers, deputies or assistants;

-	Members of parliament, Members of the Senate or similar legislative bodies;

-	Important officials and members of the governing bodies of political parties;

-	Ambassadors, charges d’affaires and high-ranking officers in the armed forces;

-	Members of administrative, management or supervisory bodies of State-owned companies (when the state ownership is 50% or above);

-	Members of Supreme Courts, of constitutional courts or of any judicial body the decisions of which are not subject to further appeal except in exceptional circumstances;

-	Members of the Court of Auditors or of the Boards of central banks;

-	Directors and members of the Board of international public organisations (UN and NATO as example);

-	Natural persons exercising the functions included in the list published by the European Commission

Where a natural person who is, or has been, entrusted with prominent public functions is no longer entrusted with a prominent public function by a Member State or a third country, or with a prominent public function by an international organisation, Pantheon shall, for at least 12 months, take into account the continuing risk posed by that politically exposed person and apply appropriate and risk-sensitive measures until that person no longer poses particular risks.

The identification of PEPs within existing customers / investors shall be carried out at least every six months.

“Prominent public function”

The definition of a ‘prominent public function’ will vary according to the nature of the function held by a person. The AML reviewer must understand:

-	The nature of the position held and

-	Whether the function gives rise to the risk of large-scale abuse of position.

Family members of PEPs

Family members of PEPs comprise:

-	Spouse or partner (including a person who by law is equivalent to a spouse)

-	Children of the PEP, children’s spouse or partner (including a person who by law is equivalent to a spouse)

-	Parent of these persons

-	Brothers and sisters

People known to be ‘close associates of a PEP’

A person who is said to be a close associate to a PEP includes:

-	An individual who is proved to have a joint beneficial ownership regarding a legal entity or agreement or maintain close business relationships with a PEP

-	An individual who detains sole beneficial ownership of a legal structure or arrangement in place to benefit a PEP.

Pantheon’s Risk Based Approach

Pantheon has adopted the risk-based approach to Anti-Money Laundering and Combating the Financing of Terrorism (“CFT”) which has replaced more prescriptive methods of dealing with AML/CTF. It is an approach that is championed by various regulators in the jurisdictions in which Pantheon operates and where Pantheon funds are domiciled (for instance, the FCA Rules on AML/CTF and financial crime, and Joint Money Laundering Steering Group Guidance (“JMLSG”), the UK 2017 Money Laundering Regulations, relevant US, Hong Kong, Guernsey and Luxembourg requirements, including, but not limited to, the laws of November 12, 2004, and of October 27, 2010, relating to the fight against money-laundering and the financing of terrorism (and any future Luxembourg laws implementing directive (EU) 2018/843 of the European Parliament and of the Council of 30 May 2018 on the prevention of the use of the financial system for the purposes of money laundering or terrorist financing), the grand-ducal regulation of February 1, 2010, providing details on certain provisions of the amended law of November 12, 2004, the CSSF Regulation 12-02 of 14 December 2012 on the fight against money laundering and terrorist financing each as amended from time to time, etc. (the “Regulations”), the Criminal Justice (Money Laundering and Terrorist Financing) Acts 2010 to 2018 in Ireland and the CBI’s Anti-Money Laundering and Countering the Financing of

Terrorism Guidelines for the Financial Sector). The risk-based approach is therefore central to Pantheon’s AML/CTF program.

In reality, Pantheon’s risk-based approach does not completely disregard prescriptive methods. There will always be a crossover between the two. What this Policy represents is a move from “one size fits all”, to an approach based on the risk a particular client poses. Therefore, the Policy allows Associates to spend less time focusing upon the former and more time assessing the latter.

It must be noted that the general money laundering and terrorist financing risk attaching to Pantheon’s customers (for AML/CTF purposes) and to investee funds and companies in the context of the typical circumstances described below is assessed as being low. However, the risk may increase when dealing with certain types of customers, funds and companies and relevant factors which Pantheon has assessed as being indicators of potentially high-risk situations.

With respect to Luxembourg Funds, this policy, the procedures contained herein, and Pantheon’s risk appetite have been approved by the board of managers of each of the general partners of Pantheon Funds.

Risk Assessment: Pantheon’s Business

Under the Regulations, CDD measures must be determined on a risk-sensitive basis by reference to customer type, type of business relationship, product type, transaction type and geographic risk factors. Enhanced CDD measures are required in any situation which presents a higher risk of money laundering or terrorist financing, including measures to verify the identity of ultimate beneficial owners of customers and of any person purporting to act on behalf of, or for, the customer and to understand the ownership and control structure of customers which are legal persons, trusts or other legal arrangements. In addition, ongoing monitoring measures and approach must be determined on a risk-sensitive basis by reference to customer type, type of business relationship, product type transaction type and geographic risk factors. In assessing AML/CTF risk in relation to customer, business, product transaction type and geographic risk factors, Pantheon should take into account relevant global national & supranational risk assessment reports. Similarly, for the majority of our clients and investors that are for instance, public/statutory pension bodies and are based in highly regulated jurisdictions such as in the US, European Union and other low-risk jurisdictions that are not listed on the non-cooperative countries and territories (“NCCT List”) maintained by the Financial Action Task Force (“FATF”) nor in a country subject to sanctions regimes of the European Union (“EU”) or the US; such relationships have been assessed by Pantheon as being typically low risk relationships, and are generally subject to identification and verification requirements by Pantheon that reflect this low risk assessment.

With regards to client risk classification, the development of new products and business practices including new distribution mechanisms, and the use of new or developing technologies related to new or pre-existing products, are considered when assessing the customer’s risks.

a. Customer/Business Relationship Type

Pantheon customers for the purposes of the Regulations include Pantheon clients (i.e. Pantheon Fund vehicles and segregated clients and investors in Pantheon Funds.

i.         Clients

Pantheon clients include fund vehicles established and operated by Pantheon and a low number of high-value and institutional entities (typically, insurance companies, pension funds of large corporations, local authority and similar public sector pension funds and other investment funds) to whom Pantheon provides discretionary or non-discretionary management or advisory services on a segregated account basis and with whom Pantheon has developed long-term relationships.

ii.         Investors

Investors in Pantheon Funds also, typically, constitute a low number of high value and institutional entities falling into the categories described above, many of whom have developed long-term relationships with Pantheon as investors in Pantheon Funds and are investors in a number of Pantheon Funds. The process for accepting a new investor into a Pantheon fund involves a significant level of due diligence in relation to the investor in order to determine its suitability as an investor, in particular in relation to its financial circumstances and ability to meet calls made by the fund as well as the risks presented by the individual investor relationship. In considering these risks, Pantheon takes into account a number of factors (applicable in most jurisdictions), a list of which is attached as Appendix 1 & 2 to this Policy.

Under the Regulations, all investment firms, including Pantheon, are required to verify the identity of new Customers and new money for existing Customers. The record relating to the verification must be retained with the Customer’s file. For each new Customer/Investor, the Confidential Investor Questionnaire (“CIQ”) form must be completed, by checking the appropriate boxes and obtaining the appropriate supporting documents. These forms can be obtained on the Intranet or on request from the Legal and Compliance Team. The Legal and Compliance Team will assess the risk profile of each Customer/Investor in accordance with the factors set out in Appendices 1 and 2. The Legal and Compliance Team will also coordinate an ongoing review process of the records which we hold for each customer and may require additional or updated documentation in certain circumstances, on a risk-based approach. Upon reaching a satisfactory view on Customer’s/Investor’s documentation and risk profile, the Legal and Compliance Team will issue a KYC Sign-Off Certificate.

b. Investee Funds and Companies

Pantheon’s policy is to carry out as part of the investment process significant due diligence, to a standard similar to that required by the Regulations in the context of customers, on investee funds and companies, both in the context of primary transactions and secondary transactions. For this purpose, investee funds and companies are subjected to the same risk-based assessments as are applied in the context of customers.

In relation to primary transactions, investee funds are typically managed by established and highly regarded private fund management groups with which Pantheon has developed a relationship over time through investment in prior funds. In relation to secondary transactions, investee funds will frequently be managed by private fund management groups with which Pantheon has a relationship through making primary investments.

Similarly, investee companies are subjected to significant due diligence by Pantheon as part of the investment process (including in relation to the company ownership and control structure). When Pantheon invests into a company as part of a co-investment acquisition, the acquisition is often from a private fund management group known to Pantheon.

In the context of a co-investment, Pantheon does not act as lead manager and will typically be investing alongside a lead manager which is a private fund management group well known to Pantheon.

In the context of secondary transactions, vendors are typically institutional vendors such as insurance companies, banks and pension funds (or affiliated entities).

c. Product/Transaction Type

Private equity investments (in private equity funds or unquoted companies) are typically illiquid investments with no ready market. In relation to Pantheon Funds and funds and companies into which Pantheon invests on behalf of its clients, investors invest for the long term and the timing of any return of capital is unpredictable. Transfers of interests usually require specific approval of the fund manager/GP, or other co-investors, and take place only following a process of due diligence, including in relation to the transferee. Distributions and other payments are generally made to the investor rather than to third parties.

Funds and companies into which Pantheon invests on behalf of its clients (including management and ownership structures) are subject to detailed due diligence and investigation. Investments are subject to on-going monitoring by Pantheon, including receipt and review of regular financial and operational information and, frequently, representation of fund advisory boards or committees.

The money laundering and terrorist financing risk attaching to private equity investing is generally regarded, and is generally assessed by Pantheon, as being low, particularly due to Pantheon’s ‘fund of funds’ business model.

d. Higher Risk Indicators

In the context of Pantheon’s business, there are certain factors that indicate circumstances in which there is or may be a higher risk of money laundering or terrorist financing. A list of such factors is attached as Appendix 2 to this Policy. Enhanced CDD measures will be required if any of these factors are present in relation to any new customers (that is, new clients or investors in Pantheon Funds or new co-investment bid/acquisition vehicles or a vendor, in the context of a secondary transaction) or in relation to any investee fund or company. Enhanced on-going monitoring of any such customer or investee fund or company will also be required.

It is the primary responsibility of the Investor Relations Team to identify any such factors in the course of taking on a new client or admitting a new investor to a Pantheon Fund and to report the relevant information to the Compliance Officer. It is the primary responsibility of the Investment Team to identify any such factors in the course of Pantheon making a primary or secondary investment or a co-investment on behalf of any Pantheon Fund or client and to report the relevant information to the Head of Compliance/Chief Compliance Officer.

In all cases where a higher risk indicator is reported to the Head of Compliance/Chief Compliance Officer, the Head of Compliance/Chief Compliance Officer will determine the additional CDD/due diligence and on-going monitoring measures and approach to be taken and adopted. This will include, at a minimum, an internet search. A record/screenshot/scanned printout, etc. will be maintained by the CCO, or his/her designee.

In addition to the specific factors listed in Appendix 2, the Investor Relations Team and Investment Team, in taking on a new client or admitting a new investor to an In-House Fund or making a primary or secondary investment or a co-investment, must be alert to any other factors (for instance a client, investor, fund manager or vendor, or a person (e.g. a director or beneficial owners) connected to a client, investor, fund manager or vendor, having been convicted or accused of a criminal offence) which may indicate a higher risk of money laundering or terrorist financing. Any such factors must be brought to the attention of the Head of Compliance/Chief Compliance Officer as soon as possible.

Customer Due Diligence (“CDD”)

Pantheon conducts CDD on a risk-based approach. The level of CDD measures applied depends on the nature of the relationship, the type of business and the perceived risk of money laundering or terrorist financing. As standard, Pantheon’s customers must be subject to the full range of CDD measures as follows:

1.	Identifying the customer and verifying that customer’s identity using reliable, independent source documents, data or information;
2.	Identifying the beneficial owner;
3.	Understanding and, as appropriate, obtaining information on the purpose and intended nature of the business relationship; and
4.	Conducting ongoing due diligence throughout the course of the customer relationship depending on the risk rating of the investor.

Simplified Customer Due Diligence (“Simplified CDD”)

In circumstances where Pantheon ascertains the risk of money laundering or terrorist financing as lower, Pantheon may apply Simplified CDD. Regulated entities and quoted companies and their wholly owned subsidiaries in low risk jurisdictions generally present a lower level of risk and require more simplified CDD. Examples of simplified CDD measures that could be applied for lower-risk business relationships include:

1.	for customers subject to a compulsory authorisation or registration regime for AML/CFT purposes, the verification that the customer is subject to this regime by performing, for example, a search on the official website of the regulator and documenting the results of the search;
2.

the presumption that a payment debited from an account held in the name of an investor / client by a credit institution or financial institution regulated in a country member of the European Economic Area or a third country imposing equivalent AML/CFT obligations, meet the criteria of reliable and independent sources;

3.

the exceptional acceptance of other types of ID documents which meet the criteria of reliable and independent sources, for example a letter addressed to the investor / client by a governmental body or other reliable public body, where the investor / client cannot provide the usual identification documents and, insofar as there are no grounds for suspicion;

4.

the update of the information on the customer due diligence measures only in case of certain trigger events, for example in the event of changes in the behaviour or transaction profile of the customer which seem to indicate that the risk associated with the relationship is no longer low;

5.

for persons purporting to act on behalf of an investor / client and for initiators, promoters who launched a supervised investment fund, obtaining information on the country of residence of these persons instead of asking for the full postal address;

6.

for persons purporting to act on behalf of a customer, where a customer is a regulated credit or financial institution, instead of asking the complete identification of these persons, obtaining a letter confirming that the institution applied due diligence measures to these persons and that it carried out regular controls of these persons with respect to the applicable lists of restrictive measures in financial matters.

There are no automatic exemptions from enhanced due diligence.

Enhanced Customer Due Diligence (“Enhanced CDD”)

Enhanced CDD is additional information collected or enquiries made, over and above regular CDD, which would be collected for those customers deemed to be of higher risk – see APPENDIX 2 Clients and Investors– Higher Risk indicators.

There are no automatic exemptions from enhanced due diligence.

Examples of enhanced due diligence measures that could be applied for higher-risk business relationships include:

1.	obtaining additional information on the customer and updating more regularly the identification data of customer and beneficial owner;
2.	obtaining additional information / documents on the intended nature of the business relationship or on the source of funds involved and wealth;
3.	obtaining information and, where applicable, evidence on the reasons for and the economic background of intended or performed transactions and on the plausibility of these transactions;
4.	obtaining the approval of the authorised management (the MLRO) to commence or continue the business relationship;

5.	requiring the first payment to be carried out through an account in the customer’s name with a professional subject to similar customer due diligence standards;

6.	verifying the additional information obtained by using independent and reliable sources;

7.	verifying a visit from the customer/company or contacting the customer/company via registered letter with acknowledgement of receipt;

8.	conducting enhanced monitoring of the business relationship, by increasing the number and timing of controls applied, and selecting patterns of transactions that need further examination.

Identification and Verification of Customers

In respect of anti-money laundering arrangements for the Pantheon Guernsey funds, each fund Administrator supplies an Anti-Money Laundering Officer to the general partner / manager of each Guernsey fund. Thus, the Administrator and the named Anti- Money Laundering Officer from the fund Administrator are responsible to the Guernsey regulator for conducting all requisite AML/CTF checks on investors in the fund. However, in practice this role may be delegated to Pantheon by an arrangement with the administrator under which Pantheon will conduct the requisite AML/CTF checks on investors in our capacity as “introducer”. As part of the subscription process, prospective investors are required to deliver requisite KYC documentation. The Head of Compliance is then required to confirm that this documentation is satisfactory before closing the prospective investor into the fund and complete a KYC Sign-off Sheet. From time-to-time, the Guernsey Administrators carry out sample tests of the AML/CTF documentation Pantheon hold on file.

In order to facilitate that Pantheon will have sufficient oversight of the process, a member of the Legal and Compliance Team will visit the Administrator on a periodic basis to review the Administrators’ compliance and anti-money laundering controls.

In respect of anti-money laundering arrangements for the Pantheon Luxembourg Funds, Pantheon does not delegate the performance of AML/CFT checks to the Luxembourg fund administrator(s). AML/CFT checks regarding Luxembourg Fund investors and Luxembourg Fund assets are performed directly by Pantheon in compliance with this policy. Pantheon’s compliance officer has been appointed by the board of managers of each of the general partners of the Luxembourg Funds managed by Pantheon to act as Money Laundering Reporting Officer (MLRO), also referred to as compliance officer at appropriate hierarchical level, responsible du contrôle du respect des obligation, RC) of the Luxembourg Funds. The board of managers of each of the general partners of the Luxembourg Funds managed by Pantheon is the collegial body responsible for compliance of the Luxembourg Funds with the AML/CFT obligations (responable du respect des obligations, RR). The RC reports to the RR at least on an annual basis.

With respect to Luxembourg Funds, the following customer identification measures shall be applied:

(a) identifying the customer and verifying the customer’s identity on the basis of documents, data or information obtained from reliable and independent sources, including, where available, electronic identification means and relevant trust services or any other secure, remote or electronic identification process regulated, recognised, approved or accepted by the relevant national authorities;

(b) identifying the beneficial owner and taking reasonable measures to verify his identity using relevant information or data obtained from a reliable and independent source.

For customers which are legal persons, Associates shall identify and take reasonable measures to verify the identity of the beneficial owners as described in section “Guiding Principles” above.

Records of the actions taken as well as any difficulties encountered during the verification process shall be kept.

(c) assessing and understanding the purpose and intended nature of the business relationship and, as appropriate, obtaining information on the purpose and intended nature of the business relationship;

The identification and verification obligation shall also include, where applicable:

(a) for all customers, the obligation to verify that any person purporting to act on behalf of or for the customer is so authorised, and to identify and verify the identity of that person;

(b) for customers which are legal persons or legal arrangements:

(i) the obligation to understand the nature of their business and their ownership and control structure;

(ii) the obligation to verify the name, legal form and actual existence of the legal person or legal arrangement, notably by obtaining proof of incorporation or similar proof of establishment or actual existence;

(iii) the obligation to obtain information concerning the name of the customer, the names of the administrators of fiducies, the legal form, the address of the head office and, if different, a principal place of business, the names of the relevant persons having a senior management position in the legal person or legal arrangement, as well as the provisions regulating the power to bind the legal person or legal arrangement.

(iv) the obligation to identify the initiators, promoters7 who launched an investment fund supervised by the CSSF and which will be the investor / client of Pantheon.

The verification of the identity of the customer and of the beneficial owner shall take place before the establishment of a business relationship. Whenever entering into a new business relationship with a corporate or other legal entity, or a fiducie, trust or a legal arrangement

[7]

The terms ‘initiators’ and ‘promoters’ are often used interchangeably – ultimately it is the person who decided to create the structure. Pantheon reserves the right to request information on the initiator/promoter where the investor is an investment fund, regardless of whether or not the fund is regulated by the CSSF, and to undertake further due diligence if deemed necessary.

having a structure or functions similar to trusts which are subject to the registration of beneficial ownership information pursuant to the 4th Money Laundering Directive, the professionals shall collect proof of registration or an excerpt of the register. However, without prejudice to the foregoing obligation, Associates shall not rely exclusively on the central registers referred to in the 4th Money Laundering Directive to fulfil the customer due diligence requirements described herein. Risk-based approach must be used.

Other sources to obtain verification

Where a client is an institution (e.g. a local authority, a charity, a pension fund, or a collective investment scheme) you may refer to relevant industry directories or take up a reference from a specialist consultant, the Registrar of Charities or the Registrar of Pension Schemes.

In addition to the standard AML/KYC and CDD checks described above, Pantheon may undertake AML/CFT screening using the World Check One Screening Service in addition to the standard, to which Pantheon subscribes to. The World Check One Screening Service is a comprehensive and widely adopted source of structured intelligence PEPs and heightened risk individuals and organisations. It covers aspects such as AML/CTF and Know Your Customer (KYC) legislation that checks for the following:

1.        Sanctions8 - This gives details of individuals, companies and vessels with whom national or supranational bodies have decreed firms should not have financial dealings.

2.        Law Enforcement – This gives details of persons wanted by Interpol, the Federal Bureau of Investigation and other national law enforcement bodies in connection with various crimes.

3.        Regulatory Enforcement –The enforcement section gives details of regulatory actions against firms and individuals. Although there may be no reason why an enforcement action should prevent you from dealing with a customer, this knowledge of an individual or company may be useful in assessing whether you wish to deal with them, or in considering a reassessment of their credit rating.

4.        Other Bodies – The bodies detailed here relate to export/trade or procurement controls, to disqualified directors in the UK and members of terror groups among others.

5.        High Profile Persons Data – This gives details of high-ranking government officials in over 200 countries.

6.        Adverse Media Search- This service provides one of the world’s most comprehensive collections of global news. The archive is collated from more than 12,000 sources taken from the world’s major trade, business, and scholastic journals, local newspapers, regional business publications, national and international business newspapers, industry newsletters, corporate news releases and newswires from all regions of the globe.

[8]	Additional specific questions on sanctions are included in the Investment Anti-Money Laundering Due Diligence Questionnaires.

In addition to World Check One Global Screening, Pantheon should have regard to google searches, databases, articles and other independent and reliable public sources in conducting screening – particularly in the case of the prevalence of high risk factors, such as the presence of PEPs who may be beneficial owners or otherwise exercise control over an investing entity.

Investor Relations (“IR”) must assign the relevant screen to IR personnel and not compliance to ensure that they are conducting on-going screening.

Frequency of Risk Assessment9

An investor is scored with a risk weighting in relation to ML/TF after screening and assessment is completed at the point they become an investor. The review and update of the supporting documentation enables this assessment to be confirmed or adjusted.

Subsequent reviews will be performed and documented taking into account a risk-based approach.

The risks identified may be subject to change or evolve over time due to factors such as new products, new threats, new legislation or adverse media.

Examples of various sources of information that could be used for the purpose of this review include:

1.	Public data and information;

2.	National ML/TF risk assessment report from the investor / client’s, a target fund’s or a trading counterparty country;

3.	Mutual evaluation reports in relation to AML/CTF of the investor / client’s, a target fund’s or a trading counterparty country;

4.	Other information obtained from reliable and independent sources.

Record Keeping

Records of customers and transactions must be retained for a period of seven years (this is to meet the higher standard in any jurisdiction in which Pantheon operates) after the relationship with the customer ends (or if later the date on which the last transaction was completed or the last entry to the record was made). This should include copies of evidence or information used to verify identity, account files and of the business correspondence, as well as the results of any analysis carried out. These should be retained in the customers’ files attached to the verification of identity forms.

Pantheon will ensure that records of investors / clients and transactions and information are available to the relevant AML/CTF authorities when acting in the context of their mandate, and that Pantheon will respond without delay to information requests by such authorities.

After the period referred to above ends, Pantheon may delete any such personal data except as required or permitted by applicable law or regulation. For example, where a report of suspicious activity has been submitted to the law enforcement agencies, or where it is known

[9]	As applicable for Pantheon Ventures (UK) LLP, PV Ireland (DAC), and funds registered in Luxembourg.

that a client or transaction is under investigation, the relevant records should not be destroyed without the agreement of the authorities even though the five-year limit may have been reached.

Reporting of Suspicious Transactions

Staff should at all times be vigilant and practice caution when entering into transactions. It is good practice for staff to know the client’s business as suspicious transactions are often those that are inconsistent with an investor’s known legitimate business, personal activity or with the business normally associated with that type of investor.

Before entering into any transactions, the following factors should be considered:

•         Associates must be fully satisfied as to the identity of all principals and ultimate controllers of any investment/portfolio investment. In particular, members of the investment teams are required to observe the requirements set forth in the Anti-Money Laundering Due Diligence Questionnaires information forms with respect to all portfolio investments. These forms are available on the Intranet or on request from the Legal and Compliance Team.

•         Investment with respect to all portfolio investments.

•         Associates must remain alert to any unusual corporate activity of investee companies/investors and report suspicions to the Money Laundering Reporting Officer or Anti-Money Laundering Officer (defined below).

•         Associates must maintain comprehensive and proper records in respect of all of our activities and those in relation to the due diligence and management of investment opportunities and investors.

•         Appropriate awareness training will be provided to Associates in year 1 and thereafter at least every 12-24 months.

The task of safeguarding Pantheon from Money Laundering rests with all Associates. Associates who are responsible for the supervision or management of client relationships and have direct dealings with clients play an especially important role in detecting and preventing money laundering. Such Associates are often in the best position to “Know Your Customer”- including the nature of the client, the intended purpose of its transactions and the personal or business background of the individuals associated with the client.

In the UK, the Head of Compliance has been appointed as the Money Laundering Reporting Officer (“MLRO”)10. In Hong Kong, the Global Head of Legal and Compliance has been appointed as the Money Laundering Reporting Officer (“MLRO”)11. In Ireland, the Head of Compliance has been appointed as the Money Laundering Reporting Officer (“MLRO”)12. In

10 The Head of Compliance (EMEA & APAC), Spencer Prinn, has also been designated as the Money Laundering Reporting Officer for the UK..

11 The Global Head of Legal and Compliance, John Morgan, has also been designated as the Money Laundering Reporting Officer in Hong Kong.

12 The Head of Compliance Ireland, Maeve Kelly, has also been designated as the Money Laundering Reporting Officer covering the same jurisdiction.

the US/Americas, the Chief Compliance Officer has been appointed as the Anti-Money Laundering Officer (“AMLO”)13. Any person who knows, suspects or has reasonable grounds to suspect a transaction involves or may involve Money Laundering, an associated predicate offence or terrorist financing should inform the MLRO and the AMLO in the first instance. The MLRO and the AMLO will then determine whether the suspicions should be reported to the appropriate governmental agency. Once individuals have reported their suspicions to the MLRO and the AMLO, they have fully satisfied their statutory requirements. A written record must be maintained of all matters reported to the MLRO and the AMLO, whether or not they were reported to the money laundering reporting agency. These procedures will be circulated periodically to remind Associates of their responsibilities and the importance of complying with the measures outlined.

Associates are aware of the applicable no-tipping-off rules, i.e. that they are prohibited by law from disclosing the fact that a suspicious report or related information is being filed with the FIU, and Pantheon has a whistleblowing protection policy in place.

[13]

The Chief Compliance Officer (Americas), Kevin Power, has also been designated as the Money Laundering Reporting Officer and Anti-Money Laundering Compliance Officer for the Cayman Islands. The Deputy Chief Compliance Officer (Americas), Christopher Banks, has been designated as the Deputy Money Laundering Reporting Officer for the Cayman Islands.

APPENDIX 1

Investor Relationships – Risk indicators

•	The nature of the relationship (institutional v. retail)
o	If institutional relationship – what is the nature of the activities of the institution – investment or commercial (i.e. trading) enterprise.
o	If a commercial enterprise, what is the nature of the activity (recognizing that certain activities carry a higher exposure to the possibility of bribery and corruption than others.
o

If an investment institution, the type of investing entity (public or private pension plan, insurance co. publicly listed and traded vehicle, foundation, sovereign wealth fund, trusts and legal arrangements similar to trusts).

•	The source of funds of the investing entity and the ease with which they can be verified.
•	Check if there is any indicator that could highlight a potential fiscal fraud on a case-by-case basis,, including, but not limited to:
o	Simple tax fraud subject to administrative sanctions.
o

Aggravated tax fraud or the tax evasion both qualifying as criminal offence when tax avoided or the tax unduly refunded either exceeds EUR 10,000 and represents more than a quarter of the tax normally due or refunded or exceeds the threshold of EUR 200,000.

•

The regulatory status of the investing entity, e.g. registered and/or regulated by an applicable financial services regulator; approved by any applicable charity regulator; approved by any applicable taxation authority; listed on the official list of any recognized stock exchange.

•	The identities of the principals, controllers and ultimate beneficiaries

•

The geographic location of the investing entity (for example a country with known higher levels of bribery or corruption might) and in particular whether the investing entity is located in a country on the non-cooperative countries and territories (list (“NCCT List)”) maintained by FATF or the European Union regulations containing the list of high-risk third countries. Conversely, whether the investing entity is based in a jurisdiction with comparable requirements (See the description of comparable countries referred to below under APPENDIX 2 B. Investee funds (primary, secondary and co-investment transactions). The applicable status and the reason for the designation of the status must be documented within the KYC Certification for the particular investor when the decision is taken to either refuse to onboard the investing entity, apply simplified CDD or enhanced CDD as the case may be and shall be regularly reviewed, in particular when new relevant information about the country concerned is available.

•	Similar questions in relation to the principals, controllers and ultimate beneficiaries.

•	The complexity of the organisation structure of the investing entity and the reasons therefor.

•

The results of screening exercise. It is Pantheon’s practice to screen investors, their principals, controllers and ultimate beneficiaries using subscription-based screening services to identify, inter alia, information concerning blocked entities, sanctions violations, prohibitions from financial dealing and PEPs and adverse media findings.

•	The extent to which the investor and/or the principals, controllers and ultimate beneficiaries are known to Pantheon, including through physical meetings and the frequency thereof.

•	The extent to which funds are wired to/from the investor of record and the entity with whom the investing entity banks.

•	Any other unusual factors (such as inappropriate requests for secrecy; complex legal structures; bearer shares)

No single indicator of itself would ordinarily lead to a conclusion of a low, medium or high-risk rating. Instead, Pantheon’s Head of Compliance and Chief Compliance Officer will take a view on a risk-based approach, taking all factors into consideration. Indeed, a single factor that is indicative of a high-risk relationship may be mitigated by a number of low risk indicators. Conversely, number of low risk indicators may not preclude a “high risk” rating where any single factor is sufficiently conclusive to justify a “high risk” rating.

APPENDIX 2

Clients and Investors– Higher Risk indicators

A. Customers - Segregated clients and Pantheon Fund investors:

•

client or investor, or beneficial owner, is established, registered, resident in or operating from (or, in the case of an individual, is a citizen of) a high risk country - high risk countries are those which are designated by:

o	the Financial Action Task Force (FAFT) as being NCCTs (the list of NCCTs can be found at www.fatf-gafi.org);
o	the Office of Foreign Assets Control (“OFAC”) as Specially Designated Nationals (“SDNs”) and Blocked Persons; or
o	the United Nations as listed in the UN Suppression of Terrorism List; or
o	the European Union “EU” list of high-risk third countries.
•

client or investor, or beneficial owner, is established, registered, resident in or operating from (or, in the case of an individual, is a citizen of) a non-cooperative high risk country – for the purposes of tax designated by:

o	the EU list of non-cooperative jurisdictions for tax purposes – Annex I (https://ec.europa.eu/taxation_customs/tax-common-eu-list_en );
•	a client engages in funds transfers or wire transfers to and from countries that are
o

considered non-transparent, non-cooperative or “tax havens” that have no apparent business purpose, have deficient tax transparency standards, have local practices comprising harmful tax practices or regimes, have a tax rate that encourages artificial tax structures or are to or from countries listed as non-cooperative by, the EU FATF or FinCEN, or otherwise high risk by virtue of being a country listed on the Transparency International – Corruption Perceptions Index with a score lower than 70 or any other high risk factor;

o	distinct from the jurisdiction of the client, although not considered non-transparent, non-cooperative or “tax havens”;
•	client or investor has complex ownership or control structure - e.g. private or offshore trusts, foundations, companies or other entities - which obscures ultimate beneficial ownership;
•

client or investor (or beneficial owner of client/investor), including their immediate family members, such as brothers and sisters, or close associates, is a PEP, foreign or domestic (i.e. a person who within the last year has held a prominent public function).

•

client or investor is involved in an industry where cash transactions are prevalent or which are exposed to a high risk of money laundering (e.g. casinos and gambling, hotels, arms dealing, dealing in gems);

•	client or investor is unwilling to provide information in relation to its identity or that of its beneficial owners(s) and/or is unduly concerned in relation to maintenance of secrecy;

•

payments due from or to be made to client or investor are to be made by or to a third party not obviously connected to the client (payments from or to a third party which is a regulated entity acting as the client’s custodian do not fall into this category);

•	client or investor is a legal person or arrangement that is a vehicle for holding personal assets such as a family, charitable or educational trust;

•	client or investor is a company that has nominee shareholders or shares in bearer form;

•	non face-to-face business relationships or transactions without certain safeguards such as electronic signatures;

•	client or investor requests transactions that might favour anonymity;

•	client or investor requests investment through unusual or complex structure where the reason for request is unclear.

B. Investee funds (primary, secondary and co-investment transactions):

•

fund manager/GP is not subject to supervision for compliance with money laundering requirements in a country which has comparable money laundering legislation. Where there is no pertinent, up-to-date information which gives rise to concern or suspicion - countries that typically have comparable legislation, to the legislation that the Pantheon entities required to implement anti-money laundering regulations taking into account whether the country has, are countries that have effective anti-money laundering and counter terrorist financing systems and whether the country can be identified by credible sources as having a low level of corruption or other criminal activity by reference to relevant and up-to-date information (“equivalent countries”) are listed as FATF members (www.fatf-gafi.org) for the purposes of closing of investors in Luxembourg based funds and countries that have implemented the 4th Money Laundering Directive[14]. The applicable status and the reasons for the designation of the status must be documented within the KYC Certification for the particular investor when the decision is taken and shall be regularly reviewed, in particular when new relevant information about the country concerned is available;

•	fund manager/GP is unwilling to provide information in relation to procedures for undertaking due diligence on identity of its investors and/or other money laundering processes and procedures;
•	fund manager/GP is a legal person or arrangement that is a vehicle for holding personal assets such as a family, charitable or educational trust;
•	fund manager/GP is a company that has nominee shareholders or shares in bearer form;
•	fund has unusual or complex structure where the reason for the structure is unclear;
•	a beneficial owner of the fund manager/GP, including their immediate family members or close associates, is a PEP;
•	payments due to be made to the fund manager/GP are to be made to a third party not obviously connected to the fund manager/GP (payments from or to a third party which is

[14]	The 4th Money Laundering Directive came into force on the 23rd of June 2017. Although it has been implemented in full by the United Kingdom, it has not been implemented in full in all states a regulated entity acting as the fund manager/GP’s custodian do not fall into this category);
•	fund manager/GP requests non-face-to-face business relationships or transactions, without certain safeguards, such as electronic signatures;
•	fund manager/GP requests transactions that might favour anonymity;
•	normal Pantheon due diligence procedures not undertaken or inability to obtain requested due diligence information regarded as material for purposes of investment

C. Bid/acquisition vehicles (co-investments) and investee companies (secondary transactions):

•

company is established, registered, resident in or operating from, or a beneficial owner of company is resident in or a citizen of, one or more high risk countries (see reference to high risk countries above);

•	company has complex ownership or control structure - e.g. private or offshore trusts, foundations, companies or other entities - which obscures ultimate beneficial ownership;
•	a beneficial owner, including its immediate family member or a close associate, of the company is a PEP;
•

company (or, in the case of a co-investment, the ultimate recipient of the financing) is involved in an industry where cash transactions are prevalent or which are exposed to a high risk of money laundering (e.g. casinos and gambling, hotels, arms dealing, dealing in gems);

•	company is a legal person or arrangement that is a vehicle for holding personal assets such as a family, charitable or educational trust;
•	company is a company that has nominee shareholders or shares in bearer form;
•

normal Pantheon due diligence procedures not undertaken in relation to portfolio company (or, in the case of a co-investment, the ultimate recipient of the financing) or inability to obtain requested due diligence information regarded as material for purposes of investment;

•

payments due to be made to the company are to be made to a third party not obviously connected to the company (payments from or to a third party which is a regulated entity acting as the company’s custodian do not fall into this category);

•	company requests non-face-to-face business relationships or transactions, without certain safeguards, such as electronic signatures;
•	company requests transactions that might favour anonymity;
•	in the case of a co-investment, the co-investment structure is unusual or complex and the reason for the structure is unclear, or flow of funds and ultimate recipient of the financing is not clear;
•

in the case of a co-investment, the lead manager is not well known to Pantheon and is unregulated or is regulated in a country which does not have comparable money laundering legislation (see the description of comparable countries referred to above under APPENDIX 2 B. Investee funds (primary, secondary and co-investment transactions):

D. Vendors (in relation to secondary transactions):

•

vendor is established, registered, resident in or operating from, or a beneficial owner of the vendor is resident in or a citizen of, one or more high risk countries (see reference to high risk countries above);

•

vendor has complex ownership or control structure—e.g. private or offshore trusts, foundations, companies or other entities—which obscures ultimate beneficial ownership; a beneficial owner of the vendor, including their immediate family members or close associates, is a PEP; vendor is a legal person or arrangement that is a vehicle for holding personal assets such as a family, charitable or educational trust; vendor is a company that has nominee shareholders or shares in bearer form;

•	vendor is involved in an industry where cash transactions are prevalent, or which are exposed to a high risk of money laundering (e.g. casinos and gambling, hotels, arms dealing, dealing in gems);

•	vendor is unwilling to provide information in relation to its identity or that of its beneficial owners(s) and/or is unduly concerned in relation to maintenance of secrecy;

•

payments due to be made to vendor are to be made to a third party not obviously connected to the vendor (payments from or to a third party which is a regulated entity acting as the vendor’s custodian do not fall into this category);

•	vendor requests non-face-to-face business relationships or transactions, without certain safeguards, such as electronic signatures;

•	vendor requests transactions that might favour anonymity;

•	vendor requests transaction structure which is unusual or complex where the reason for request is unclear.

APPENDIX 3

Pantheon Securities, LLC – Broker/Dealer Activities

Introduction

General Policy Statement

Pantheon Securities, LLC (“Pantheon Securities”) is committed to combating terrorist financing, money laundering, and other financial crimes (collectively “money laundering”). Federal law and/or the rules of the Financial Industry Regulatory Authority (“FINRA”) require Pantheon Securities to maintain and enforce an AML/CTF compliance program. To comply with the law and FINRA rules, and to ensure that Pantheon Securities and its RRs do not engage in or unknowingly assist others to engage in money laundering, the Firm has instituted an AML compliance program (the “AML Program”). The AML Program is applicable to all associated persons of Pantheon Securities.

The task of safeguarding Pantheon Securities from money laundering rests with all Pantheon Securities RRs. Pantheon Securities will neither participate nor assist in money laundering. Any RR found to have assisted in money laundering, either knowingly or by disregarding plainly suspicious activities, may be subject to disciplinary action, including suspension or dismissal. The AML Compliance Officer is responsible for implementing, maintaining and enforcing the AML Policy. RRs who have direct dealings with investors play an especially important role in detecting and preventing money laundering through compliance with Pantheon Securities’ general KYC obligations.

Pursuant to Pantheon Securities’ FINRA membership agreement, Pantheon Securities is only approved for the private placement of securities and the distribution of registered investment company securities on a best efforts basis. Pantheon Securities primarily serves as a placement agent for private investment funds as well as a sub-distributor of registered funds. As a placement agent, Pantheon Securities solicits potential investors in private investment funds through the use of private placement memoranda or other offering documents. Investors subscribe for interests in the funds through a subscription process and contribute capital to the funds from time to time pursuant to capital calls from the general partners of the funds. As sub-distributor of registered funds, Pantheon Securities engages with other financial intermediaries on a wholesale basis in seeking to have the intermediaries offer the registered funds through their investment platforms. Pantheon Securities may also on occasion engage directly with certain high net worth individuals to market the registered funds directly. There is no account opening documentation or contractual relationship between the investors and Pantheon Securities, whether Pantheon Securities acts as private placement agent or sub-distributor of the registered funds. Pantheon Securities does not come into possession of or otherwise control the funds or securities of investors. Please note that the products, services, or customers of Pantheon Securities may potentially be different from those of PV US or its affiliates.

Elements of the AML Program

Four central elements make up the Pantheon Securities AML Program:

1.

the implementation of policies, procedures and internal controls reasonably expected to detect and cause the reporting of suspicious activity and to assure compliance with the AML laws, including a customer identification program;

2.	an ongoing AML training program;

3.	an independent audit function to test the program to be conducted by a qualified outside party no less than every two years (on a calendar-year basis); and

4.	designation of an AML Compliance Officer who is responsible for implementing and monitoring the day-to-day operations and internal controls of the AML Program.[15]

This AML Program, and any amendments thereto, must be approved in writing by the AML Compliance Officer of Pantheon Securities. In addition, periodically, the AML Compliance Officer or his designee will conduct AML self-assessments. The purpose of the self-assessments is to consider changes in Pantheon Securities’ products, services and investors that may require updates to the AML Program. The AML self-assessments may consider the following risks, among others:

•

Client Risk. Client risk takes into account the type of investors and issuer clients Pantheon Securities services. The assessment may consider, among other things, the number of foreign or domestic investors or issuer clients, as well as the number of new investors or issuer clients.

•	Geographic Risk. Geographic risk is measured by the investors’ physical locations. The assessment may consider whether or not the geographic distribution of the investor base is changing.

•

Business Risk. Business risk is measured by an assessment of how easy it is for investors and issuer clients to use the services offered by Pantheon Securities to launder money or commit a crime. The assessment may consider the amount of time investors are required to maintain their investments in the funds as well as whether or not Pantheon Securities’ prohibition on customer accounts and acceptance of customer funds changes. If, at some point in the future, Pantheon Securities decides to establish investor “accounts” or accept, collect or hold funds or securities, the AML Program will be amended to include the following, among other, additional policies:

o	Additional Customer Due Diligence when Opening an Account;
o	Bank Secrecy Act Reporting and Recordkeeping Requirements;
o	Monitoring Accounts for Suspicious Activity; and
o	Internal Controls to Detect Any Attempt to Open a Correspondent Account of a Foreign Shell Bank.

The AML Compliance Officer is vested with full responsibility and authority to make and enforce Pantheon Securities’ policies and procedures relating to money laundering. The AML Compliance Officer will:

•	monitor compliance with this AML Program;

15 The name and contact information of the designated AML Compliance Officer will be conveyed to FINRA, as required by FINRA Rule 3310(d).

•	help develop communication and training tools for RRs;
•	regularly assist in helping to resolve or address heightened due diligence and “red flag” issues, if any;
•	ensure that AML records are maintained properly;
•	ensure that any required reports (e.g., Suspicious Activity Reports (“SARs”)) are made in compliance with the law;
•	report to Pantheon Securities’ CEO on AML compliance issues as appropriate;
•	respond to any questions regarding this AML Program from RRs;
•	respond to any request for information from a federal law enforcement agency or another financial institution; and
•	provide FINRA through the FINRA Contact System (“FCS”) with contact information for the AML Compliance Officer including:
o	name;
o	title;
o	mailing address;
o	email address;
o	telephone number; and
o	facsimile number.

The AML Compliance Officer or his designee will promptly notify FINRA of any change in this information through FCS and will review, and if necessary update, this information within 17 business days after the end of each calendar year. The annual review of FCS information will be conducted by the AML Compliance Officer or his designee and will be completed with all necessary updates being provided no later than 17 business days following the end of each calendar year. In addition, if there is any change to the information, the AML Compliance Officer or his designee will update the information promptly, but in any event not later than 30 days following the change.

Specific Policies

The following policies have been established to ensure that associated persons of Pantheon Securities know the true identity of their investors and any issuer clients and take the appropriate steps to prevent funds that derive from illegitimate sources from being invested through Pantheon Securities. Associated persons from Pantheon Securities are prohibited from facilitating a transaction if they suspect that Pantheon Securities’ facilities would thereby be misused for illegal money laundering:

•

It is the policy of Pantheon Securities neither to participate nor otherwise to assist in money laundering. Any RR found to have assisted in money laundering, either knowingly or by disregarding plainly suspicious circumstances, will be disciplined or terminated.

•

Money laundering often begins with the placement of illegally obtained cash into legitimate financial channels. To deter and monitor the movement of illegally obtained cash, many jurisdictions have instituted reporting and record-keeping laws that require financial institutions to obtain detailed information about large cash transactions. These laws also prohibit the structuring of cash transactions for the purpose of evading reporting and recordkeeping requirements. The Firm does not accept cash or cash equivalents. In the event that Pantheon Securities receives cash or cash equivalents, the FinOp or designee will arrange for the prompt return of the assets.
•

If a Pantheon Securities RR suspects money laundering, the RR must bring those concerns to the attention of the AML Compliance Officer. Such reporting will be held in the strictest confidence. Pantheon Securities’ policy is to support an environment in which such reporting is done without fear of retaliation.

•	Pantheon Securities does not currently open or carry accounts of investors or issuer clients, nor does it hold funds or securities for investors or issuer clients. Accordingly,
o

Pantheon Securities will not knowingly establish, maintain, administer or manage a “correspondent account” for an unregulated foreign shell bank (a foreign bank with no physical presence in any country) or a private banking account. Pantheon Securities personnel must notify the AML Compliance Officer upon discovery or suspicion that Pantheon Securities may be maintaining or establishing a “correspondent account” for a foreign shell bank or a private banking account.

o

Pantheon Securities will not issue, remit or transfer currency, checks, other monetary instruments, investment securities or credit of more than $10,000 to a person, account or place outside of the United States.

•	Pantheon Securities will comply with all U.S. economic and trade sanctions administered by OFAC.
•

Pantheon Securities will respond to a summons or subpoena from the Secretary of the Treasury or the Attorney General for records related to a correspondent account within seven days after receipt of a request. Any correspondent relationship with a foreign bank will be terminated not later than ten business days after Pantheon Securities receives notification from the Secretary of the Treasury or the Attorney General.

Customer Identification Program and Know Your Customer Procedures

Introduction

For purposes of the Customer Identification Program (“CIP”) rules, when acting as a placement agent for privately placed securities offered by private investment funds, or when sub-distributing registered fund products, the Firm follows identification and verification procedures for investors in these funds. These investors are treated as “customers” of Pantheon Securities. They will primarily be investors with existing relationships to PV US or its affiliates. They would generally include, but not be limited to, institutional investors, such as public/government pensions, banks, government agencies, corporate pensions, endowments and foundations, private wealth firms and insurance companies, as well as high net worth individuals and funds of funds. With respect to issuers of the funds, in light of the contractual relationship established between the issuers and Pantheon Securities, Pantheon Securities applies the identification and verification procedures discussed below to the issuers.

Five central elements make up the Pantheon Securities CIP: (i) the collection of certain minimum customer identification information; (ii) the verification of the customer’s identity; (iii) providing appropriate notice to customers; (iv) appropriate recordkeeping; and (v)

comparison of the customer’s name with government-supplied lists of known or suspected terrorists.

Pantheon Securities has developed this CIP after assessing the Firm’s money laundering risks, including the size and location of the Firm, the Firm’s customer base, and the types of accounts maintained by Pantheon Securities.

CIP Requirements

As noted in the policy above and in the Pantheon CIQ, Pantheon Securities takes steps to comply with CIP requirements. However, these customer identification steps should not be applied in an overly mechanical manner. In particular instances, more due diligence may be appropriate. The good judgment of RRs involved in establishing and maintaining relationships is critical to achieving the objective of avoiding dealing with money launderers and other criminals. Any exceptions from these customer identification steps require the approval of the AML Compliance Officer.

Investor and Issuer Information: In addition to investors in and issuers of the private funds and registered funds, Pantheon Securities is also obligated to identify any individual that is a beneficial owner of the legal entity customer by identifying any individuals who directly or indirectly own 25% or more of the equity interests of the legal entity customer, and any individual with significant responsibility to control, manage, or direct a legal entity customer. To comply with this, Pantheon Securities will collect the information set forth below, as applicable.

•	Name;
•	Date of birth (for an individual);
•

Address, which will be a residential or business street address (for an individual), an Army Post Office or Fleet Post Office number, or residential or business street address of next of kin or another contact individual (for an individual who does not have a residential or business/entity street address), or a principal place of business, local office or other physical location (for a person other than an individual); and

•

Identification number, which will be a taxpayer identification number (for U.S. persons) or one or more of the following (for non-U.S. persons): (i) a taxpayer identification number, (ii) passport number and country of issuance, (iii) alien identification card number, or (iv) number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or other similar safeguard.

•

In connection with an investor or issuer which is a foreign business or enterprise that does not have an identification number, Pantheon Securities will request alternative government-issued documentation certifying the existence of the business or enterprise.

Customer ID Verification for Accounts for Individuals

When opening new accounts for individuals, associated persons will:

•

request an unexpired government-issued identification that includes a photo and nationality or residence, such as a driver’s license or passport, and record information from it on the new account application; or

•	make a photocopy of the photo ID and include this with the new account application.

Note that the associated person opening the account must see the original photo ID or copy when recording the information. This information may not be taken from a customer over the phone.

If a photo ID is unavailable when the new account application is being completed, the RR should indicate on the application whether the customer will provide a copy of photo ID within five days of account opening or, if the customer cannot provide a photo ID, note the reason.

If a photo ID is not received within five days, the account will be restricted to liquidating transactions until the ID is received.

If a customer has not appeared in person at Pantheon’s office, “non-documentary” information (described below) will also be required for the new account application. If a customer cannot produce the required photo ID, an explanation must be included on the new account application and non-documentary information will be required to open the account.

Customer Identification Third Party Accounts

Pantheon will follow these guidelines in securing required customer ID verifications for third-party accounts:

•	In cases of legally incompetent persons, please obtain customer ID information for the person holding power of attorney.
•

When a third party has power of attorney or authorization to trade, please obtain the account owner’s customer ID information. Customer ID information is usually unnecessary for the individual with authority over the account. The exceptions would be instances where the RR is not familiar with that person or where the account opening circumstances raise questions (for example, if the customer requires funds to be wired offshore or if the third party is a foreign citizen).

Accounts for Non-Individuals

Account documents usually obtained for non-individual accounts (e.g., trust instruments, articles of incorporation, partnership agreements, government-issued business licenses) will usually satisfy customer ID requirements.

The following documents will be obtained for non-individual accounts:

•	trust instruments
•	articles of incorporation
•	partnership agreements
•	government-issued business licenses
•	similar corporate document

In the case of corporations, a copy of the articles of incorporation will be obtained within five days of account opening.

Customer Beneficial Ownership Identification and Verification (FINRA Rule 3310)

The AMLCO will confirm that the Firm has identified and verified the identities of beneficial owners of a legal entity that is a customer of the Firm. This verification will be conducted at the time a new account is opened, subject to certain exceptions. Existing customers that have an account or relationship with Pantheon are not subject to the beneficial ownership rules unless the existing customer opens a new account on or after the applicability date.

The identification of “beneficial owners” consists of two prongs:

1.

Under the ownership prong, a beneficial owner is each individual (if any) who, directly or indirectly, owns 25 percent or more of the equity interests of a legal entity customer. This prong would require identification of no more than four individuals and, if no individual meets the 25 percent threshold, no individuals would need to be identified.

2.

Under the control prong, a beneficial owner is a single individual with significant responsibility to control, manage or direct a legal entity customer, including (i) an executive officer or senior manager (e.g., a chief executive officer, chief financial officer, chief operating officer, managing member, general partner, president, vice president or treasurer) or (ii) any other individual who regularly performs similar functions.

“Legal entity customer” is defined as any of the following entities which open an account: a corporation, limited liability company, or other entity that is created by the filing of a public document with a secretary of state or similar office; a general partnership; or any similar entity formed under the laws of a foreign jurisdiction. Such definition includes limited partnerships and business trusts that are created by a filing with a state office. Legal entity customers do not include sole proprietorships, unincorporated associations, trusts (other than statutory trusts that are created through a state filing) or natural persons opening accounts on their own behalf.

Below is a list of entities that are excluded from the definition of “legal entity customer,” since beneficial ownership information for these entities is generally available from other credible sources:

•	A financial institution regulated by a federal functional regulator or a bank regulated by a state bank regulator
•	A department or agency of the United States, of any state, or of any political subdivision of any state
•

Any entity established under the laws of the United States, of any state, or of any political subdivision of any state, or under an interstate compact between two or more states, that exercises governmental authority on behalf of the United States or any such state or political subdivision

•	Any entity (other than a bank) whose common stock or analogous equity interests are listed on the New York, American or NASDAQ stock exchanges (each, a “Listed Entity”)

•	Any entity organized under the laws of the United States or of any state, and at least 51 percent of whose common stock or analogous equity interest is owned by a Listed Entity
•	An issuer of a class of securities registered under section 12 of the Securities Exchange Act of 1934 or that is required to file reports under section 15(d) of that Act
•	An investment company, as defined in section 3 of the Investment Company Act of 1940, that is registered with the Securities and Exchange Commission (“SEC”) under that Act
•	An investment adviser, as defined in section 202(a)(11) of the Investment Advisers Act of 1940, that is registered with the SEC under that Act
•	An exchange or clearing agency, as defined in section 3 of the Securities Exchange Act of 1934, that is registered under Section 6 or 17A of that Act
•	Any other entity registered with the SEC under the Securities Exchange Act of 1934
•

A registered entity, commodity pool operator, commodity trading advisor, retail foreign exchange dealer, swap dealer or major swap participant, each as defined in section 1a of the Commodity Exchange Act, that is registered with the Commodity Futures Trading Commission

•	A public accounting firm registered under section 102 of the Sarbanes-Oxley Act
•

A bank holding company, as defined in section 2 of the Bank Holding Company Act of 1956 (12 U.S.C. 1841) or savings and loan holding company, as defined in section 10(n) of the Home Owners’ Loan Act (12 U.S.C. 1467a(n))

•	A pooled investment vehicle that is operated or advised by a financial institution that is an “Excluded Legal Entity”
•	An insurance company that is regulated by a state
•	A financial market utility designated by the Financial Stability Oversight Council under Title VIII of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010
•	A foreign financial institution established in a jurisdiction where the regulator of such institution maintains beneficial ownership information regarding such institution
•	A non-U.S. governmental department, agency or political subdivision that engages only in governmental, rather than commercial, activities
•	Any legal entity, only to the extent that it opens a private banking account subject to 31 C.F.R §1010.620

Pantheon will obtain a completed CIQ from an individual opening the account on behalf of the legal entity. The AMLCO or his designee will review the CIQ to confirm that the beneficial owners listed on the CIQ satisfy both identification prongs listed above.

The AMLCO will also confirm that the Firm has identified and verified the identity of such beneficial owners by following the procedures noted in the sections noted above titled “Required Customer Information” and “Customer ID Verification for Accounts for Individuals.”

Also, as a part of the Customer Due Diligence rule, Firms must understand the nature and purpose of the customer relationship in order to develop a customer risk profile. Pantheon will gather sufficient customer information during the account opening process to gain a reasonable understanding of what type of account activity should generally take place. The

Firm may review transactions against each customer profile in order to identify potentially suspicious activity.

Risk Profile of Customer

A customer risk profile may include information such as the customer’s income, net worth, domicile, or principal occupation or business. For existing customers, it may also include a history of customer activity. The rule does not mandate any specific risk profile system. Pantheon may include individualized risk scoring, placement of customers into risk categories, or another means of assessment that allows the Firm to understand the risk posed by the customer.

The Firm will utilize these risk profiles as one factor to consider for conducting ongoing monitoring for suspicious activity. In addition, based on risk, the Firm may consider monitoring for updating customer information regarding beneficial ownership.

The Firm has established a contractual relationship with a third-party service provider to conduct identity verification, screening and due diligence, both at the inception of the limited partner relationship (i.e., submission of fund subscription documentation), and on an ongoing, continuous basis.

Screening is conducted on limited partners and associates (as applicable) with each new fund subscription, notwithstanding any prior existing relationship with or prior commitments by the limited partner. Upon notification of an alert corresponding to an apparent match, the AMLCO or designee will investigate the match to determine whether it is a credible match or a false positive.

Based on screening results, the AMLCO or designee will assign the limited partner the appropriate risk rating, which includes the following levels:

•	Risk Level 1 – No alerts generated during initial limited partner on-boarding;
•

Risk Level 2 – An alert is generated, but post-investigation, is deemed non-impactful (i.e., immaterial, non-AML related matter highlighted in the alert has been settled or otherwise concluded, or fine has been paid); or, an alert is generated indicating politically exposed person (“PEP”) or Senior Foreign Political Figure (“SFPF”) status or affiliation. The Firm also ascribes Risk Level 2 to limited partners affiliated with a government entity, sovereign wealth fund, or other state or country-controlled entity.

•

Risk Level 3 - An alert is generated on a limited partner that is deemed material (i.e., match to OFAC or other global sanctions or blacklist; allegations relating to money laundering, terrorist financing, bribery or corruption).

OR

•

Low Risk – if there are no indications that the customer is potentially in a foreign jurisdictions, has negative new or has any other risk indicator, then the client will be designated low risk. The risk level will be noted on the client’s customer profile.

•	High Risk – if the client is any of the following, it will be considered high risk and will be designated as such in the customer profile:
o	SFPF or PEP

o	Foreign hedge fund
o	Material negative news

If warranted, alternate or supplemental reviews may be conducted, by the AMLCO, his designee and external counsel. Documentation will be maintained in each customer file.

Additional Verification For Certain Customers

For the following types of customers, a minimum of two forms of customer ID are required:

•	accounts domiciled in high-risk countries as identified by the Office of Foreign Assets Control (“OFAC”) (Operations personnel can provide this list or it can be found at the OFAC website)
•	accounts for foreign public officials (individuals in high office in other countries, their families and close associates, political party officials)

Institutional Accounts, Hedge Funds, Investment Funds and Other Intermediary Relationships

Investment funds and “hedge funds” are examples of intermediary accounts. In addition to these types of relationships, other institutional accounts frequently are established solely for trade execution and therefore these clients maintain a limited relationship with the Firm. Nevertheless, the Firm will remind appropriate personnel that, with respect to institutional accounts, due diligence may need to be performed, notwithstanding the fact that these accounts do not represent a credit risk to the Firm, due to the delivery versus payment nature of the accounts. The Firm will ascertain, via representation or otherwise, the institution’s/ intermediary’s authority to act on behalf of the underlying client and, where appropriate, whether the institutional client/intermediary has policies and procedures to know its own clients.

Factors to evaluate in determining whether additional due diligence is appropriate when doing business with a particular institution/intermediary may include whether:

•	The institution/intermediary has established anti-money laundering policies and procedures;
•	The Firm has historical experience with the institution/intermediary;
•	The institution/intermediary is a registered financial institution based in a major regulated financial center or is a registered financial institution located in a FATF jurisdiction
•	The institution/intermediary has a reputable history in the investment business; and
•

The institution/intermediary is from a jurisdiction characterized as an offshore banking or secrecy haven or is designated as a non-cooperative country by credible international organizations or multilateral expert groups.

Lack of Acceptable Customer ID Verification

Accounts will not be opened for customers who present unacceptable customer ID at the time of account opening.

For customers who fail to provide required ID or documents within five days of account opening, the account will be restricted to liquidating transactions only until satisfactory ID verification is received.

For customers where the non-documentary verification results in substantive unresolved discrepancies (e.g., inconsistent name, address, taxpayer ID number information), an account will not be opened. If an account has already been opened, it will be closed immediately.

Questions regarding accounts that do not comply with customer ID verification requirements will be referred to the AMLCO.

The AMLCO or his/her designee will ensure that the procedures listed above are being followed. Accounts that require additional AMLCO approval and that are subject to customer ID verification procedures include numbered accounts, accounts demanding confidential handling, accounts domiciled in countries defined as high risk for money laundering by Treasury Department, foreign public officials, and certain foreign banks.

Non-Documentary Methods of Verifying Customer Identification

Pantheon recognizes that the risk that it may not know the customer’s true identity may be heightened for certain types of accounts, such as an account opened in the name of a corporation, partnership or trust that is created or conducts substantial business in a jurisdiction that has been designated by the U.S. as a primary money laundering jurisdiction, a terrorist concern, or has been designated as a non-cooperative country or territory.

Pantheon will identify customers that pose a heightened risk of not being properly identified and will report these customers to the CCO for further review and approval. Non-documentary methods must be used in the following circumstances:

•	an individual is unable to present acceptable photo ID
•	the documents presented are unfamiliar
•	the account is opened without obtaining documents
•	the customer opens the account without appearing in person at Pantheon
•	the account is opened under other circumstances, at the discretion of the RR’s supervisor, New Accounts, and/or the AMLCO, where Pantheon is unable to verify the customer’s identity

Under any of these circumstances, the RR must indicate the following non-documentary methods on the new account application:

•	direct customer contact information
•	obtaining a financial statement

The AMLCO or his/her designee will ensure that the procedures listed above are being followed.

Customer Notice

Policy: As required by law, customers must be notified when applying to open an account that their identities will be verified.

Pantheon notifies customers, prior to account opening, that their identity will be verified. This notice may appear on Pantheon’s website, on new account applications, or in other disclosures provided at the account opening.

The AMLCO or his/her designee will ensure that the procedures listed above are being followed.

Customer Identification Program (“CIP”) (USA PATRIOT Act Sec. 326; NTM 03-34)

Policy: New account openings are subject to Pantheon’s CIP. According to the USA PATRIOT Act, all financial institutions must verify the identity of individuals wishing to conduct financial transactions. The law requires institutions to develop appropriate CIPs that specify the identifying information to be obtained from each customer when a new account is opened. Firms must also develop reasonable and practical risk-based procedures for verifying a customer’s identity. The goal of CIPs is provide firms with a reasonable belief that they know the true identify of each customer. As required by law, Pantheon also compares customer information against government lists.

Minimum Identifying Information

The minimum required customer ID information for Pantheon’s new account applications is name, date of birth, address, and an identification number.

The following chart summarizes the responsibilities for conducting and complying with Pantheon’s CIP.

AMLCO	• Develop CIP review for approval of specific accounts (e.g., numbered accounts).
• Request additional ID information if necessary.
• Consider filing SAR for suspicious accounts.
• Review discrepancies referred by New Accounts personnel
Registered Representatives	• Obtain required CIP information for new accounts.
Registered Representative Supervisors	• Ensure that required CIP information has been obtained prior to approving accounts. • Review CIP information for adequacy and discrepancies and approve or disapprove accounts accordingly.
New Accounts Personnel

•  Confirm CIP information has been obtained for accounts to be opened.

•  Reject accounts with deficient customer ID information and return to the RR’s supervisor.

•  Refer accounts requiring additional review before approval to the AMLCO.

•  Refer suspicious or questionable accounts to the AMLCO.

• Note on account records if account is limited to certain transactions until ID information is received.
• Identify discrepancies in information received from consumer reporting agencies or other vendors used to verify customer identity and refer these to the AMLCO.

CIP Records

Pantheon customer ID verification records are retained with new account application records in accordance with rule requirements. These records include, but are not limited to

•	information recorded on the new account application;
•	documentary verification, including information from or copies of government-issued IDs or passports;
•	non-documentary verification;
•	account approval or disapproval;
•	resolution of discrepancies;
•	any account referrals to the AMLCO; and/or • any account closings for failure to meet CIP requirements.

Simplified Client Due Diligence (“Simplified CDD”)

Pantheon’s customers must be subject to the full range of CDD measures, including the requirement to identify the beneficial owner. The Firm will require the beneficial owner information to be provided directly from the investor. However, in circumstances where Pantheon ascertains the risk of money laundering or terrorist financing as lower, Pantheon may apply Simplified CDD.

There are no automatic exemptions from enhanced due diligence. Customer due diligence files will indicate if the customer meets a FinCEN Exclusion and if so, what the exclusion is.

Enhanced Due Diligence (“Enhanced CDD”)

Enhanced CDD is additional information collected or enquiries made, over and above regular CDD, which would be collected for those customers deemed to be of higher risk – see APPENDIX 2 Clients and Investors– Higher Risk indicators.

There are no automatic exemptions from enhanced due diligence.

Examples of enhanced due diligence measures that could be applied for higher-risk business relationships include:

1.	obtaining additional information on the customer and updating more regularly the identification data of customer and beneficial owner;
2.	obtaining additional information on the intended nature of the business relationship;
3.	obtaining information of the reasons for intended or performed transactions;
4.	obtaining the approval of the authorised management (the MLRO) to commence or continue the business relationship;

5.	requiring the first payment to be carried out through an account in the customer’s name with a professional subject to similar customer due diligencestandards;
6.	verifying a visit from the customer/company or contacting the customer/company via registered letter with acknowledgement of receipt;
7.	conducting enhanced monitoring of the business relationship, by increasing the number and timing of controls applied, and selecting patterns of transactions that need further examination.

Information must be provided by the individual authorized to open the account/establish the relationship with the Firm. Information must be provided on the Firm’s CIQ Form.

Verification: Pantheon Securities will seek to verify the identity of each investor and each issuer customer through documentary evidence when reasonably possible, including through documents provided by the investor (e.g., in connection with the execution of a subscription agreement). For an individual investor, these documents may include an unexpired government-issued identification evidencing nationality or residence and bearing a photograph or similar safeguard, such as a driver’s license or passport. Investor identity will otherwise be verified through non-documentary evidence. For investors that have previously invested in funds managed by Pantheon Securities’ affiliates or related persons, this contact itself may enable Pantheon Securities to form a reasonable belief that it knows the identity of the investor, depending on the information originally obtained from the investor. Other non-documentary methods may include contacting a customer; independently verifying the customer’s identity through the comparison of information provided by the customer with information obtained from a consumer reporting agency, public database, or other source; checking references with other financial institutions; or obtaining a financial statement. The identity of an issuer will be established through normal securities offering due diligence procedures (e.g., by obtaining corporate governance documents, financial statements, or proof of regulatory/public listing). Finally, Pantheon Securities will comply with OFAC rules by screening the names of all investors and issuer clients, as described below.

Lack of Verification: If Pantheon Securities cannot form a reasonable belief that it knows the true identity of the direct customer, it will not establish the relationship. If any investor, potential investor or issuer customer refuses to provide any information requested in connection with a transaction, or appears to have intentionally provided false or misleading information to Pantheon Securities, the AML Compliance Officer must be notified immediately, and, consistent with relevant reporting requirements, will be responsible for determining an appropriate course of action (including whether a SAR Form 111 should be filed with FinCEN).

In cases where such investors or issuers have a preexisting relationship with Pantheon Securities, Pantheon Securities will, after considering the risks involved, determine whether relationships with such person should be terminated to the extent practicable.

Comparison with Government Lists: When opening an account for a customer, Pantheon Securities must determine whether the customer appears on any U.S. government-

provided list of suspected or known terrorists (the U.S. government has not yet provided any such list). This does not substitute for OFAC checks, described in Part X.

Monitoring Clients

IR representatives are required to keep their knowledge of their clients up-to-date, in accordance with Pantheon Securities policies in general. In addition, Pantheon Securities will remain alert for “red flags,” such as those described further below, that may indicate money-laundering activities.

Notice to Customers

Pantheon Securities shall provide each customer with notice that Pantheon Securities will seek the required identification information. This notice shall be incorporated into subscription agreements, investor questionnaires and other similar documents required with registered and unregistered investments funds maintained by Pantheon (the “Funds”). This notice shall state (in substance) as follows:

Important Information about Procedures for Establishing a Relationship with Pantheon Securities

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each customer of the Firm.

What this means for you: When you establish a customer relationship with us, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver’s license, passport, or other identifying documents. The rationale for screening match resolutions will be documented within the World Check One Global screening system.

In addition to World Check One Global Screening, Pantheon should have regard to google searches, databases, articles and other independent and reliable public sources in conducting screening – particularly in the case of the prevalence of high risk factors, such as the presence of PEPs who may be beneficial owners or otherwise exercise control over an investing entity.

Recordkeeping

Pantheon Securities will document investor and issuer identity verification, including all identifying information provided by an investor or issuer, the methods used and results of verification, and the resolution of any discrepancy in the identifying information. Pantheon Securities will keep the following records, as applicable:

•

A description of any documentary or non-documentary methods used for verification purposes and the results obtained, including (if available) any identification number on the document, the issuing government and place of issuance, and the dates of issuance and expiration. This may include:

o	Copies of references, financial statements, database printouts, and any other materials used in the verification process.
o

The subscription booklet, limited liability company agreement or other documents through which investors subscribe for or acquire interests in the funds. These documents typically include extensive representations and warranties related to AML matters and require delivery of copies of an investor’s Form W-9 (or W-8BEN, W-8 EXP, or W-8IMY for a foreign investor).

o	A copy of the issuer customer’s corporate governance documents, financial statements, proof of regulatory/public listing or other documentation evidencing the issuer’s identity.
•	A description of the resolution of any substantive discrepancies uncovered during the verification process.
•	Each record as required by Rule 17a-3 under the Exchange Act.

In relation to Lux funds, Pantheon acknowledges the principle of work “encoded” into a customer database being subject to a four-eyes principle. A number of different employees input information into Pantheon’s database with sign off on the investor provided by the MLRO. There is not only one individual inputting information into the database.

We will retain records of all identification information for at least seven years after the customer relationship has been closed; we will retain records made about verification of the customer’s identity for at least seven years after the record is made. Please note the FINRA regulatory requirement is five years, however Pantheon Securities is currently following seven years per the Pantheon Group global policy.

Comparison with Government Provided Lists of Terrorists and Other Criminals; Compliance with OFAC Sanctions (Rule 314a)

From time to time, Pantheon Securities may receive notice that a Federal government agency has issued a list of known or suspected terrorists. Pantheon Securities must determine, within a reasonable period of time after an investor or issuer client relationship is established (or earlier, if required by another Federal law or regulation or Federal directive issued in connection with an applicable list), whether an investor or issuer client appears on any such list of known or suspected terrorists or terrorist organizations issued by any Federal government agency and designated as such by Treasury in consultation with the Federal functional regulators. Pantheon Securities will follow all Federal directives issued in connection with such lists. Pantheon Securities documents these reviews within its Monthly Metrics report.

Grand Jury Subpoenas

We understand that the receipt of a grand jury subpoena concerning a customer does not in itself require that we file a Suspicious Activity Report (SAR). When we receive a grand jury subpoena, we will conduct a risk assessment of the customer subject to the subpoena as well as review the customer’s account activity. If we uncover suspicious activity during our risk assessment and review, we will elevate that customer’s risk assessment and file a SAR in accordance with the SAR filing requirements. We understand that none of our officers, employees or agents may directly or indirectly disclose to the person who is the subject of the subpoena its existence, its contents or the information we used to respond to it. To maintain the confidentiality of any grand jury subpoena we receive, we will process and maintain the subpoena by strictly limiting access to the documents on a secure, protected drive. If we file a SAR after receiving a grand jury subpoena, the SAR will not contain any reference to the receipt or existence of the subpoena. The SAR will only contain detailed information about the facts and circumstances of the detected suspicious activity.

National Security Letters

Pantheon will respond to any National Security Letters (“NSLs”), which are written investigative demands from the Federal Bureau of Investigation and other federal government authorities, as appropriate.

The AML Compliance Officer will handle NSLs. The AML Compliance Officer must ensure that NSLs remain confidential and that personnel made aware of an NSL on a need-to-know basis keep the information confidential as well. NSLs must not be referenced in Suspicious Activity Report filings.

Pantheon Securities will continue to comply with the OFAC rules prohibiting transactions with certain foreign countries and their nationals.

Monitoring and Reporting Procedures

Suspicious Activity Reporting

Requirement to File:

Pantheon Securities is obligated to report any known or suspected violation of federal law or regulation. Specifically, Pantheon Securities must report a transaction conducted by, at, or through Pantheon Securities where Pantheon Securities knows, suspects, or has reason to suspect that:

•

The transaction involves funds derived from illegal activities, or is intended to hide or disguise funds derived from illegal activities, as part of a plan to violate any federal law or regulation or to avoid any transaction reporting requirement under federal law;

•	The transaction is designed, whether through structuring or otherwise, to evade any AML-related regulation;
•

The transaction has no business or apparent lawful purpose or is not the sort in which the particular customer would normally be expected engage, and after examining the available facts Pantheon Securities knows of no reasonable explanation for the transaction; or

•	The transaction involves the use of Pantheon Securities to facilitate apparently criminal activity;
•	A cyber event that is related to a transaction by Pantheon Securities per the guidance of FIN-2016-A005.

An attempt to commit any of the above described acts also constitutes suspicious activity requiring the filing of a SAR Form 111.

Pantheon Securities will not base the decision on whether to file a SAR Form 111 solely on whether the activity falls above a set threshold. Pantheon Securities will file a SAR Form 111 and notify law enforcement of any activity that raises an identifiable suspicion of criminal, terrorist, or corrupt activities. In high-risk situations, the Firm will notify the government immediately and will file a SAR Form 111 with FinCEN. Securities law violations that are reported to the SEC or FINRA may also be reported promptly to the local U.S. Attorney, as appropriate.

The Firm will not file a SAR Form 111 to report violations of Federal securities laws or FINRA rules by its RRs that do not involve money laundering or terrorism, but may report them to the SEC or FINRA.

All SARs will be periodically reported to senior management, with a clear reminder of the need to maintain the confidentiality of the SAR Form 111.

Joint Filing of SARs by Broker-Dealers and Other Financial Institutions

Pantheon does not intend to file any joint filings with another financial institution.

Sharing SAR Form 111 With Parent Companies

The Firm is a wholly owned subsidiary of Pantheon Venture, Inc. On January 20, 2006, FinCEN issued guidance permitting, under certain conditions, SARs to be shared with foreign or domestic parent entities. Pantheon may share its SARs with Pantheon Ventures, Inc.

Before Pantheon shares information with foreign or domestic parent entities, the AML Compliance Officer will have in place a written confidentiality agreement or a written arrangement with Pantheon Venture, Inc. where the Parent firm pledges to protect the confidentiality of the SARs through appropriate internal controls.

The AML Compliance Officer is responsible for compliance with the FinCEN certification requirements. All information will be treated as confidential and maintained in the AML Compliance Officer’s files. These records may be kept in hard copy or in password-protected electronic files.

In addition, the AML Compliance Officer must verify that any financial institution with which Pantheon shares information (including affiliates) has also filed the requisite certification. This verification entails requesting and receiving a written letter or attestation from the other financial institution. Such documents will be maintained in the AML Compliance Officer’s files. The AML Compliance Officer may also consult a list provided by FinCEN to confirm the other institution’s certification. If this verification method is used, the AML Compliance Officer must maintain a record of it as well.

Responsibilities of all Pantheon RRs

Recognizing Questionable or Potentially Suspicious Activity: All RRs must be alert for any questionable or potentially suspicious activities, such as the illustrative “red flags” referenced further below.

It is not always possible to recognize money laundering transactions. In the best of cases, you will recognize a money laundering transaction at the time it is requested, and will report the incident before the transaction is completed. However, it is possible that a transaction will be completed and that you will realize its suspicious nature only later or in the context of a number of transactions that take place over time. Such a situation does not automatically make you culpable or considered complicit. It does require, however, that you bring your concerns forward as soon as you realize the suspicious nature of the transaction(s) in question.

Reporting Such Activities to the AML Compliance Officer: RRs who become aware of questionable or potentially suspicious activity should promptly report that activity to the AML Compliance Officer. Accurate, complete, and timely reporting is the best way to protect Pantheon and its employees from criminal liability and other harm related to money laundering.

Monitoring Employee Conduct and Accounts

Pantheon reviews employees’ personal trading accounts for suspicious activity, under the supervision of the AML Compliance Officer, which includes potential filings for employees suspected of suspicious insider activity.

Responsibilities of the AML Compliance Officer

Filing the SAR Form 111: The AML Compliance Officer must review any reports of suspicious activity and should investigate the circumstances and facts to determine whether or not to file a SAR Form 111. If the AML Compliance Officer decides not to file a SAR Form 111, the reason for the decision must be documented and that documentation should be retained for 5 years. If the AML Compliance Officer decides to file a SAR Form 111, this report should be E-filed through the Financial Crime Enforcement Network (FinCEN) BSA E-Filing System. Pantheon Securities will retain copies of any SAR Form 111 filed and the original or business record equivalent of any supporting documentation for 5 years from the date of filing the SAR Form 111Pantheon Securities will identify and maintain supporting documentation and may make such information available to FinCEN, any other appropriate law enforcement agencies, or federal or state securities regulators, upon request. The SAR Form 111 be maintained by the AML Compliance Officer.

Pantheon Securities will not notify any person involved in the transaction that the transaction has been reported, except as permitted by the BSA regulations. Pantheon Securities understands that anyone who is subpoenaed or required to disclose a SAR Form 111 or the information contained in the SAR Form 111, except where disclosure is requested by FinCEN, the SEC, or another appropriate law enforcement or regulatory agency or an SRO registered with the SEC, will decline to produce the SAR Form 111 or to provide any information that would disclose that a SAR Form 111 was prepared or filed. The Firm will notify FinCEN of any such request and its response.

When to File: A SAR Form 111 must be filed within 30 calendar days after the date of the initial detection of facts constituting the basis of filing the SAR Form 111. If no suspect is identified on the date of initial detection, the filing of the SAR Form 111 may be delayed for an additional 30 days, but in any event the SAR Form 111 must be filed within 60 days of initial detection.

Exceptions from the Filing Requirements

Lost, missing, counterfeit or stolen securities reported pursuant to Rule 17f-1 under the Securities Exchange Act of 1934 do not also need to be reported on a SAR Form 111.

A possible violation of federal securities laws or rule by the Firm or its officers, directors or employees, that is reported to the FINRA, e.g., on a Form U4 or U5.

Record Retention: The AML Compliance Officer will maintain a record of all questionable or suspicious activity raised, what steps were taken, and an indication whether or not a SAR Form 111 was filed. In the event a decision is made not to file a SAR Form 111, the AML Compliance Officer shall document the reason for that decision.

The Firm must retain any SAR Form 111 it files and any supporting documentation for five years. The supporting documentation is deemed filed with the SAR Form 111 although it is retained by Pantheon and not actually filed.

Confidentiality: All reports are strictly confidential. RRs may not tell any person outside the Firm that the transaction has been reported and should only discuss SARs (and suspicious activities generally) within the Firm on a need to know basis. Pantheon Securities, however, is required to make SARs available during regulatory examinations.

Examples of Suspicious Activities

The existence of a red flag may (but does not necessarily) trigger a suspicious activity reporting requirement. If a red flag is detected, closer scrutiny may be required.

While they do not make up a definitive list, the following examples describe indicators that suggest potential money laundering activity, also known as Red Flags:

•	Potential Red Flags in Customer Due Diligence and Interactions with Customers

o

The customer provides the firm with unusual or suspicious identification documents that cannot be readily verified or are inconsistent with other statements or documents that the customer has provided. Or, the customer provides information that is inconsistent with other available information about the customer. This indicator may apply to account openings and to interaction subsequent to account opening.

o

The customer is reluctant or refuses to provide the firm with complete customer due diligence information as required by the firm’s procedures, which may include information regarding the nature and purpose of the customer’s business, prior financial relationships, anticipated account activity, business location and, if applicable, the entity’s officers and directors.

o	The customer refuses to identify a legitimate source of funds or provides information that is false, misleading or substantially incorrect.

o

The customer is domiciled in, doing business in, or regularly transacting with counterparties in a jurisdiction that is known as a bank secrecy haven, tax shelter, high-risk geographic location (e.g., known as a narcotics-producing jurisdiction, known to have ineffective anti-money laundering (“AML”) systems, or known to be ineffective in combating terrorism) or conflict zone, including those with an established threat of terrorism.

o	The customer has difficulty describing the nature of his or her business or lacks general knowledge of his or her industry.

o	The customer has no discernable reason for using the firm’s service or the firm’s location (e.g., the customer lacks roots in the local community or has gone out of his or her way to use the firm).

o	The customer has been rejected or has had his or her relationship terminated as a customer by other financial services firms.

o	The customer’s legal or mailing address is associated with multiple other accounts or businesses that do not appear related.

o	The customer appears to be acting as an agent for an undisclosed principal but is reluctant to provide information.

o	The customer is a trust, shell company or private investment company that is reluctant to provide information about controlling parties and underlying beneficiaries.

o

The customer is publicly known or known to the firm to be involved in criminal, civil or regulatory proceedings alleging they have committed crime, corruption or misuse of public funds, or is known to associate with such persons. Sources for this information could include news items, the Internet or commercial database searches.

o	The customer’s background is questionable or differs from expectations based on business activities.

o	The customer maintains multiple accounts or maintains accounts in the names of family members or corporate entities, with no apparent business or other purpose.

o

An account is opened by a politically exposed person (“PEP”), particularly in conjunction with one or more additional risk factors, such as the account being opened by a shell company beneficially owned or controlled by the PEP, the PEP is from a country which has been identified by the Financial Action Task Force (“FATF”) as having strategic AML regime deficiencies, or the PEP is from a country known to have a high level of corruption.

o	An account is opened by a non-profit organization that provides services in geographic locations known to be at higher risk for being an active terrorist threat.

o

An account is opened in the name of a legal entity that is involved in the activities of an association, organization or foundation whose aims are related to the claims or demands of a known terrorist entity.

o

An account is opened for a purported stock loan company, which may hold the restricted securities of corporate insiders who have pledged the securities as collateral for, and then defaulted on, purported loans, after which the securities are sold on an unregistered basis.

o	An account is opened in the name of a foreign financial institution, such as an offshore bank or broker-dealer, that sells shares of stock on an unregistered basis on behalf of customers.

o

An account is opened for a foreign financial institution that is affiliated with a U.S. broker-dealer, bypassing its U.S. affiliate, for no apparent business purpose. An apparent business purpose could include access to products or services the U.S. affiliate does not provide.

o	The customer is known to have friends or family who work at or for the securities issuer, which may be a red flag for potential insider trading or unlawful sales of unregistered securities.

o

The customer’s purchase of a security does not correspond to the customer’s investment profile or history of transactions (e.g., the customer may never have invested in equity securities or may have never invested in a given industry, but does so at an opportune time) and there is no reasonable explanation for the change.

•	Potential Red Flags in Money Movements

o

The customer attempts or makes frequent or large deposits of currency, insists on dealing only in cash equivalents, or asks for exemptions from the firm’s policies and procedures relating to the deposit of cash and cash equivalents.

o

The customer “structures” deposits, withdrawals or purchases of monetary instruments below a certain amount to avoid reporting or recordkeeping requirements and may state directly that they are trying to avoid triggering a reporting obligation or trying to evade taxing authorities.

o

The customer seemingly breaks funds transfers into smaller transfers to avoid raising attention to a larger funds transfer. The smaller funds transfers do not appear to be based on payroll cycles, retirement needs, or other legitimate regular deposit and withdrawal strategies.

o	The customer frequently changes bank account details or information for redemption proceeds, in particular when followed by redemption requests.

o	The customer makes a funds deposit followed by an immediate request that the money be wired out or transferred to a third party, or to another firm, without any apparent business purpose.

o	Wire transfers are made in small amounts in an apparent effort to avoid triggering identification or reporting requirements.

o	Incoming payments are made by third-party checks or checks with multiple endorsements.

o	Payments are made by third-party check or money transfer from a source that has no apparent connection to the customer.

o	Wire transfers are made to or from financial secrecy havens, tax havens, high-risk geographic locations or conflict zones, including those with an established presence of terrorism.

o	Wire transfers originate from jurisdictions that have been highlighted in relation to black-market peso exchange activities.

o	The parties to the transaction (e.g., originator or beneficiary) are from countries that are known to support terrorist activities and organizations.

o	Wire transfers or payments are made to or from unrelated third parties (foreign or domestic), or where the name or account number of the beneficiary or remitter has not been supplied.

o	Funds are transferred to financial or depository institutions other than those from which the funds were initially received, specifically when different countries are involved.

o	A foreign import business with U.S. accounts receives payments from outside the area of its customer base.

o

Upon request, a customer is unable or unwilling to produce appropriate documentation (e.g., invoices) to support a transaction, or documentation appears doctored or fake (e.g., documents contain significant discrepancies between the descriptions on the transport document or bill of lading, the invoice, or other documents such as the certificate of origin or packing list).

o	The customer requests that certain payments be routed through nostro or correspondent accounts held by the financial intermediary instead of its own accounts, for no apparent business purpose.

o	Wire transfer activity, when viewed over a period of time, reveals suspicious or unusual patterns, which could include round-dollar, repetitive transactions or circuitous money movements.

•	Other Potential Red Flags

o	The customer is reluctant to provide information needed to file reports to proceed with the transaction.

o	The customer exhibits unusual concern with the Firm’s compliance with government reporting requirements and the Firm’s AML policies.

o	The customer tries to persuade an employee not to file required reports or not to maintain the required records.

o	Law enforcement has issued subpoenas or freeze letters regarding a customer or account at the securities firm.

o	The customer makes high-value transactions not commensurate with the customer’s known income or financial resources.

o	The customer wishes to engage in transactions that lack business sense or an apparent investment strategy or are inconsistent with the customer’s stated business strategy.

o	The stated business, occupation or financial resources of the customer are not commensurate with the type or level of activity of the customer.

o	The customer engages in transactions that show the customer is acting on behalf of third parties with no apparent business or lawful purpose.

o	The customer engages in transactions that show a sudden change inconsistent with normal activities of the customer.

o	Securities transactions are unwound before maturity, absent volatile market conditions or other logical or apparent reasons.

o	The customer does not exhibit a concern with the cost of the transaction or fees (e.g., surrender fees, or higher than necessary commissions).

o	There is an unusual use of trust funds in business transactions or other financial activity.

o	Currency Transaction Report (CTR)

In the event cash is inadvertently accepted, associated persons must take the following steps:

•	Give the cash to the AML Compliance Officer immediately.
•	The AML Compliance Officer must count the cash with two people present to verify the amount. The AML Compliance Officer would then have the FinOP return it the “customer”.
•

If the amount received exceeds $10,000 for one person on any one day, the FinOP/CFO must file Form 4789 (Currency Transaction Report, or “CTR”) with the IRS no later than fifteen calendar days after receiving the cash.

•	Finally, the AML Compliance Officer should retain and maintain records of any forms filed with FinCEN and the IRS with regard to the inadvertent receipt of cash.

Currency and Monetary Instrument Transportation Reports (CMIR)

Broker-dealers must file a Currency and Monetary Instrument Transportation Report (“CMIR”) with the U.S. Customs Service to report transactions in currency and/or bearer instruments transported into or out of the US that alone or in combination exceed $10,000.

This filing is not required for currency or other monetary instruments shipped through the postal service or by common carrier.

The Firm does not accept monetary instruments.

Funds Transmittals of $3,000 or More Under the Travel Rule

Broker-dealers are required to collect information and maintain records for domestic and international funds transfers (including wire fund transfers) of $3,000 or more, with certain exceptions. Specific information is also required to accompany the wire transfer of funds.

“Joint Rule” and the “Travel Rule”, respectively). Both of these rules cover a broad range of methods for moving funds, including wire transfers, certain internal transfers, as well as transmittal orders or instructions made in person or by telephone, facsimile, or electronic messages sent or delivered by a customer. The definition includes all funds transmittals made within the United States regardless of whether the transmittal originates or terminates abroad. In addition, the identity of transmitters and recipients that are not “established customers” must be verified.

The Firm does not facilitate wires. In the event that it does in the future, each transmittal order must contain the following information:

•	Name of the transmitter;
•	Account number of the transmitter, if used;
•	Address of the transmitter;
•	Identity of the transmitter’s financial institution;
•	Amount of the transmittal order;
•	Execution date of the transmittal order;
•	Identity of the recipient’s financial institution and, if received:
o	name of the recipient;
o	address of the recipient;
o	account number of the recipient; and
o	other specific identifier of the recipient.

Reporting Foreign Financial Accounts: The Firm must file an annual “Foreign Bank Account Report” (“FBAR”) with the Treasury Department if the Firm has a financial interest in, or signatory or other authority over one or more bank, securities or other financial accounts in a foreign country that exceed $10,000 in aggregate value at any time during the calendar year. The reporting form and detailed filing instructions are available at www.fincen.gov/f9022-1.pdf.

Special Measures

The U.S. Treasury Department may require financial institutions, including Pantheon Securities, to comply with a graduated set of five “special measures” if Treasury determines that a foreign jurisdiction, foreign financial institution, a type of transaction or a type of account constitutes a “primary money laundering concern.”

Such “special measures” may require the Firm to, among other things:

•	enhance recordkeeping related to fund transfers, legal capacity and beneficial ownership of accounts;
•	obtain additional information about beneficial owners of accounts;
•	obtain additional information related to certain types of foreign accounts; or
•	prohibit the opening or maintaining of certain types of foreign accounts.

The AML Compliance Officer is required to be aware of any “special measures” that may be implemented by the Treasury Secretary. The AML Compliance Officer, in consultation with other relevant RRs, if applicable, is to construct a plan for responding to the “special measures” and communicate that plan to the RRs who are responsible for implementing it.

Detecting and Closing Correspondent Accounts of Foreign Shell Banks

Pantheon Securities does not maintain or establish correspondent accounts, and it is Pantheon Securities’ policy not to establish, maintain, administer or manage correspondent accounts. If in the future Pantheon Securities establishes correspondent accounts, it will develop internal controls to prevent a foreign shell bank from opening such an account.

Receiving And Responding To Information From The Federal Government

Responsibility for Handling Information Requests

All requests for information from the government relating to money laundering should be directed to the AML Compliance Officer, who has responsibility for handling such requests. If and when requested from FinCEN, the Firm must provide to FinCEN the contact information for the AML Compliance Officer.

Requests for Information from FinCEN

FinCEN may, on behalf of a law enforcement agency, require the Firm to search its records regarding a particular individual, organization, or entity suspected of engaging in terrorism or money laundering to determine whether it has account or transaction information regarding the subject of FinCEN’s inquiry.

On receiving a request from FinCEN, the AML Compliance Officer or his designee must initiate a search to determine whether the Firm maintains or has maintained an account for, or has engaged in any transaction with, the subject of the FinCEN request. Specifically, the AML Compliance Officer or his designee should search for:

Any current account maintained by the subject of the request;

Any account maintained for the subject of the request during the preceding twelve (12) months; and

Any transaction conducted by or on behalf of the subject of the request, or a transmittal of funds conducted in which the subject of the request was either the transmitter or the recipient, during the preceding six (6) months.

If such an account is identified, the AML Compliance Officer will report the identity of the individual, entity or organization, the account number, all identifying information provided by the account holder when the account was established, and the date and type of transaction. Such report must be made as soon as possible, but not later than seven days after receiving a written enforcement agency request either by email to patriot@fincen.treas.gov, by calling the Financial Institutions Hotline (1-866-556-3974), or by any other means that FinCEN specifies.

Sharing Information With Other Financial Institutions (Rule 314b)

Under certain circumstances, Pantheon Securities may share information regarding suspected money laundering activities with other “financial institutions.” Such sharing may occur, however, only if Pantheon Securities files a notice with the U.S. Treasury Department and takes certain other measures.16 However, Pantheon Securities has opted out of sharing information with other Financial Institutions.

In deciding to share information with other financial institutions, the AML Compliance Officer will keep in mind that investment advisers, which are not “financial institutions” for purposes of the Bank Secrecy Act and its implementing regulations, do not benefit from the safe harbor provision for information-sharing afforded to financial institutions, even if the investment adviser is an affiliate of a broker-dealer.

Notification to the Government by Telephone

Pantheon Securities must check investor and issuer client names, as well as certain other names, against the OFAC lists of SDNs, Blocked Persons, and sanctioned and targeted countries (www.ustreas.gov/ofac) (collectively, “OFAC list”) when conducting due diligence or initiating an investor or issuer client customer relationship. In certain situations, such as suspected terrorist financing or ongoing money laundering schemes, in addition to filing required reports to OFAC and other federal agencies (including filing a SAR Form 111 with FinCEN), the AML Compliance Officer may call Federal law enforcement, as required under applicable laws and Pantheon Securities’ policies and procedures. Such situations may include the following:

•	an investor or issuer client is listed on the OFAC list;
•	an investor’s legal or beneficial owner, or a beneficiary of an investor, is listed on the OFAC list;
•	an investor or issuer client is directly or indirectly owned 50 percent or more in the aggregate by one or more person(s) or entity(ies) listed on the OFAC list;
•	an investor or issuer client is controlled by a person or entity listed on the OFAC list;
•

an investor or issuer client attempts to use bribery, coercion, undue influence, or other inappropriate means to initiate a relationship or carry out a suspicious activity or unlawful activity or transactions;

16 The requirements for informational sharing can be found at 31 C.F.R. § 1010.540.

•

Pantheon Securities has reason to believe the investor or issuer client is trying to move illicit cash out of the government’s reach, or Pantheon Securities has reason to believe the investor or issuer client is about to use the funds to further an act of terrorism.

The AML Compliance Officer can first call the OFAC Hotline at 1-800-540-6322. Pantheon Securities may contact other federal regulatory or law enforcement agencies, as appropriate or required, including: the FinCEN Financial Institutions Hotline at 1-866-556-3974, the local U.S. Attorney’s office, the local FBI office, the local SEC office, and the SEC SAR Alert Message Line at 1-202-551-SARS (7277).

Annual Audit Requirement

An internal audit shall be conducted no less than annually by a qualified outside party to verify the Firm’s adherence to the procedures set forth herein. A written report will be prepared and presented to the AML Compliance Officer and other senior management of Pantheon Securities, as appropriate. The AML Compliance Officer shall ensure that the outside party’s recommendations from the audit process are considered for incorporation into this AML Program as necessary.

Training Requirement

Training of New RRs

All new Pantheon Securities RRs and all new Pantheon Securities legal, compliance, audit, and select operations employees are to receive training related to the Firm’s AML Program within the first twelve months of arrival at Pantheon.

The AML Compliance Officer is responsible for ensuring that this training takes place and for documenting that all appropriate Pantheon RRs have received training upon arrival.

Annual Training of Employees

All Pantheon Securities RRs and all Pantheon Securities legal, compliance, audit, and select operations employees are to receive training at least once every year related to the Firm’s AML Policies and Procedures. Attendance is mandatory.

The managers/SPs of each department within Pantheon Securities are responsible for ensuring that employees subject to their supervision attend. The AML Compliance Officer is responsible for documenting that all appropriate employees have received training annually.

Supervisory Training

On an as-needed basis, the AML Compliance Officer should arrange for AML training for supervisors.

Training; Presentation and Materials

The AML Compliance Officer is responsible for:

•	Obtaining or designing content and preparing training materials for the new employee, annual and supervisory training;
•	Keeping the training materials current; and
•	Updating RRs on relevant AML developments through the issuance of written materials to appropriate RRs.
•	At the training sessions, RRs are to be provided copies of the Firm’s Anti-Money Laundering Policies and Procedures, or appropriate summaries thereof.

Attendance Records

Attendance is to be taken at all new RR and annual training sessions.

Copies of all records for new RR and annual training are to be retained by the AML Compliance Officer.

OFAC Requirements

Through complex sets of regulations, OFAC administers and enforces U.S. economic sanctions against designated countries (e.g., Cuba, Iran, North Korea, Sudan, and Burma); certain individuals, groups, and entities (such as drug traffickers, weapons traffickers, and terrorists); and “specially designated nationals” (who, together with other blocked persons, often are referred to by the acronym “SDNs”).

All U.S. persons - U.S. citizens and permanent residents (wherever located), companies and other entities organized in the United States, foreign branches of U.S. companies and entities, and foreign individuals and entities located in the United States - must comply with OFAC regulations. In addition, these U.S. persons may not facilitate, finance, or approve any transaction by a foreign third-party that would otherwise be prohibited if directly undertaken by a U.S. person.17

OFAC regulations generally prohibit U.S. persons from engaging in most commercial and financial transactions with targeted countries and persons. The regulations also generally impose asset-blocking requirements in many circumstances, meaning that persons with control over the affected assets - including broker/dealers and other financial institutions - must hold those assets strictly in accordance with OFAC regulations. The details of OFAC regulations, however, vary significantly from country to country.

It is the policy of the Firm to comply strictly with regulations issued by OFAC, including as set forth below. The Firm will not do business with any person, entity or jurisdiction subject to OFAC sanctions. OFAC regulations change frequently to reflect new foreign policy considerations and threats of transnational crime, and therefore it is essential for the AML Compliance Officer to consult frequently the current OFAC regulations and to notify the Firm’s RRs and management of

17 Because OFAC views its mandate as fulfilling national security directives, the agency broadly interprets its authority and strictly enforces the sanctions. Violations of OFAC sanctions are subject to severe civil and criminal penalties, as well as administrative actions such as forfeiture of property. In addition, OFAC has recently established procedures for public disclosure of enforcement proceedings, including the release of information about parties that have entered into penalty settlements. Accordingly, OFAC penalties may result in reputational damage.

changes to the regulations. In doing so, the AML Compliance officer will consult https://www.treasury.gov/resource-center/sanctions/Pages/default.aspx.

Pantheon Securities must check investor and issuer client names, as well as certain other names, against the OFAC lists of SDNs, Blocked Persons, and sanctioned and targeted countries (www.ustreas.gov/ofac) (collectively, “OFAC list”) when conducting due diligence or initiating an investor or issuer client customer relationship. Because the OFAC list and listings of economic sanctions and embargoes are updated frequently, the AML Compliance Officer will consult them on a periodic basis and may subscribe to receive any available updates when they occur. The AML Compliance Officer may also access the OFAC list through third-party software programs to ensure speed and accuracy. The AML Compliance Officer will also review existing relationships against the OFAC list and listings of current sanctions and embargoes when they are updated, and the AML Compliance Officer will document the review. OFAC searches are also conducting for all new employees of the Firm as part of its onboarding process.

The Firm must report all blockings and rejections of prohibited transactions to the OFAC within 10 days of identifying the blocked or rejected transactions, as well as annually. The reporting requirement applies not only to “rejected funds transfers,” but also to any transaction rejected because it would violate sanctions, including transactions “related to wire transfers, trade finance, securities, checks, foreign exchange, and goods or services.”

In addition, in July 2019, 31 C.F.R. § 501.604 expanded the reporting requirement to “any U.S. person.” More specifically, the statute refers to any U.S. citizen, green card holder, protected individual, or entity incorporated or registered in the U.S. (and foreign branches).

APPENDIX 4

Clients and Investors – Common and Special Tax Fraud and Evasion Indicators

(applicable to Luxembourg funds)

The CSSF Circular 17/650 provides that a professional’s due diligence must extend to the tax obligations of the customers, be they resident or non-resident taxpayers. As used in this Appendix 4 a “professional” is a Luxembourg Fund managed by Pantheon and the persons responsible for AML/CFT compliance of such Luxembourg Fund.

As regards the Luxembourg tax obligations, due diligence includes all types of direct taxes (income tax, corporate tax, etc.), registration and inheritance duties and value added tax.

As for foreign tax obligations, due diligence applies to tax offences incriminated in the States concerned, even if the legislation of the country of tax residence does not impose the same type of duties and taxes or does not have the same duties and tax regulations as Luxembourg. Thus, due diligence must extend, for example, to wealth tax or inheritance duties for direct descendants due, where applicable, in the tax residence country of the customer, without the professional being required to have an exhaustive and thorough knowledge of the foreign tax legislation.

A suspicion may arise in consideration of the person concerned, its development, the origin of its assets, the nature and purpose or terms of the operation in question. The professional must not wait until it is certain that a predicate tax offence is being committed, has been committed or has been attempted before reporting a suspicion. The professional must not reconstitute the tax statements of its customer in order to calculate the amount of defrauded taxes/undue reimbursement or wait for a tax reassessment.

In this context, the professional shall rely on indicators likely to reveal potential laundering of a predicate tax offence. The scope of these indicators shall be assessed on a case-by-case basis. If an indicator or a combination of indicators raise doubts, the professional shall examine the business relationship/transaction more thoroughly in order to verify if doubts are justified given the context of the operations and the professional’s knowledge of the customer’s situation.

Where doubts remain, the professional shall make a suspicious transaction report to the FIU. Such indicators may be the result of, e.g., the unjustified use of shell companies, the interposition of persons without any explanation regarding their usefulness, inconsistent financial operations, anomalies in invoices, purchase orders or supporting documents, unexplained use of transit accounts, unusual and unexplained withdrawal of cash, refusal to produce supporting documents, fund transfers to a foreign country followed by the repatriation of these funds as a loan, deposit by an individual of funds unrelated to the profession or the origin of the customer’s funds, etc.

In compliance with the CSSF Circular 20/744, this annex provides a list of indicators likely to reveal a possible laundering of a predicate tax.

The following steps shall be undertaken:

● If an indicator or a combination of indicators raises doubts, you shall examine the business relationship/transaction more thoroughly in order to verify if doubts are justified given the context of the transactions and your knowledge of the customer’s/investor’s situation (KYC and KYT).

● Where doubts remain, a report of the suspicions shall be filed to the Luxembourg FIU (through GoAML).

A single indicator, or even several indicators, are not necessarily sufficient grounds for raising a suspicion of laundering. It must be noted that the following examples of indicators are neither exhaustive, nor do they exclude other criteria, and that they may change over time.

I. Common indicators (“List I.”)

(1) The customer is a legal person or a legal arrangement set up in a jurisdiction that is not subject to AEOI/CRS/FATCA reporting10 and this “entity” has no economic, asset or other reality, except where (1) the customer demonstrates that its establishment complies with the legal provisions of the country of residence of the customer/beneficial owner or (2) the existence of the entity is in effect known to the tax authorities of the country of residence of the beneficial owner based on supporting evidence.

(2) The customer is a company or uses companies in which a multitude of statutory changes (unexpected and short-term changes) have taken place, for example with the purpose of appointing new managers, moving the registered office to a jurisdiction which is not subject to AEOI/CRS/FATCA reporting, amending the corporate purpose or corporate name, not justified by the economic situation of the company.

(3) The use of companies or legal structures located in a jurisdiction other than the tax residence or place of regular economic or professional interests of the beneficial owner, except where (1) the customer demonstrates that its establishment complies with the legal provisions of the country of residence of the customer/beneficial owner or (2) the existence of the legal person is in effect known by the tax authorities of the country of residence of the beneficial owner based on supporting evidence.

(4) Completion of a commercial transaction at a price that is obviously underestimated, overestimated or inconsistent.

(5) Findings of anomalies in the documentation justifying the transactions, and notably atypical or unusual transactions (e.g. no VAT number, no invoice number, no address, all of which may put into question the supporting evidence of the document supplied).

(6) The customer’s refusal to provide the tax compliance documentation or information needed for tax reporting or the presence of indications raising suspicions regarding fiscal noncompliance (e.g. refusal to communicate the tax identification number or the fiscal address, refusal to complete the AEOI/CRS/FATCA self-certification, refusal to receive a tax reporting, the AEOI self-certification signed by the customer states a fiscal address in

Luxembourg while the postal address and/or telephone number and/or any other information shows that the customer does not reside in Luxembourg).

(7) Substantial increase, over a short period, of movements on banking account(s) which was (were) until then scarcely active or inactive, without this rise being justified, notably by a verified development of economic or business activities of the customer.

(8) Observation of inconsistencies between the business volume (e.g. based on company accounts) and movements on bank accounts.

(9) Substantial and/or irregular transactions linked to professional activities on personal/private accounts.

(10) Payment or reception of fees to or from foreign companies without business activities or without substance or link between the counterparties and whose purpose seems to be economically unjustified re-invoicing.

(11) Classification of a company or legal structure as “Active Non-Financial Entity” based on CRS regulations and without the change being justified by the development of the business of the company or legal structure.

(12) Requests for assistance or provision of services whose purpose could be to foster circumvention of the customer’s tax obligations.

(13) Use by the customer of complex structures without economic or asset purpose, except where e.g. (1) the customer demonstrates that its establishment complies with the legal provisions of the country of residence of the customer/beneficial owner or (2) the existence of the legal person is in effect known by the tax authorities of the country of residence of the beneficial owner based on supporting evidence.

(14) Unjustified refusal of any contact or unjustified request of hold mail and more particularly if the customer is domiciled in a jurisdiction that is not subject to AEOI/CRS/FATCA reporting (e.g. the unjustified request of a customer not to be contacted ever in writing (post and/or email); the customer states that tax obligations are fulfilled and has signed a tax compliance statement, but has never collected its post or consulted its account online. The customer does thus not have the necessary elements to fulfil its tax obligations).

(15) The transfer of funds from a country that according to this policy could be considered as being risky from a tax transparency point of view, except for example where the customer provides evidence that the funds have been declared.

(16) Inconsistent information available to Pantheon concerning the tax residence of the customer.

(17) Use of so-called back-to-back loans, without valid justification.

(18) Move of the tax residence from a jurisdiction that is not subject to AEOI/CRS/FATCA reporting to a jurisdiction that is subject to such reporting without notifying Pantheon, in order, potentially, to escape reporting.

(19) Financial transactions that are inconsistent with the usual activities of the customer or with its profile or with the asset situation stated by the customer or suspect operations in sectors that are prone to VAT or other tax fraud, in a generally cross-border context.

(20) Withdrawal or deposit of cash that is not justified by the level or nature of the commercial activity or known professional or asset situation.

(21) Documentation on tax compliance leaving room for doubt as it was issued by a person close to the final customer and there being a potential conflict of interests.

The customer reference should be read as (i) investor and (ii) target fund/asset for the above listed indicators.

II. Specific indicators concerning collective investment activities (“List II.”)

Complex investment structuring

1) The collective investment fund (the “UCI”) has recourse to a complex investment structure, involving one or more legal entities or one or more legal investment structures interposed between the UCI and the ultimate target investment, located in different jurisdictions with some of them not complying with international transparency standards, except where this investment structure complies with the tax provisions of the country of residence of these companies or legal investment structures.

Tax base erosion

2) The fund manager business model results in a significant decrease of the investment fund manager’s (the “IFM”) taxable earnings by using cross-border transfers, triggering questions regarding compliance with transfer pricing rules and more generally with Luxembourg laws implementing directly or indirectly BEPS related actions18. Such cross-border transfers can be:

—financial flows (e.g. management or marketing commissions and/or retrocessions but also interest or dividend flows); and/or

—intangible assets.

Investment transactions

3) The UCI performs investment transactions on unregulated markets where the economic beneficiaries of the counterparties to the transaction and/or their intermediaries are located in a jurisdiction not subject to AEOI / CRS / FATCA reporting or which present risk factors similar to those specified under point 79 of the FATF Guidance for a Risk-Based Approach for the Securities Sector dated October 201814.

4) Transactions do not have apparent economic rationale in a specific context (e.g. Private Equity / Real Estate context).

18 The Base erosion and profit shifting (“BEPS”) refers to tax planning strategies used by multinational enterprises that exploit gaps and mismatches in tax rules to avoid paying tax. The BEPS actions developed in the context of the OECD/G20 BEPS Project aim at addressing tax avoidance and ensuring that profits are taxed where economic activities generating the profits are performed and where value is created. http://www.oecd.org/tax/beps/

5) Frequent transactions result in losses for which the professionals or the counterparty appears to have no concern.

Efficient portfolio management techniques19

6) The UCI uses efficient portfolio management techniques such as securities lending transactions which may create tax arbitrage or tax refund that have been or could be considered as aggravated tax fraud/tax evasion as highlighted i.a. by ESMA in its report “ESMA70-154-1193 - Preliminary findings on multiple withholding tax reclaim schemes”.

SICAR

7) The UCI, under the SICAR Law of 15 June 2004, is not in a position to fulfil the requirement of investing in securities representing “risk capital” and in particular, to create value at the level of the portfolio companies/of developing the target entities in accordance with the requirements of CSSF Circular 06/241 specifying aforementioned law. Not fulfilling these requirements would have as a consequence that the company uses illegally the SICAR status which could have a significant tax impact.

Subscription tax (if applicable)

8) The UCI or its IFM has not provided adequate and sufficient information on its quality and status in order for Pantheon Funds to make the subscription tax declarations to the Administration des Enregistrements et Domaines in an appropriate manner and in accordance with the legal requirements applicable to it.

Investor tax reporting

9) The UCI or its IFM is not compliant with the investor tax reporting obligations and/or registration with the tax authorities applicable in its county of establishment.

References to UCI and the IFM above should be read as (i) investors who take the form of a UCI and their managers and (ii) target fund/asset and their managers for the above listed indicators.

PREDICATE TAX OFFENCES COMMITTED IN LUXEMBOURG

Luxembourg law distinguishes between simple tax fraud subject to administrative sanctions, and aggravated tax fraud and tax evasion, which are subject to penal sanctions. Only tax crimes are predicate offences and subject to the professional obligations under the AML/CFT Law.

Suspicious transaction reporting obligation applies without the reporting person needing to qualify the underlying offence. Consequently, the professional is not required to qualify the aggravated tax fraud or the tax evasion. In particular, the reporting person does not need to reconstitute the tax statements of its customer to ascertain if one of the thresholds for predicate tax offences is exceeded (a quarter of the annual tax due, EUR 200,000 or a significant amount either as an absolute amount or in relation to the annual tax due); there

19 As defined in the CSSF Circular 08/356

need only be circumstances that make the hypothesis of these thresholds being exceeded plausible. However, the professional is not required to report to the FIU if it appears plausible that the annual amount of eluded taxes, duties or levies does not exceed EUR 10,000. The aforementioned possibility not to report below the EUR 10,000 threshold does, however, not apply to cases of tax evasion for which the professional concerned must assess whether the threshold of “significant amount either as an absolute amount or in relation to the annual tax due” has been exceeded.

PREDICATE TAX OFFENCES COMMITTED ABROAD

Under Article 506-3 of the Lux Criminal Code, laundering of advantages from predicate tax offences referred to in Article 506-1 of the Lux Criminal Code, is also punishable where the predicate offence was committed abroad, subject to the offence being punishable in the country in which it was committed (principle of dual criminality condition).

Therefore, the minimum thresholds provided for in the Luxembourg law of 23 December 2016 implementing the 2017 tax reform (as described above) do not apply to tax crimes committed abroad.

ANNEX I

Pantheon Gifts & Entertainment Policy

Last Updated January 2020

Pantheon must conduct its business with integrity, pay due regard to the interests of its clients and treat them fairly. The purpose of this policy is to ensure that Pantheon does not conduct business under arrangements that might give rise to a conflict with its duty to clients whilst collecting the information necessary to complete required regulatory reports and reporting for clients.

1. General Policy

It is Pantheon’s policy to earn and conduct business based on the quality of its products and services and to select and manage its service providers on the same basis. Pantheon does not provide, solicit or accept gifts, entertainment or other items of value for the purpose of unduly influencing the recipient’s judgment.

Pantheon’s Compliance Team is available to assist Associates with any questions concerning this Policy. Exceptions to this policy will only be permitted with the written approval of the Pantheon’s Compliance Team.

The monetary threshold limits in this Gift & Entertainment Policy are expressed in USD. For purposes of reporting or seeking approval of any gifts or entertainment given or received, the value of such any gifts or entertainment shall be declared in USD, if necessary, by converting from the applicable local currency into USD, based on the prevailing exchange rates at the applicable time.

Details of gifts and entertainment activity will, from time to time, be shared with appropriate supervisors and senior management to assess the activity and relationships with business contacts. Pantheon “business contacts” are considered persons associated with any client / investor, potential client / investor, vendor, broker, fund manager or other third party that has or has the potential to have a business relationship with Pantheon.

General Requirements.

All gifts and entertainment (including hospitality at business events) given or received must:

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Meet Pantheon’s core ethical standards – namely that the gifts and / or entertainment must: be for a legitimate business purpose, be reasonable, proportionate and not excessive or lavish in scale or frequency;

•

Be unlikely to influence the firm’s or the relevant Associate’s behavior in any way that is detrimental to any client; and not be solicited, i.e. gifts and / or entertainment must not be requested in exchange for directing business to Pantheon, maintaining an existing business relationship with Pantheon or gaining a business advantage.

•

Be declared / reported and / or pre-approved via the Pantheon internal reporting system, in each case if and to the extent required under this Policy See section 3 and Annex 1 for further information and comply with all other requirements of this Policy, including in relation to gifts & entertainment for Sensitive Counterparts as discussed and explained below;

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Comply with all other applicable Pantheon Compliance Policies, including the Anti-Bribery & Corruption Policy. In particular, no gifts or entertainment may be given or received in return for any business, service or confidential information.

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In relation to gifts or entertainment given/provided the gifts or entertainment should not, to the reasonable knowledge of Pantheon Associates, conflict with the recipient’s own policies. Many Pantheon clients and prospects – notably, local authorities, government plans (including Korean Public Plans) and those subject to Taft Hartley or ERISA – have their own strict policies on the giving and receiving of gifts, entertainment and other contributions. Depending on the nature of the gift or entertainment, Associates are advised to consider whether to discuss these policies with the client or prospect and the Compliance Team before arranging entertainment or providing gifts.

•

Comply with any applicable rules relating to “inducements”, if and to the extent applicable. This Gifts & Entertainment Policy has been designed to enable Pantheon and Pantheon Associates to comply with any applicable rules relating to “inducements”.[1]

2. Standard Counterparts and Sensitive Counterparts

1 These inducement rules apply to investment services provided by Pantheon Ventures (UK) LLP and / or Pantheon Ventures (Ireland) DAC (which potentially also include activities performed by US / HK Associates for Pantheon Ventures (UK) LLP and / or Pantheon Ventures (Ireland) DAC with respect to funds managed by Pantheon Ventures (UK) LLP or Pantheon Ventures (Ireland) DAC ). These inducement rules limit (a) the provision of non-monetary benefits by Pantheon to persons other than the relevant fund or client and (b) the provision of non-monetary benefits to Pantheon from persons other than the relevant fund or client. Where such non-monetary benefits are connected to investment services provided by Pantheon Ventures (UK) LLP or Pantheon Ventures (Ireland) and are provided to persons or received from persons other than the relevant fund or client, they must meet certain additional criteria as described below:

•	they are necessary for or enable the service to the fund or client; or
•

they are (i) designed to enhance the quality of the service to the fund / client, and (ii) are disclosed to the fund / client prior to the provision of the relevant service, and (iii) if they are received by or in connection with investment activities for separate account clients with whom Pantheon Ventures (UK) LLP and / or Pantheon Ventures (Ireland) DAC have an investment management or advisory agreement (“EU IMA Clients”), be of reasonable de minimis value, such as food and drink during a business meeting or a conference, seminar or other training event.

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“Standard Counterparts” and “Sensitive Counterparts” are persons/institutions distinguished by particular criteria that are outlined in the following grid / chart and who are subject to specific thresholds of approval in consideration of the perceived risk of being improperly influenced by their position.

Standard Counterpart	Sensitive Counterpart

Anyone Pantheon deals with in the course of business who is not a Sensitive Counterpart. This includes prospective or current clients / investors,business partners, consultants, brokers, vendors and service providers, their employees, officers and representatives.

Sensitive Counterpart means any of the following: -
	i.	Taft-Hartley Clients2 and their officers and employees;
	ii.	Unions and their officers and employees;
	iii.	S. Korean Public Organisations and Korean Public Officials3; or
	iv.	ERISA Plans

Sensitive Counterparts are subject to particular (and more stringent) laws or rules governing the offering or acceptance of Gifts & Entertainment and / or expose Pantheon to particular risks in relation to the offering or acceptance of Gifts & Entertainment.

Pantheon may from time to time prescribe stricter requirements for Sensitive Counterparts than for Standard Counterparts. For further information, please see section 12. In the absence of any such stricter requirement applicable to a Sensitive Counterpart, the threshold limits for Standard Counterparts will apply.

3. Declaration/Reporting / Pre-Approval Requirements

Threshold Limits. Depending on particular threshold limits that are explained below (and outlined in Annex 1),

2 Please refer to a list of Taft Hartley clients maintained in the Gift & Entertainment module of the Compliance system on the intranet.

3 Defined broadly to include not only officials working in public sector for national, local or quasi-governmental institutions but also private sector employees of private schools and media companies.

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•	certain categories of gifts and entertainment / hospitality are prohibited;
•	others do not require pre-approval or reporting via the Pantheon internal reporting system;
•	others require no pre-approval but must be reported via the Pantheon internal reporting system;
•	others require pre-approval from an Associate’s Designated Line Manager[4] only (but not Pantheon Compliance) and must be reported via the Pantheon internal reporting system;
•	others require pre-approval from an Associate’s Designated Line Manager and Pantheon Compliance and must be reported via the Pantheon internal reporting system.

The “Gifts and Entertainment Matrix” in Annex 1 sets out the applicable threshold limits for approval and recording in relation to each of the above categories, whether given or received, to or from Standard Counterparts. Please refer to this Matrix and the additional guidance provided below, including in relation to Gifts, Entertainment, Business Events, Accommodation & Travel, Spouses, Partners & family members, Personal Gifts and Entertainment.5

The threshold limits are to be applied separately to gifts and entertainment respectively.    For clarity, where an individual gives or receives two or more gifts that are connected to each other, the value of such gifts should be aggregated together for purposes of assessment against the single gift threshold limit to determine whether pre-approval or reporting is required. Similarly, where two or more items are connected to each other (for example an invitation to a hosted sporting event coupled with hospitality at the same event), such items such should be aggregated together for purposes of assessment against the single entertainment threshold limit to determine whether pre-approval or reporting is required. However, to the extent practicable, it is important for monitoring and reporting purposes that each such connected item (in particular, travel and accommodation) is declared separately from each other connected item.

Approvals.

•	Approvals should be sought in advance of the relevant gift, hospitality or event. On rare occasions, it may be possible to obtain retroactive approvals (see section 11 below).
•

Designated Line Manager approvals may be given on an ad hoc basis for a specific event or on a generic basis covering multiple events within prescribed limits stipulated by Designated Line Managers. In either case, Pantheon Compliance expects to conduct monitoring and

4 Designated Line Manager means the Partner that is the direct or indirect Line Manager of such Associate or other individual (such as Team Had) that is approved for this purpose by Compliance.

5 See section 12 in relation to Sensitive Counterparts.

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testing to confirm that Associates are complying with this Gifts & Entertainment Policy and may require documentary evidence of approvals of Designated Line Managers (generic, specific or otherwise). Moreover, Designated Line Managers can and may impose stricter requirements than those imposed by this Gifts & Entertainment Policy, which simply sets out the minimum compliance standards to which all Associates must adhere and against which monitoring and testing may be performed.

•

It is assumed for these purposes that (subject to any contrary indications from Designated Line Managers) that investment professionals have standing approvals from their Designated Line Managers to attend annual general meetings and advisory committee meetings of portfolio fund managers for which they have responsibility and to receive hospitality, including food & drink in connection therewith provided always that such hospitality is reasonable, proportionate and not excessive or lavish in scale or frequency. Nevertheless, hospitality received at such events must be declared / recorded subject to, and in accordance with, this Gifts & Entertainment Policy.

•

However, Associates should note that even if a gift or entertainment does not require pre-approval or receives Designated Line Manager approval, this does not mean that the gift is per se permissible. It is incumbent on the Associate giving or receiving any gift to check that the gift is compliant with this Policy (see General Requirements above). In particular, Associates must check that the proposed gift would not cause any aggregate limits per business contact to be breached and / or for any additional requirements applicable to Sensitive Counterparts (see section 12).

Reporting.

•	As indicated above, certain gifts or entertainment that do not require pre-approval must be reported or declared via the Pantheon internal reporting system.
•

Where two or more events are connected to each other (for example an invitation to a hosted sporting event coupled with hospitality at the same event or where dinner and travel or accommodation are provided in connection with a portfolio fund AGM or Advisory Committee meeting), such items such must be aggregated together for purposes of assessment against the single entertainment threshold limit to determine whether reporting and / or pre-approval is required. However, to the extent practicable, it is important for monitoring and reporting purposes that each such connected item (in particular, travel and accommodation) is declared separately from each other connected item.

A. Gifts

General. A gift is anything of value that is offered/given or accepted to which the recipient is not entitled (other than hospitality / entertainment). Gifts can be non-monetary in value and include benefits or advantages. Gifts other than cash or its equivalent are permitted subject to and in accordance with this Policy, including the requirements to report and / or seek pre-approval for any such gifts. In particular, please note the

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additional requirements in relation to Sensitive Counterparts in section 12. These rules apply to gifts given even if you pay for the gift with your own money or do not receive reimbursement for the gift from Pantheon.

Gifts Given.

•	Cash gifts. Gifts of cash or equivalent are prohibited. There is no de-minimis.
•

Non-cash gifts. You may not provide to any one person gifts of more than US$100 to any one person. This limit operates as both a single gift limit and an aggregate annual limit applying to all gifts within such year to such person.

Gifts Received.

•	Cash gifts. Gifts of cash or equivalent are prohibited. You must tactfully refuse or return gifts of cash or its equivalent. There is no de-minimis.
•

Non-cash gifts. You may not accept gifts from any one person of more than US$100. This limit operates as both a single gift limit and an aggregate annual limit applying to all gifts within such year from such person. You must tactfully refuse or return any gift(s) in excess of this limit. Alternatively, if the return or refusal of such gift could cause potential embarrassment to the giver or prejudice to a business relationship, you may accept such gift provided that you turn it into Pantheon Compliance promptly for appropriate disposition (for example, in a charity draw/internal raffle).

Reporting. Associates must not assume that gifts that are permissible do not require reporting. Gifts given or received may also require reporting or recording via the on-line Compliance system in accordance with the requirements of this Policy. For further information, please see the “Gifts and Entertainment Matrix” in Annex 1.

Value of a Gift. Gifts should be valued objectively, at either cost or market value (whichever is the higher) for purposes of this Policy.

Delivery. To the extent possible, gifts should be given in person to, or received at a business address.

Gifts during Business Events. Gifts given to or accepted from Standard or Sensitive Counterparts during Entertainment or Business Events retain their status as Gifts and are subject to the requirements for Gifts in this section.

Gifts connected to Investment Services. Please see below under “Gifts and Hospitality Connected to Investment Services”.

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Tickets. Tickets to sporting events or shows, rounds of golf, etc. are considered gifts, unless both you and the business contact accepting or providing the tickets, golf, etc. attend the event. Where both you and the business contact accepting or providing the tickets attend the event they shall be considered entertainment / hospitality.

Cash Gifts. Gifts of cash or its equivalent (including gift certificates or gift cards) are prohibited.

Traditional / Seasonal Gifts. Gifts given to mark traditional or seasonal occasions are permitted but are subject to the same requirements, including reporting and / or approval requirements as regular gifts.

Gifts to family etc. Gifts may not be given to or by an Associate’s spouse, partner, family or friends in order to circumvent this Policy.

Promotional Items. These refer to items such as umbrellas, tote bags, charging wires, memory sticks, shirts or pens which have a per item value (valued objectively, at either cost or market value (whichever is the higher)) of less than $25 and incorporate the logo of Pantheon or of the donor. Although the providing or receipt of these items must be recorded via the Pantheon internal reporting system. Associates are not required to obtain pre-approval to offer / accept Promotional Gifts provided always that such gifts are otherwise consistent with this Policy, including in relation to Sensitive Counterparts. Items that display the logo by means of a sticker or similar non-permanent packaging will not be considered Promotional Gifts. However, any promotional items with a per item value of $25 or more are not considered Promotional Gifts and must be declared and, if required, approved in the same way as ordinary gifts.

Tombstones. These are also known as deal toys, deal cubes or lucites and decorative items which are given primarily to commemorate specific deals or occasions. Tombstones are not considered gifts, provided, however, that if such items have specific utility or use in addition to their commemorative purpose, they will not be considered Tombstones and will be treated as gifts even if they are engraved with logos or deal details. For an item to be considered a Tombstone, it must meet the following criteria:

-	Be consistent with local business practices and standards
-	Clearly display Pantheon’s name and / or logo or that of the counter-party
-	Have a predominantly commemorative purpose and not more than a minor utility or use; and
-	Have a per person value of less than $25.

If the tombstone does not meet these criteria, it will be considered a gift.

Associates may not solicit gifts from anyone in return for any business, service or confidential information.

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B. Entertainment

General. Entertainment means all forms of corporate hospitality offered to or received from investors, clients or third parties. It includes social events, sporting, cultural or recreational activities, ticketed events, drinks, breakfasts, lunches and dinners. Business events such as conferences or seminars are not per se considered to be entertainment and are outside the scope of this Gifts & Entertainment Policy. However, gifts, meals or other hospitality (including travel or accommodation) provided at a business event would fall within the scope of this Gifts & Entertainment Policy.

Proportionality. Entertainment must not be lavish or excessive so as to appear to unduly influence the judgment of the recipient, or otherwise appear improper. There is no specific monetary amount that represents “lavish or excessive entertainment” – this is a judgment call that you must make on a case-by-case basis in advance of the entertainment. Expense reimbursement requests that are considered “lavish or excessive” after the fact may be rejected and/or subject to review and potential sanctions. In determining whether any entertainment is reasonable and not lavish or excessive, you should consider whether the primary purpose of the entertainment is to spend quality time with the business contact and how will it appear to others outside of the business relationship. If you have any question as to whether a specific event could be considered lavish or excessive, please contact the Compliance team in advance. Entertainment is subject to review by Pantheon Compliance (via the Compliance Monitoring Program) and the results of this review may periodically be shared with Senior Management. If any entertainment is considered to be lavish or excessive, potential sanctions/disciplinary action may result.

You should tactfully refuse the provision of lavish, excessive or frequent acts of entertainment or other hospitality that may create an impression of impropriety or a conflict of interest. Likewise, you are prohibited from hosting lavish, excessive or frequent acts of entertainment or other hospitality that may create an impression of impropriety or a conflict of interest.

Reporting. Except as set forth below and in line with the limits / thresholds outlined in Annex 1, Associates must report in the Pantheon internal reporting system entertainment / hospitality received from or provided to any third party if Pantheon has or may potentially be seeking to develop a business relationship with such third party or such third party has, or may be seeking to develop, a business relationship with Pantheon, including entertainment events hosted by third parties, e.g. annual investor meetings of portfolio fund managers and hospitality offered by other third party vendors and suppliers. Reasonable estimates may be used when you are the recipient of the entertainment and do not know the exact costs. The Compliance Team periodically reviews the expenses of all entertainment, including reasonable business meals to ensure they are not lavish or excessive in nature, as noted above. There are very limited exceptions as described below for business meals below certain thresholds. Where two or more items of hospitality are connected to each other (for example an invitation to a sporting event coupled with

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hospitality at the same event or where dinner and travel or accommodation are provided in connection with a portfolio fund AGM or Advisory Committee meeting), such items such should be aggregated together for purposes of assessment against the single entertainment threshold limit to determine whether reporting and / or pre-approval is required. However, to the extent practicable, it is important for monitoring and reporting purposes that each such connected item (in particular, travel and accommodation) is declared separately from each other connected item.

Hospitality (including drinks, breakfasts, lunches, and dinners). By way of exception hospitality that is less than US$25 does not require reporting. However, all hospitality equal to or greater than $25 per head, including a meal or entertainment provided at a portfolio fund annual general meeting will be subject to the threshold limits and reporting requirements outlined in Annex 1.

Tickets. If you are hosting the entertainment, but are not present for it, the value of the entertainment is considered a gift subject to the requirements outlined above. Likewise, if a business contact hosting the entertainment is not present and you attend the event, the entertainment is considered a gift to you.

Gifts during Entertainment / Business Events. Gifts offered to or accepted from Standard or Sensitive Counterparts during Entertainment or Business Events retain their status as Gifts and are subject to the requirements for Gifts in this section.

Gifts and Hospitality connected to investment services. Hospitality connected to investment services is subject to additional limitations, because of their potential to trigger rules relating to inducements. Accordingly, Pantheon has developed the following guidance to make sure that the inducement rules are complied with, if and to the extent applicable:

•

Hospitality in connection with investment services. Except as described below and subject to any applicable de minimis limits, Associates may not accept other gifts or entertainment in connection with Pantheon’s investment services unless paid for personally or by Pantheon (with Designated Line Manager approval). For these purposes, G&E should be regarded as connected/related to a service if it is, or could be seen as being, provided in the context of any potential or ongoing investment or transaction or otherwise connected to activities undertaken by Pantheon in the course of providing investment advisory or management services. G&E is more likely to be connected/related to a service if it is provided to or accepted from a business contact of:

•	a third party managed fund or the sponsor or manager of any such fund (including a portfolio fund of any Pantheon client);
•	a buyer or seller or issuer involved in a potential or ongoing secondary acquisition / sale / direct investment; or

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•	a placement agent or intermediary acting for any of the above.

•

Hospitality relating to business / relationship maintenance / development. However, gifts or hospitality relating to business / relationship maintenance / development, such as business meals with portfolio fund managers or intermediaries and / or ex-post closing dinners and other similar events may potentially be distinguishable from gifts or hospitality connected to Pantheon’s investment services, if the primary purpose is the development or maintenance of a business relationship. If properly distinguishable, such items can be considered to be unconnected to Pantheon’s investment services and are permissible, subject to and in accordance with the standard, pre-approval and / or reporting requirements of this Gifts & Entertainment Policy. Hospitality received from service providers (as distinguished from investment counterparties) is less likely to be “connected to” Pantheon’s investment services.

•

Hospitality at Portfolio Investment Monitoring Meetings (e.g. Annual General Meetings / Advisory Committee Meetings). Attendance at portfolio investment monitoring meetings is considered to be an integral part of the job of investment professionals. Hospitality, such as food and drinks, provided at such meetings is permissible (and the standing approval of Designated Line Manager is assumed in the absence of contrary indications), subject always to the reporting requirement of this Gifts & Entertainment Policy. This is required to address any applicable reporting requirements. To the extent practicable, it is important for monitoring and reporting purposes that each such connected item (in particular, travel and accommodation) is declared separately from each other connected item. However, attendance at supplemental, voluntary events linked to such meeting, such as an afternoon of golf, would not qualify for this exception, and the Associate, personally, or Pantheon must pay for such event (unless, of course, it can be properly disassociated from the investment monitoring meeting such that it may potentially qualify for Hospitality relating to business / relationship maintenance / development (see above)).

•

It is often a question of fact and circumstance whether the gift or hospitality is (a) for the primary purpose of business / relationship maintenance / development and not related to investment services at all, in which case the standard rules relating to Gifts & Entertainment shall apply or (b) related to investment monitoring activity (in which case hospitality such as food and drink may be permissible but other supplementary, voluntary events in excess of certain limits prohibited) or (c) related to other investment services (including new investment activity) in which case all hospitality (subject to de minimis limits) is prohibited. An important consideration shall be the primary purpose of the event at which such hospitality was provided. However, the onus shall be on the Pantheon Associate to demonstrate that the hospitality in question was not connected to investment activity. If in any doubt, seek confirmation from your Designated Line Manager that the event in question is not connected to investment activity, or consult Compliance.

Pantheon events. For events hosted or sponsored by Pantheon Group and attended by more than one Associate, it is expected that the Associate responsible for arranging the event will make a single entry in the Pantheon on-line compliance system covering all Associates. Where the event includes a number of benefits (such as entertainment, gifts and / or a meal) each benefit must be considered separately and subject to the

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thresholds in Annex 1. Note, however, that business events, the expenses of which are properly allocable to Pantheon Funds / Clients, are outside the scope of this Policy which applies to gifts, entertainment and hospitality paid for by Pantheon Group.

4. Business Events

Purely business events, such as a conference or seminar or annual general meeting of a portfolio fund do not require pre-approval or reporting via the on-line compliance system. However, all gifts, hospitality, entertainment and any travel expenses provided in connection with a business event (such as dinner or a cultural activity) must be reported and / or pre- approved subject to and in accordance with this Gifts & Entertainment Policy. In particular, they must:

-	If accepted, involve at least one representative from the host organization (otherwise the Entertainment will be a Gift);
-	Have received the required level of approval for either Standard or Sensitive Counterparts;
-	be clearly and completely recorded.

5. Accommodation, Travel and Per Diems

In connection with Entertainment received, Associates may, in some instances, be permitted to provide or accept accommodation and / or travel, subject to and in accordance with this Policy. Please refer to the limits and thresholds outlined in Annex 1. Where two or more items of hospitality are connected to each other (for example where dinner and travel or accommodation are provided), such items such should be aggregated together for purposes of assessment against the single entertainment threshold limit to determine whether reporting and / or pre-approval is required. However, to the extent practicable, it is important for monitoring and reporting purposes that each such connected item (in particular, travel and accommodation) is declared separately from each other connected item.

In connection with Entertainment offered by Pantheon Group, clients / third parties should cover the costs of their own accommodation. Note, however, that business events, such as meetings of the Advisory Committee of the Pantheon Funds, the expenses of which are properly allocable to such Pantheon Fund, are outside the scope of this Policy which applies to gifts, entertainment and hospitality paid for by Pantheon Group.

Employees are prohibited from providing Per Diems (fixed monetary daily sums to cover items such as meals and travel) to Counterparts. Any expenses covered by Pantheon must be paid directly to the service provide, not the Counterpart.

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6. Spouses, Partners and family members

Generally, it will only be appropriate (a) for spouses, partners or family members of Pantheon Associates to accept gifts or hospitality offered by counterparts of Pantheon or (b) for Pantheon Group to offer gifts or hospitality to spouses, partners or family members of counterparts of Pantheon, if:

-	The occasion is one at which it would be customary for them to attend; and
-	Invitations have also been extended to the spouses, partners, family members of the other attendees.

For purposes of any reporting or pre-approval requirements outlined in Annex 1, the value of such gifts or hospitality provided to the spouse, partner or family members of any Pantheon Associate shall be aggregated with the value of such gifts or hospitality provided to such Associate and the value of such gifts or hospitality provided to the spouse, partner or family members of any counterpart of Pantheon shall be aggregated with the value of such gifts or hospitality provided to such counterpart.

7. Personal Gifts and Entertainment (including Weddings, and Similar Events)

Personal Gifts and Entertainment (including Weddings and Similar Events) are those given/provided or accepted in a personal capacity – ie not when acting for or on behalf of Pantheon (such as a wedding or other social event including an anniversary, birthday or birth of a child and reflecting a personal relationship). The requirements in Section 3 and Annex are waived when offering or accepting Personal Gifts or Entertainment if:

-

You have a personal relationship with the individual at the Counterpart (for example where you have a personal relationship with the individual prior to meeting through Pantheon related activities/interactions)

-	The Gift or Entertainment is not organized, paid for or reimbursed by Pantheon or the Counterpart organization; and
-

The Gift or Entertainment is timed appropriately and in particular there are no upcoming pitches or outstanding decisions concerning (i) new business / transactions; or (ii) the possible termination of business; in relation to that Counterpart which are connected to your role at Pantheon.

If no personal relationship exists, the invitation must be treated as Entertainment and you must comply with the pre-approval requirements outlined herein.

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8. Charitable Gifts and Entertainment

Charitable Donations

If you offer a Counterpart a Gift but they ask Pantheon to make a charitable donation instead, the donation must be treated as a Gift. You must comply with:

-	The pre-approval process for Gifts: and
-	ensure that the charity is an approved charity.

Charitable Entertainment

Entertainment where the purpose is to raise money for charities (dinners, auctions and sporting events) is included in the definition of entertainment and requires pre-approval regardless of its charitable nature in line with the limits and thresholds outlined in Annex 1 When providing or accepting invitations to Charitable Entertainment, you must always comply with:

-	The pre-approval process for Entertainment: and
-	Ensure that the charity is an approved charity.

9. Determining the cost of Gifts, Entertainment and Business Events

Gifts must be valued at either cost value or market value – whichever is higher.

Entertainment should be valued at either cost value or the face amount of the ticket / event, whichever is higher.

Employees must make reasonable efforts to determine the value of Gifts or Entertainment, including searching online for market value prices. Where the exact cost / value of the gift or entertainment or hospitality is not readily ascertainable (for example because it would be embarrassing to ask the host for the exact value), it is permissible to use good faith estimates. In this regard, it may be appropriate to consult hotel websites, retailer websites, price comparison websites, travel websites etc. to arrive at a good faith estimate. However, second hand auction websites (such as Ebay or craigslist) would not be considered appropriate and may not be utilized.

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10. Declining Gifts, Entertainment or Business Events that are inappropriate or prohibited

Anything of the following nature is prohibited:

-	Illegal

-	Intended to be improperly used

-	Cash or cash equivalent

-	Derived from an endangered species

-	Knowingly counterfeit

-	Dangerous or could lead to health and safety risks

-	Indecent, sexually oriented; or

-	Potentially embarrassing to Pantheon or carries potential reputational risk

If you are offered a Gift, Entertainment or an invitation to a Business Event which is inappropriate or prohibited, you must politely decline it and can explain that the requirements of this policy prevent you from accepting it.

11. Retrospective Approval

Retrospective approval is only available as an exception to the requirement to obtain pre-approval. Retrospective approval should be sought from Designated Line Managers and / or Compliance, as the case may be, on the same basis as ex-ante approvals. Both the Associate’s Designated Line Manager and Compliance retain the discretion to refuse to provide retrospective approval, for example if:

-	They do not deem the Gift or Entertainment or to be appropriate; or

-	They do not consider the retrospective request to be justified.

Requests of retrospective approval will only be considered in the limited circumstance, for example where:

-	You unexpectedly want or need to offer or accept a Gift or Entertainment and there is insufficient time to obtain pre-approval;

-	The actual attendees differ from those originally approved in number or nature;

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-	The Gift, entertainment or business Event differs in any other material way from what was pre-approved

Retrospective Process

The Associate must comply with the following process:

-	Submit a new request within 15 working days of the Gift being accepted or the Entertainment or Business Event concluding;

-	Ensure that you include the actual date on which the Gift, Entertainment or business Event was offered or accepted;

-	Explain why you are seeking Retrospective Approval.

12. Additional Requirements for Sensitive Counterparts

Additional Requirements apply in relation to certain persons, collectively known as “Sensitive Counterparts”

Korean Public Officials

All gifts, meals and entertainment provided to public officials in South Korea’s public sector are subject to stricter limits than those previously mentioned in this policy.

Pantheon prohibits Associates from giving Korean public officials or their spouses gifts with values of up to KRW50,000 (approx. US$45) in a single occasion, or exceeding an aggregate KRW3,000,000 (approximately US$2700) in a one-year period.

Pantheon Associates are also not permitted to provide Korean public officials with food and/or drink in excess of KRW30,000 (@US$25).

In addition, Pantheon prohibits Associates from giving anything of value in connection with a public official’s duties regardless of the amount. As mentioned above, giving or receiving cash or cash equivalents is also prohibited

In connection with such meetings, Associates also cannot accept any gifts, airfare and entertainment paid by a Portfolio Fund Manager offered solely to them and not to the other attendees of the relevant meeting other than a reasonable business meal.

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For certain Taft Hartley Clients.

The list of Taft Hartley Clients is set out in the G&E module of the Pantheon internal reporting system. All gifts provided to Taft Hartley clients and Union Officials associated with Taft Hartley clients are subject to reporting on the Pantheon internal reporting system as noted above. Generally, if the aggregated cost of gifts, meals and entertainment, exceeds $250 in a fiscal year, the total amount must be reported on Department of Labor Form LM-10.

The costs associated with “widely attended gatherings” paid for by Pantheon are subject to reporting unless certain conditions are met. You must contact the Compliance Team if you anticipate a Taft Hartley client such an event or a similar widely attended gathering to determine if the event is structured in a manner that will or will not require reporting. If the cost of the event will need to be reported, the Compliance Team will advise of the information that is necessary to collect so that Pantheon can comply with the reporting requirements.

You may refer to a list of Taft Hartley clients maintained in the Gift & Entertainment module of the Pantheon internal reporting system. Please consult with the Legal and Compliance Team regarding any questions, including information about de minimis reporting exemptions for widely attended gatherings.

The Legal and Compliance Team will review the information reported and determine if it is necessary to file Form LM-10 for a Taft Hartley client.

ERISA Plans.

ERISA prohibits a plan fiduciary from receiving consideration for his or her personal account from any party dealing with the plan in connection with a transaction involving assets of the plan. However, the Department of Labor’s Enforcement Manual treats a gift, gratuity, meal, entertainment or other consideration with an aggregate value of less than $250 per annum as insubstantial and not as an apparent violation of ERISA’s prohibited transaction rules. This is particularly relevant to Pantheon as a provider of gifts or entertainment to clients that are ERISA fiduciaries as Pantheon would not want gifts or entertainment offered by Pantheon to cause a problem for such clients.

The rule is also relevant to Pantheon as a recipient of gifts or entertainment (for example at portfolio fund AGMs) on behalf of clients / Pantheon funds that are “plan assets”, although in practice attendance at portfolio fund meetings are on behalf of all funds and other clients of the Pantheon Group invested in such portfolio fund(s) and the quantum of any such gifts or entertainment would be allocated among all such funds / clients. The declaration of any such gifts and entertainment at portfolio fund meetings is required, subject to and in accordance with the remainder of this Policy, to facilitate monitoring and tracking against these ERISA limits.

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13. Breach of Policy

If you breach this Policy you may incur a sanction and could face disciplinary action. Exceptions to this policy will only be permitted with the written approval of the Pantheon’s Compliance Team.

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The Gifts and Entertainment Matrix

Standard Counterparts Only*

	<US$ 25	US$ 25 – 100	US$>$100 –max. 250	US$ >250 –max. 1,000	US$>1,000

CASH	Prohibited	Prohibited	Prohibited	Prohibited	Prohibited

Given or accepted

NON-CASH GIFTS (Per person) Limits operate as both a single limit and an annual aggregate limit for all gifts to / from such person

Gifts Given	Record	Seek approval from both Designated Line Manager Compliance & Record	Prohibited	Prohibited	Prohibited

Gifts Accepted (ex Tombstones)	No action required.	Record	Prohibited +	Prohibited +	Prohibited +

GENERAL ENTERTAINMENT (Per person) (inc. drinks, meals, entertainment, accommodation & travel and other hospitality) **

Hospitality Offered	No action required	Record		Seek approval from Designated Line Manager (Partner) & Record	Seek approval from Designated Line Manager & Compliance & Record

Hospitality Received	No action required	Record		See above	See above

ADDITIONAL REQUIREMENTS RELATING TO GIFTS / HOSPITALITY RECEIVED IN CONNECTION WITH INVESTMENT SERVICES ++

General Rule	Except as described below, gifts and / or hospitality connected to investment services, are prohibited. Exceptionally:

Business Development etc.	Gifts or hospitality the primary purpose of which is business / relationship maintenance / development are distinguishable from gifts or hospitality in connection with investment services. These should be assessed under “Non-Cash Gifts” or “General Entertainment” above.

Hospitality received at investment monitoring meetings	Hospitality received at monitoring meetings, e.g. food & drink at portfolio fund AGMs / AC meetings, is permissible provided always that such hospitality is reasonable, proportionate and not excessive or lavish in scale or frequency. The standing approval of Designated Line Managers for such events is assumed in the absence of contrary indications. Hospitality received at such events in excess of de minimis limits (see above) must be recorded. Same applies to travel / accommodation, although his should be reported separately.

This excludes supplementary, voluntary events that are >$25. Supplementary, voluntary events at the AGM / AC meeting greater than $25, such as an afternoon of golf / sailing, would not qualify for this exception.

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Notes: (1) Record means declaring the G&E via the on-line Compliance System. (2) Designated Line Manager (LM) approvals to be obtained from the Partner that is direct / indirect line manager of the relevant Associate or any other person (such as a Team Head) that is approved by Compliance for this purpose. [A Partner can act as his / her own Designated Line Manager, meaning that he / she does not need the approval of another Partner, although Compliance approval may still be required]

*See s. 2 & 12 of this Policy w/r/t to tighter limits for Sensitive Counterparts. In particular, in relation to Korean public officials / their spouses, Pantheon prohibits: (i) provision of food / drink > KRW30,000 c.US$25), (ii) offerings gifts > KRW50,000 (c. US$45) in a single occasion, or exceeding an aggregate KRW3,000,000 (approximately US$2700) in a one-year period and (iii) giving anything of value in connection with a public official’s duties regardless of the amount.

+ See section 3A in relation to situations where refusal of the gift would embarrass the giver or prejudice a business relationship.

** Where two or more items are connected to each other (for example where dinner and travel and / or accommodation are provided in connection with a portfolio fund AGM or Advisory Committee meeting), such items such should be aggregated together for purposes of assessment against the single entertainment threshold limit to determine whether reporting and / or pre-approval is required. However, to the extent practicable, it is important for monitoring and reporting purposes that each such connected item (in particular, travel and accommodation) is declared separately from each other connected item.

++. G&E should be regarded as connected/related to a service if it is, or could be seen as being, provided in the context of any potential or ongoing investment or transaction or otherwise connected to activities undertaken by Pantheon in the course of providing investment advisory or management services. G&E is more likely to be connected/related to a service if it is provided to or accepted from a business contact of:

•	a third party managed fund or the fund sponsor or fund manager of any such fund (including a portfolio fund of any Pantheon client);

•	a buyer or seller or issuer involved in a potential or ongoing secondary acquisition / sale / direct investment; or

•	a placement agent or intermediary acting for any of the above.

Examples:

•

Hospitality offered to / received from a counterparty (seller / buyer / issuer) or placement agent / intermediary representing such counterparty during the course of a transaction with such counterparty is likely to be regarded as connected to investment services. This includes hospitality provided by a manager of a portfolio fund (or its intermediary / placement agent) during the fund-raising period, and before Pantheon has either consummated or rejected an investment in said fund.

•

Hospitality provided at a portfolio fund AGM is likely to be considered to be connected to investment (monitoring) services. Exceptionally, however, hospitality provided at portfolio fund AGMs, such as food & drink, is permissible subject to certain threshold limits. However, attendance at supplementary, voluntary events at the same AGM or AC Meeting (above certain de minimis thresholds), such as an afternoon of golf, is prohibited unless the Associate personally (or Pantheon with Line Manager approval) pays.

•

Where Pantheon receives hospitality at an event relating to both the monitoring of existing investments and due diligence of potential new investments, consideration should be given to the primary purpose behind the meeting.

•

Business lunches with portfolio fund managers and / or ex-post closing dinners and other events may potentially be distinguishable as being simply for the purpose of developing or maintaining a business rather than being “connected to” Pantheon’s investment services.

•	Hospitality received from service providers (as distinguished from investment counterparties) is less likely to be “connected to” Pantheon’s investment services.

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Whether hospitality is connected to investment activity or purely related to business / relationship maintenance / development is a question of fact and circumstance. An important criterion is the primary purpose behind the event at which such hospitality is provided. However, the onus shall be on the Pantheon Associate to demonstrate that the hospitality in question was related to business / relationship maintenance / development. If in any doubt, seek confirmation from your Line Manager that the event in question is not connected to investment activity, or consult Compliance.

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ANNEX J

Pantheon Anti-Bribery & Anti-Corruption Policy

Last Updated July 2020

1. Introduction and Purpose

Bribery and corruption may occur internally or externally and may be perpetrated by employees, clients, suppliers, contractors, service providers, agents or anyone else doing business with Pantheon.

Pantheon is committed to adhering to the highest standards of business conduct, compliance with the law and regulatory requirements and best practice. To that end, Pantheon has adopted this Anti-Bribery and Anti-Corruption Policy (“ABC Policy”) to ensure compliance with anti-bribery laws and to demonstrate its commitment to preventing bribery, and establishing a zero-tolerance approach to bribery in all parts of the organisation’s operation. A breach of anti-bribery laws would cause embarrassment and reputational damage to Pantheon as well as possible financial losses and criminal charges for both the organisation and individuals involved.

This policy shall apply to all Associates. The AMG Group has equivalent policies covering bribery and has committed to provide periodic certifications to Pantheon that it is in compliance with those policies.

2. Pantheon’s Policy on Anti-Bribery & Anti-Corruption

Pantheon will not enter into any business relationship or engage in any activity if it knows or has reasonable grounds to suspect a business relationship or activity is, in any way, connected with or facilitates bribery or corruption.

Pantheon prohibits Associates from offering, giving, promising, requesting, or accepting any payment, gift, entertainment, inducement, or other contribution of anything of value, to or from any person, either directly or indirectly, for the purpose of obtaining or retaining business for, or from, Pantheon or gaining an advantage in the conduct of any business, except as permitted under this Policy.

3. The Law on Bribery & Corruption

In recent years there has been increased scrutiny of and enforcement action against incidents of bribery and corruption globally. Global ABC laws have been strengthened so that payments to foreign officials do not need to be made “corruptly” to establish liability. An intent to influence an individual for the purpose of obtaining or retaining business is sufficient to establish liability under anti-bribery laws.

In recognition of the concerns about corruption and bribery, Pantheon has chosen to adopt a global policy that conforms to the highest global standards.

US: In the US, the Foreign Corrupt Practices Act of 1977 (“FCPA”) makes it unlawful for a US person (including US companies and citizens) to make a payment or provide anything of value to a foreign (i.e. non-US) official for the purpose of obtaining or retaining business for or with,

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or directing business to, any person or to gain a business advantage. In 1998, the application of the FCPA was extended to non-US firms and persons when any act in furtherance of an FCPA violation occurs within the jurisdiction of the United States.

UK: English anti-bribery laws were historically a patchwork of conflicting statutes and common laws resulting in uncertain, and often ineffective, enforcement. In 2010, the UK enacted the Bribery Act (the “Bribery Act”). This repeals the old UK corruption laws and brings in one statute covering: (I) the payment and/or receipt of bribes which will induce (or reward) improper performance of a relevant function or activity, (ii) a new discrete offence of making or promising any payment, gift or other contribution of anything of value to a foreign (i.e. non-UK) official to influence that official in order to obtain or retain business as well as (iii) the new corporate offence for an organisation of failing to prevent bribery by someone acting on behalf of the organisation.

Ireland: In Ireland, the Criminal Justice (Corruption Offences) Act 2018 (“the CJA”) came into force in July 2018. The CJA consolidates Irish law on bribery and corruption and introduced tougher penalties and new offences such as corporate liability, meaning a company may now be guilty of an offence if anyone acting on its behalf is found guilty of corruption. The CJA prohibits six offences: (i) active and passive corruption, (ii) active and passive trading in influence, (iii) corruption in office/employment/position/business, (iv) giving of gifts to facilitate an offence, (v) creating or using a false document and (vi) intimidation.

Hong Kong: In Hong Kong, the “Prevention of Bribery Ordinance” (POBO) is the primary anti-corruption legislation. It establishes a series of offences for corrupt conduct as well as specific offences relating to bribery in connection with public procurement, tenders and illicit enrichment by public officials. Violations of the POBO may constitute violations of the codes of conduct issued by the Hong Kong Monetary Authority and the Securities and Futures Commission. Specific restrictions are in place regarding the provision of hospitality (eg gifts, travel expenses, meals and entertainment) and offering an advantage by way of an inducement or a reward.

Japan: The Japanese Criminal Code (Articles 197 and 198) outlines details of the giving, offering or promising to give a bribe to a public official. This extends to political contributions, limitations that are applicable to hospitality expenses (including gifts, travel, meals, entertainment). Meanwhile the Japanese Unfair Competition Prevention Act (Article 18) outlines the definition of corruption of foreign public officials. The recommended practice for firms to tackle inappropriate behaviour includes establishing a policy and monitoring.

In many respects, the UK Bribery Act goes considerably further than the FCPA. There are many similarities between the UK Bribery Act and the Irish CJA, however, there is one significant difference (detailed below**) which makes the UK Bribery Act stricter than the Irish CJA. Accordingly, Pantheon applies the UK standards globally throughout Pantheon. Notable differences are:

**The UK Bribery Act has a more pervasive territorial scope, as it does not contain the same requirements that the offence must also be an offence in the country in which it took place as the Irish CJA.

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Strict liability for failure to prevent bribery. Firms are strictly liable if they fail to prevent an act of bribery by those working for or on its behalf. The offence can be committed without the firm knowing about, or conniving in, the payment of the bribe, whether the incident takes place inside or outside the UK/Ireland/Japan. It also applies to payments made by its representatives and agents, including placement agents (as discussed below). A defence is available for a firm that can demonstrate that it had taken ‘adequate procedures’ to prevent bribery. Guidance to achieve compliance is reflected in the UK’s six principles summarised in Appendix 1 to this Policy. Pantheon is committed to following these principles.

No public / private sector distinction. The UK Bribery Act does not distinguish between public and private sector bribery.

No “corrupt” element required for bribery. Unlike the FCPA, the UK Bribery Act and the Irish CJA do not require that payments to foreign officials be made “corruptly” to establish liability. An intention to influence the individual for the purpose of obtaining retaining business is sufficient.

No exception for facilitation payments. As discussed below, the UK Bribery Act and the Irish CJA do not contain any exemption for facilitation payments.

In the UK, Ireland, Hong Kong, Japan and the US, an individual found guilty of an offence on conviction is liable to a term of imprisonment and/or a substantial fine. Companies are liable on indictment to an unlimited fine and possibly even to exclusion from bidding for public contracts within the EU. Similar or harsher penalties may exist in other jurisdictions.

4. Circumstances in which bribery may arise

For the awareness of Associates, attention will be drawn to some of the circumstances in which bribery/corruption could arise. This will be discussed with reference to what Associates can do to prevent bribery.

Gifts, Entertainment and Hospitality

Some examples of scenarios which may constitute bribery. Whether a scenario does in fact constitute bribery/corruption would depend on the facts and circumstances.

•	A member of the Investor Relations Team taking a prospective investor on an all-expenses paid trip to induce an investment in a Pantheon Fund.
•	Investment Team receiving from a GP an all-expenses paid trip to induce Pantheon Funds to make a commitment to XYZ Capital Fund.
•

A member of the Pantheon operations team receiving numerous invitations or even a season ticket to watch live football from an administrator who is pitching for an appointment as administrator to Pantheon Funds.

The receipt and provision of bona fide hospitality and promotional, or other business expenditure which seeks to improve the Pantheon image, to present our products and services more favourably, or to establish cordial relations with service providers and GPs, is recognised as an established and important part of doing business and is not prohibited by this Policy. It is,

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however, clear that hospitality and entertainment or other similar business expenditure can be employed as bribes. In order to discourage such activity, Pantheon operates a Political Contributions Policy (“Pay to Play”), an Inducements Policy (UK & Ireland) and a Gifts & Entertainment Policy. These impose monetary limitations and reporting obligations in respect of political contributions, gifts, entertainment and hospitality given and received. Associates are required to familiarise themselves with and comply with Pantheon’s Pay to Play Policy, Inducements Policy (UK & Ireland) and Gifts & Entertainment Policy. Political donations, gifts, entertainment and hospitality provided in compliance with these policies would normally be expected to be consistent with this ABC Policy. However, it is important to understand that complying with Pantheon’s Gifts & Entertainment Policy does not of itself provide a “safe harbour” for this ABC Policy. Any gift, entertainment or hospitality, made or received in accordance with Pantheon’s Gifts & Entertainment Policy may nevertheless violate this Policy. It is therefore important to consider whether the activity is acceptable by reference to this Policy.

How to evaluate what is ‘acceptable’:

•	Associates are required to think what the intent of the gift, entertainment or hospitality is; is it just to build a relationship or could it extend to something else?
•

Is the recipient of the gift, entertainment or hospitality in a position to influence a decision and, if so, might he or she perform his function differently than he / she would do in the absence of the gift, entertainment or hospitality?

•	Gifts, entertainment and hospitality should never be so lavish or so frequent as to raise questions of propriety or create any sense of obligation on behalf of the recipient.
•	Are the gifts, entertainment or hospitality timed so as to affect the outcome of a particular event or decision?
•	How might a newspaper report the gifts, entertainment or hospitality and what would the public perception be?
•	Circumstances which are never permissible include examples that involve a ‘quid pro quo’ (offered for something in return).
•

In most cases sponsorship - the contribution of funds to sporting, charitable or cultural events may be acceptable, however sponsorship must be recorded, and care must be taken to ensure that it is not a subterfuge for bribery.

•

Associates are required to consider local requirements. If providing gifts or entertainment to a public official, they must consider whether this is permitted under local law as well as the rules of such public bodies.

•

Have regard to the location of the party in question by reference to the latest Transparency International - Corruption Perceptions Index and escalate to Legal & Compliance where a party is based in a jurisdiction that has achieved a score of less than 70.

Transaction fees

Bribery/Corruption may also arise were Pantheon to receive remuneration from a GP of a portfolio fund in return for Pantheon Funds, having made a commitment in such portfolio fund. To avoid any conflict of interests or the perception of conflicts of interest, Pantheon does not accept transaction fees from GPs nor does it allow for any soft dollar arrangements.

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5. Use of Third-Party Representatives

Pantheon is liable if a person ‘associated’ with it bribes another person intending to obtain or retain business or a business advantage for Pantheon. A person ‘associated’ with Pantheon is defined at as a person who ‘performs services’ for or on behalf of Pantheon and can be an individual or an incorporated or unincorporated body. This covers third-party relationships such as placement agents, contractors and consultancy firms.

Senior management is responsible for the evaluation of each third-party relationship and determining whether a significant risk is posed. Criteria to be considered include: the location where the third party will operate, any history of bribery/corruption charges and the general compliance and legal history of the third party service provider, and the existence of appropriate policies and procedures covering bribery, gifts and entertainment. Where risk regarding a third-party arrangement has been identified, senior management must exercise enhanced due diligence, and determine whether it is necessary to take additional steps. If available, a request may be made for a copy of any internal audit or other monitoring report and results. Pantheon may also ask such third party for copy of its ABC policies and procedures and request periodic certification as to compliance with such policies and procedures. Should the third party not have an anti-bribery policy, or should Pantheon consider their policy to be insufficient, Pantheon may provide a copy of its own Pantheon Anti-Bribery and Anti-Corruption Policy and require such service provider to certify periodically that it has complied with the requirements set out in the Pantheon Anti-Bribery and Anti-Corruption Policy.

6. Facilitation Payments

Facilitation payments in many countries take place as part of customary business practice. Facilitation payments involve the payment of money or gifts to junior government officials as an incentive to facilitate or speed up a process, e.g. obtaining licences or permits. Facilitation payments are permitted under the FCPA. However, under the UK Bribery Act and the Irish CJA such payments are not distinguished from bribes and are therefore illegal under UK and Irish law whether they happen in that country or in another jurisdiction. Consistent with the Bribery Act 2010, Pantheon explicitly prohibits facilitation payments. However, Pantheon can continue to pay for legally required administrative fees or legitimate fast-track services.

7. PEPs

Pantheon associates should be vigilant during their dealings with politically exposed persons (“PEPs”). A PEP is a person who has been entrusted with a prominent public function, is a senior politician, or is a close associate of such a person. By virtue of the public position and the influence that they hold, a PEP may present a higher risk for potential involvement in bribery. For more information about PEPs please refer to Pantheon’s Anti-Money Laundering and Counter Terrorist Financing Policy and Pay to Play Policy.

8. Our steps to prevent Bribery & Corruption

Pantheon already operates a Gifts and Entertainment Policy, an Inducement Policy (UK & Ireland) and a Pay to Play Policy and has also implemented certain additional procedures to assist in the prevention of bribery. This policy and these procedures have been designed in a manner which is considered to be appropriate to the size and the organisation of Pantheon

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and are therefore considered to be adequate to prevent and eliminate bribery within the organisation. Nevertheless, as discussed below the design of this policy and such arrangements will be kept under review and modified as appropriate from time to time in the context of the development of Pantheon’s size, product range, business model and the jurisdictions in which it operates.

Pantheon is committed to the education of its Associates in bribery and corruption prevention. The Compliance Team provides training to Associates on a periodic basis.

9. Oversight and management of incidents of bribery & corruption

Pantheon managers are responsible for monitoring staff activities and expenses to identify possible breaches of this Policy. Any possible or actual breach of this Policy should be reported to a member of the Legal and Compliance Team, unless it is not appropriate (for example where the alleged breach involves a member of the Legal and Compliance Team), in which case the breach should be reported to a member of the Partnership Board or to the Board of Directors where it relates to PV (Ireland). In addition to such reporting, representatives from the Legal and Compliance Team, with assistance from the Finance & Risk Teams shall be tasked with identifying possible instances of bribery during the course of their activities pursuant to the anti-bribery procedures developed by the Legal and Compliance team.

The Legal and Compliance Team will also, if they consider it appropriate to do so in any particular instance, refer to the Pantheon Partnership Board, or to the Board of Directors where it relates to PV (Ireland), any actual or potential instance of possible bribery. In such circumstances, the Partnership Board/Board of Directors has final responsibility to oversee the Pantheon’s response and decide how or whether to refer the matter to law enforcement agencies. Anti-bribery will feature on the Legal and Compliance Team’s quarterly reports to the Partnership Board/Board of Directors.

10. Disciplinary action

Pantheon Associates found in breach of this policy or local laws on bribery will face disciplinary action which could include dismissal for gross misconduct. Associates should be aware that they could also be liable to criminal prosecution if provisions of bribery and corruption laws are breached.

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Appendix 1

Six Principles for Bribery Prevention

1)

Proportionality: Pantheon’s procedures to prevent bribery by persons associated with it are proportionate to the bribery risks it faces and to the nature, scale and complexity of the commercial organisation’s activities. They are also clear, practical, accessible, effectively implemented and enforced.

2)

Top-level commitment: The top-level management of Pantheon is committed to preventing bribery by persons associated with it. They foster a culture within the organisation in which bribery is never acceptable

3)

Risk Assessment: Pantheon assesses the nature and extent of its exposure to potential external and internal risks of bribery on its behalf by persons associated with it. The assessment is periodic, informed and documented.

4)

Due Diligence: Pantheon applies due diligence procedures, taking a proportionate and risk based approach, in respect of persons who perform or will perform services for or on behalf of Pantheon, in order to mitigate identified bribery risks.

5)

Communication (including training): Pantheon seeks to ensure that its bribery prevention policies and procedures are embedded and understood throughout Pantheon through internal and external communication, including training, that is proportionate to the risks it faces.

6)	Monitoring and review: Pantheon monitors and reviews procedures designed to prevent bribery by persons associated with it and makes improvements where necessary.

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ANNEX K

Pantheon Fraud Prevention Policy

Last Updated July 2020

1. Applicability

This policy applies to all Pantheon Associates.

2. Objective

Pantheon is required to establish and maintain systems and controls to protect against fraud or attempted fraud or irregularities in the firm’s accounting or other records. Associates have individual responsibility to behave ethically and with honesty and integrity and to report any fraud or attempted fraud.

3. Senior Management Responsibility

It is the responsibility of Senior Management to ensure that individual Associates are aware of their obligations relating to their awareness of potential corrupt or fraudulent activity. Senior Management have overall responsibility for ensuring that Pantheon has established effective anti-bribery and anti-fraud systems and controls that reflect the corruption and fraud risks identified as facing the firm, and that are proportionate to the nature, scale and type of our business.

4. Examples of Fraudulent Activity

Pantheon’s Risk Team and the Finance and Corporate Funds Team have implemented fraud prevention and detection controls to ensure that all Associates meet the highest ethical standards by ensuring that they remain alert to acts of fraud or attempted fraud. The controls are intended to enable effective prevention of and allow early detection and reporting of any fraud or attempted fraud.

Examples of fraudulent activity include but are not limited to:

●	Theft;

●	False accounting;

●	Conspiracy to defraud;

●	Dishonestly making a false representation;

●	Dishonestly failing to disclose to another person information which he is under a legal duty to disclose;

●

Dishonestly abusing (by action or omission) a position of trust in which one is expected to safeguard or not act against the financial interests of another person, and or acting with the intent to make a gain for yourself, or another, or to cause loss/expose another to risk of loss; and

●	Failure to prevent facilitation of Tax evasion by any person associated to Pantheon (e.g. persons that provides services for and on the behalf of Pantheon).

Associates must be aware that some fraud offences may potentially overlap with market abuse offences or other financial crimes under anti-money laundering and anti-bribery and corruption laws and may attract additional sanctions under these regimes as well.

5. Anti-Fraud Systems and Controls

The Risk Team, working in conjunction with the Finance and Corporate Funds Teams, have primary responsibility for ensuring that Pantheon has adequate checks and balances to mitigate against the likelihood of any of the above matters. These checks and balances are also reviewed annually as part of

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the audit cycle, as well as part of the Type II SSAE16, ISAE 3402 Internal Controls reports, conducted by KPMG, an independent external audit firm, and the firm’s Risk Team. The results of the audits are shared with the Partnership Board and our Clients/investors. The full details of Pantheon’s systems, controls, checks and balances against fraud are maintained by the Risk, Finance and Corporate Funds Teams.

6. Procedure for the Reporting of Suspected Cases of Fraud

Pantheon has an obligation to notify the firm’s regulators immediately should Pantheon become aware or have a reason to believe that the following has occurred or may occur:

●	Pantheon becomes aware that an employee may have committed a fraud against one of its customers/clients;

●	Pantheon becomes aware that a person, whether or not employed by the firm, may have committed a fraud against the firm;

●	Pantheon considers that any person, whether or not employed by the firm, is acting with intent to commit a fraud against the firm;

●	Pantheon identifies irregularities in the firm’s accounting or other records, whether or not there is evidence of fraud;

●

Pantheon suspects that one of its employees may be guilty of serious misconduct concerning their honesty or integrity and which is connected with Pantheon’s regulated activities or ancillary activities. If an Associate suspects that activities constituting fraud are being undertaken, these suspicions must be reported directly to the Compliance Team for immediate investigation. All such reports will be treated in the strictest confidence.

Upon receipt of this information, the Head of Compliance / Chief Compliance Officer will escalate any concerns as necessary, including with the HR and Risk Departments, and to the Partnership Board / Board of Directors. The Partnership Board / Board of Directors, in consultation with the Head of Compliance / Chief Compliance Officer and the Risk Committee, will determine what necessary external reporting should be made. The Head of Compliance / Chief Compliance Officer is responsible for making the necessary regulatory notifications should any of these events be identified.

The Compliance Team will maintain copies of all relevant documentation of the reported issue.

7. Disciplinary Procedures/Penalties for Fraud/Attempted Fraud

The attempt to defraud is treated as seriously as accomplished fraud. Any Associate suspected of carrying out fraud or attempted fraud will be subject to internal Pantheon disciplinary procedures as set out in the Employee Manual, which forms part of your employment contract with Pantheon as well as possible criminal prosecution. Fraud is a criminal offence. Therefore, any Associate who is found guilty of fraud or attempted fraud may be subject to criminal prosecution, and if convicted, is liable to imprisonment or a fine, or both.

If the employee is a Senior Manager or a Certified Person in accordance with SM&CR, an Approved Person, a Licenced Representative, holds a Controlled Function or a Pre-Approval Controlled Function, the Associate’s activities would also be notified to Pantheon’s regulators. Regulators may take action against the Associate, including potentially barring the Associate from ever working in the financial services sector again as matters of fraud call to question an Associate’s fitness and propriety.

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ANNEX L

Pantheon “Pay to Play” Policy

Last Reviewed July 2020

Overview and Objective

Pantheon respects the rights of Pantheon Associates to lawfully participate in the political process and make personal contributions to candidates of their choice for U.S. federal, state or local office. When a Pantheon Associate chooses to participate in the political process, he or she must do so at all times as an individual, not as a representative of Pantheon. As a matter of Pantheon policy, no Pantheon Associate may make, or cause Pantheon to make, a contribution to an elected official or candidate for elective office of a U.S. local, state, or political subdivision thereof (hereafter a “Government Entity”) for the purpose of obtaining or retaining business for Pantheon.

Under U.S. federal, state and local laws, referred to as “pay to play” laws, political contributions by Pantheon Associates could impact Pantheon’s ability to continue to do business or obtain new business with certain Government Entities. Pay to play laws are generally intended to prevent government officials from selecting investment advisers on the basis of their political contributions. These laws include Investment Advisers Act Rule 206(4)-5 (the “Rule”). Failure to comply with the Rule may prohibit Pantheon from receiving compensation for managing money for Government Entity clients for up to two years following a disqualifying contribution. To address the requirements of the Rule, all Pantheon Associates are considered “Covered Associates” under the Rule.

To ensure compliance with the requirements of the Rule, Pantheon has established this Policy. The Legal and Compliance Team and Human Resources are responsible for administering the Policy. If Pantheon Associates have any questions about a political contribution that you would like to make, or a political activity you are considering, please contact the Legal and Compliance Team.

Registered Representatives of Pantheon Securities, LLC

Effective August 20, 2017, FINRA adopted rule 2030, which is modeled after the SEC rule pay to play. Rule 2030 prohibits a FINRA member firm from engaging in distribution or solicitation activities for compensation with a government fund on behalf of an investment adviser within two years after the firm or one of its covered associates makes a political contribution to a government official with influence over the government fund or to a candidate for such an office. Like the SEC rule, a firm’s “covered associates” include its general partner, managing member or executives with similar functions; persons who are engaged in distribution or solicitation activities with government funds and their supervisors; and political action committees controlled by the firm or a covered associate. Also effective August 20, 2017, FINRA Rule 4580 imposes certain recordkeeping requirements pertaining to the activities regulated by FINRA Rule 2030. The rule requires covered members to maintain a list or other record of:

●	the names, titles and business and residence addresses of all covered associates;

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●

the name and business address of each investment adviser on behalf of which the covered member has engaged in distribution or solicitation activities with a government entity within the past five years (but not prior to the rule’s effective date);

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the name and business address of all government entities with which the covered member has engaged in distribution or solicitation activities for compensation on behalf of an investment adviser, or which are or were investors in any covered investment pool on behalf of which the covered member has engaged in distribution or solicitation activities with the government entity on behalf of the investment adviser to the covered investment pool, within the past five years (but not prior to the rule’s effective date); and

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all direct or indirect contributions made by the covered member or any of its covered associates to an official of a government entity, or direct or indirect payments to a political party of a state or political subdivision thereof, or to a PAC.

FINRA Rule 4580 requires that the direct and indirect contributions or payments made by the covered member or any of its covered associates be listed in chronological order and indicate the name and title of each contributor and each recipient of the contribution or payment, as well as the amount and date of each contribution or payment, and whether the contribution was the subject of the exception for returned contributions in Rule 2030

Permitted Contributions and Political Activities

Pantheon Associates must enter information into the Pantheon internal reporting system and receive approval before they may:

●	Make a contribution to an elected official or candidate for elective office with a Government Entity up to and including an aggregated US$150/candidate/election;

●	Make a contribution to an elected official or candidate for elective office of the federal government;

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Make a contribution of up to US$150 to a political party, Political Action Committee (“PAC”) (contributions to a PAC may be above $150 if permission is granted by the Head of Compliance prior to the contribution and document in the Pantheon internal reporting system, along with completing the certification in Appendix A below) or other organization (1) if the contribution is not directed to an elected official or candidate for elective office of a Government Entity and (2) following due diligence to confirm the entity receiving the contribution will not funnel funds to an elected official or candidate of a Government Entity. Requests to contribute to a political party, PAC, or other organization require due diligence and pre-approval of the contribution by the Legal and Compliance Team. The Legal and Compliance Team may refer review of a proposed contribution to the Partnership Board; or

●

As part of a campaign, volunteer their time on behalf of an elected official or candidate for elective office of a Government Entity during non-business hours, so long as Pantheon Associates do not use the Pantheon’s name (or imply any endorsement by Pantheon) or use

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Pantheon’s resources (such as corporate facilities, systems, communications equipment and phone lines, office supplies and mailing lists), and so long as Pantheon Associates do not coordinate or solicit any person or Political Action Committee to make any contribution (as described further below).

Prohibited Contributions and Political Activities

No Pantheon Associate may:

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Make a contribution to an elected official or candidate for elective office of a U.S. Government Entity in excess of the US$150 de minimis limit set forth above without the prior approval of the Legal and Compliance Team;

●

Make a contribution to an elected official or candidate for elective office of the U.S. federal government (including Presidential elections) in excess of US$150 if, at the time of the contribution, the candidate is an elected official of a U.S. Government Entity, without the prior approval of the Legal and Compliance Team;

●	Cause Pantheon to make any contribution to an elected official or candidate for any federal elective office of a U.S. federal entity or U.S. Government Entity;

●

Cause Pantheon to pay a third party (including affiliates) to solicit government entities for business unless the Legal and Compliance Team has provided approval in advance of the activity, for example, either an SEC registered investment adviser or a FINRA registered broker dealer;

●

Coordinate or solicit any person, Political Action Committee or other organization to make any contribution to an elected official or candidate for elective office of a U.S. Government Entity or contribution to a U.S. local or state political party. This includes but is not limited to requesting funds in speeches or written materials;

●

Use Pantheon’s name or resources (as described above) in connection with any service to a campaign or in support of any elected official or candidate for elective office of a U.S. federal entity or U.S. Government Entity; or

●

Engage in any lobbying efforts on behalf of Pantheon, since lobbying is a regulated activity that often requires public filings and/or registration, without prior approval from the Legal and Compliance Team and the Pantheon Partnership Board.

Political Activities & Indirect Contributions

Overview

Pantheon Associates need to know that the Rule prohibits Pantheon and Pantheon Associates from doing anything indirectly which, if done directly, would result in a violation of the Rule and this Policy.

Certain activities supporting elected officials or candidates of a Government Entity including fundraising may be considered indirect contributions and are prohibited. Therefore, political activities are subject to pre-approval by the Legal and Compliance Team.

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Prohibited Activities

Following are examples of activities which are prohibited. Pantheon Associates may not:

●	Speak at a fundraising event for an elected official or candidate for any elected office of a Government Entity;

●

Provide a venue or other support such as refreshments for an event which involves directly or indirectly soliciting contributions for an elected official or candidate of any elected office of a Government Entity;

●	Purchase a ticket for a fundraising dinner for a fee in excess of the value of the dinner if the excess is directed to an elected official or candidate for any elected office of a Government Entity.

Additionally, Pantheon Associates should be aware of contributions that may be viewed as in their control, and therefore may be a violation of this Policy and the Rule, including the following:

●	Solicitation of any person, such as a spouse, family member or friend, to make a contribution;

●	Contributions made by spouses from joint checking account, which may give the appearance of an indirect contribution; and

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Contributions made to an entity where a Pantheon Associate has the ability to direct the use of the funds, or knows that entity will use the funds to support an elected official or candidate for elective office of a Government Entity.

Prospective Pantheon Associates

The Rule has a “look back” provision on contributions made by newly hired Pantheon Associates. To prevent past contributions by a newly hired Pantheon Associate from impacting Pantheon’s ability to receive compensation from its clients, prospective new Pantheon Associates must provide information regarding past contributions and political activities made two years prior to the prospective hire date.

Contribution history is collected from prospective Pantheon Associates prior to the first date of employment. The Legal and Compliance Team will review the contribution and political activity information to determine if it poses challenges to Pantheon’s ability to conduct business.

Procedures

Pre-clearance

Prior to making a contribution, information regarding the proposed contribution must be entered into the Pantheon internal reporting system by the Pantheon Associate and be approved by the Legal and Compliance Team. Requested exceptions to the policy require special review and approval of the Legal and Compliance Team and referral to the Partnership Board as appropriate.

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Prior to engaging in a political activity, the activity must be preapproved by the Legal and Compliance Team. The Pantheon Associate must input information regarding the proposed activity into the Pantheon internal reporting system and wait for approval before engaging in the activity. The proposed activity may be referred to the Partnership Board for review.

As necessary, the Legal and Compliance Team will research local and state pay to play laws and Pantheon will bear the costs of external support for such pay to play research in California, New York and Illinois. Pantheon Associates who wish to make contributions or engage in political activities in other states may be required to pay for external support to research local and/or state pay to play laws.

The Legal and Compliance Team reserves the right to prohibit any proposed contribution or political activity that is deemed to raise a risk of violating the Rule, state or local laws or this Policy, or any actual or apparent conflict of interest, or place Pantheon’s business at risk, or for any other reason determined by the Legal and Compliance team.

Periodic Reporting

On a periodic basis, all Pantheon Associates must submit an acknowledgement to the Legal and Compliance Team confirming that they are in compliance with this Policy and acknowledging that the information regarding their contributions and political activities in the Pantheon internal reporting system is complete and accurate.

New Government Entity Clients

The Legal and Compliance Team shall review records of contributions in excess of US$150 made within two years of the date of anticipated inception of an account with a Government Entity to determine whether any contributions have been made to an official of the Government Entity. Information regarding contributions greater than US$150 will be shared with the Client Services Team to preclude efforts to contact Government Entity until two years after the contribution.

Confidentiality

Pantheon respects the rights of Pantheon Associates to lawfully contribute to the political process and will keep the information provided under this Policy confidential, subject to the rights of inspection of the Legal and Compliance Team, all regulatory and licensing bodies or as any disclosure may become necessary or advisable in the operation of Pantheon, including disclosures at the request of representatives of clients and potential clients who are Government Entities, pension funds, or their fiduciaries, if requested to do so.

Compliance with Other Laws

It should not be assumed that pre-clearance or approval under this Policy is confirmation that a Pantheon Associates is complying with any applicable campaign finance, lobbying, or other applicable laws, and each Pantheon Associate is urged to consult such advisors or counsel as appropriate on such laws. With respect to clients and potential clients that are Government

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Entities, additional state and local rules may apply.

Violations

If any Pantheon Associate becomes aware of a potential violation or violation of this Policy he or she must immediately notify the Legal and Compliance Team. The ability to cure a breach or potential breach is time-sensitive and it is important that the Legal and Compliance Team is notified as soon as possible. In the event a Pantheon Associate makes a contribution in violation of this Policy or the rule, the Pantheon Associate agrees to take all reasonable efforts as requested by Pantheon to prevent the triggering of the Rule’s two-year time out period, including, but not limited to, actively seeking the return of the contribution.

Recordkeeping

Pantheon will maintain the following books and records:

1.         The names, titles and business (if other than Pantheon’s address) and residence addresses of all Pantheon Associates.

2.         All Government Entities to which Pantheon provides or has provided investment advisory services, or which are or were investors in any fund or other pooled vehicle to which the Pantheon provides or has provided investment advisory services, as applicable, in the past five years.

3.         All direct or indirect contributions made by Pantheon or any Pantheon Associates to an official of a Government Entity, or to a political party of a state or political subdivision thereof, or to a political action committee. Records relating to such contributions must be listed in chronological order and indicate:

i.	the name and title of each contributor;
ii.	the name and title (including any city/county/state or other political subdivision) of each recipient of a contribution;
iii.	the amount and date of each contribution; and
iv.	whether any such contribution was the subject of the exception for certain returned contributions pursuant to Rule 206(4)-5(b)(2).

4. The name and business address of each person or entity to which Pantheon provides or agrees to provide, directly or indirectly, payment to solicit a Government Entity for investment advisory services on its behalf, in accordance with Rule 206(4)-5(a)(2).

Oversight

The Compliance Team is responsible for the oversight of this Policy. Pantheon Associates are encouraged to contact the Legal and Compliance Team with any questions about this Policy. Compliance shall periodically complete public donor database spot checks with regard to review political contributions/potential political contributions made/reported by Pantheon Associates.

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Questions Regarding Application of the Policy

Pantheon Associates should consult the Legal and Compliance Team if they have any questions about whether a contribution or activity would be prohibited or restricted by this Policy or the Rule.

For example, please seek guidance from the Legal and Compliance Team if:

•	You or a family member expects to run for state or municipal office;
•	You or a family member expects to serve in an official capacity in a campaign for state or municipal office; or
•	You or a family member are asked to make a non-political (e.g., charitable) contribution by an elected official of a Government Entity.

Definitions

For purposes of this Policy:

“Pantheon” includes Pantheon Ventures Inc., Pantheon Ventures (US) LP, Pantheon Ventures (UK) LLP, Pantheon Ventures (Ireland) DAC, Pantheon Ventures (HK) LLP and Pantheon Ventures (Asia) Limited.

“Contribution” means any contribution, gift, subscription, loan, advance or deposit of money including:

(i) payment of debt incurred in connection with an election;

(ii) transition or inaugural expenses of a successful candidate; or

(iii) anything else of value to the candidate or official, other than volunteered time outside of business hours.

For any non-Pantheon Officer, partner or employee who is determined to be covered by this Policy under the Rule, the Legal and Compliance Team is responsible for establishing appropriate pre-clearance and reporting procedures, unless the non-Pantheon Associate is subject to a Policy administered by her/his employer.

“Family member” means any person, related by blood, marriage, domestic partnership or civil union, who lives in the same household as the Pantheon Associate and includes: any spouse, domestic partner, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, and any adoptive relationships living in the same household as the Pantheon Associate.

“Government Entity” means any U.S. city, state or political subdivision of a state, including:

(i) any agency, authority, or instrumentality of the state or political subdivision;

(ii) a pool of assets sponsored or established by the state or political subdivision or any agency, authority, or instrumentality thereof, including, but not limited to a “defined benefit plan” as defined in Section 414(j) of the Internal Revenue Code (the “Code”), or a state general fund;

(iii) any participant-directed investment program or plan sponsored or established by a state or political subdivision or any agency, authority or instrumentality thereof, including, but not

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limited to a “qualified tuition plan” authorized by Section 529 of the Code, a retirement plan authorized by Section 403(b) or 457 of the Code, or any similar program or plan; and

(iv) officers, agents, or employees of the state or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity.

“Rule” means U.S. Investment Advisers Act Rule 206(4)-5, which prohibits investment advisers and their Covered Associates from making political contributions greater than de minimis limits to an elected official or candidate for elective office of a Government Entity. Political contributions in violation of the Rule will trigger a two-year time-out during which advisers cannot provide advisory services for compensation to the Government Entity that received the contribution.

“Solicit” means:

(i)         with respect to investment advisory services, to communicate, directly or indirectly, for the purpose of obtaining or retaining a client for, or referring a client to, an investment advisor; and

(ii)         with respect to a contribution, to communicate, directly or indirectly, for the purpose of obtaining or arranging a contribution.

Reference         Advisers Act – Rule 206(4)-5; Rule 204-2

Applicable State Laws

Effective Date         March 14, 2011

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Appendix A - Political Action Committee Donation Certification

Per Pantheon’s Pay to Play policy (Annex L to the Code of Ethics), associates can make a contribution of up to US$150 to a political party, Political Action Committee (“PAC”) (contributions to a PAC may be above $150 if permission is granted by the Head of Compliance prior to the contribution and documented in the Pantheon internal reporting system) or other organization:

•	if the contribution is not directed to an elected official or candidate for elective office of a Government Entity and;
•	following due diligence to confirm the entity receiving the contribution will not funnel funds to an elected official or candidate of a Government Entity.

In order to make a donation in excess of $150 to a PAC (subject to federal election law limits), the Pantheon Associate must certify to the following:

•	Pantheon and/or its covered associates do not “control” the PAC (meaning the associate does not have the ability to direct or cause the direction of the governance or the operations of that PAC);
•

The contributions do not violate the rule’s prohibition on doing indirectly what you can’t do directly; meaning, this contribution is not part of a chain of contributions through PAC(s) made for the purpose of avoiding the pay to play rule

I, {name} hereby certify that I do not control {Name of PAC} and the {amount $$} contribution that I am making to {Name of PAC} is not part of a chain of contributions through this PAC made for the purpose of avoiding the pay to play rule.

(Print Name)	(Signature)	(Date)

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ANNEX M

Pantheon Whistleblowing Policy

Updated July 2020

Applicability

This policy applies to all Pantheon Associates.

Overview

Whistleblowing is the making of a disclosure that, in the reasonable belief of the Associate making such disclosure, is in the public interest and tend to show one or more of the following has taken place in the past, is taking place in the present, or will likely take place in the future:

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a crime, serious breaches of legal and regulatory obligations (such as securities violations, serious violations of our obligations on bribery, corruption, sanctions, money laundering, fraud and other criminal activities);

•	a miscarriage of justice;
•	a danger to health and safety;
•	damage to the environment; or
•	attempts to cover up such malpractice.

How to make a whistleblowing disclosure

Pantheon hopes that in many cases Associates will be able to raise any concerns with their direct manager. However, where Associates would prefer to raise concerns via other channels, Associates should contact senior management or Pantheon’s Chief Compliance Officer (“CCO”) / Head of Compliance.

Protection and support for whistleblowers

Pantheon shall ensure that no discrimination, harassment, victimization or, in the case of

Associates, any other unfair employment practice like retaliation, threat or intimidation of termination/suspension of service, disciplinary action, transfer, demotion, refusal of promotion or the like will be adopted against Associates making whistleblower disclosures.

Associates are expressly forbidden from taking any adverse personal actions against whistleblower Associates. Associates found to have involved in such conduct may be subject to disciplinary action.

A whistleblower may report any violations of this section to senior management and / or Pantheon’s CCO / Head of Compliance.

Confidentiality

Pantheon will treat all such disclosures in a sensitive manner and will endeavor to keep the identity of an individual making an allegation confidential. However, the investigation process may inevitably reveal the source of the information and the individual making the disclosure may need to provide a statement which cannot be kept confidential if legal or regulatory proceedings arise. Pantheon will make every effort to keep your identity secret and only reveal it where necessary to those involved in investigating your concern.

Anonymous Allegations

Pantheon hopes that Associates will feel able to voice whistleblowing concerns openly under this policy. This policy does not require individuals to put their names to any disclosures they make. An Associate may choose to report a breach anonymously. Anonymous reporting can be done via the Whistleblowing Disclosure form located on the Pantheon internal reporting system.

Investigation and outcome

Once an Associate has raised a concern, Pantheon will carry out an initial assessment to determine the scope of any investigation. Pantheon will inform the Associate of the outcome of its assessment. Pantheon may require the Associate to attend additional meetings in order to provide further information.

Pantheon will aim to keep the whistleblowing Associate informed of the progress of the investigation and its likely timescale. However, sometimes the need for confidentiality may prevent Pantheon giving the Associate specific details of the investigation or any disciplinary action taken as a result. Associates should treat any information about the investigation as confidential.

External Disclosures

The aim of this policy is to provide an internal mechanism for reporting, investigating and remedying any wrongdoing in the workplace. We believe that in the light of our processes, Associates should not find it necessary to alert anyone externally. However, in some circumstances Associates have the right to report concerns to an external body such as a regulator. Pantheon Associates may seek advice internally before making whistleblowing disclosures to anyone externally.